Exhibit 13

Index of Materials:

1.	Landing Page for TTW ads and links	2
2.	TTW Ads	3
3.	Facebook Live Updates	7
4.	“The future is fans: How Legion M is leading a content revolution” by Daisy Phillipson (March 5, 2018), Film Daily found at https://filmdaily.co/news/legion-m-leading-content-revolution/	16
5.	Transcript of “Facebook Live Update – 2/7/18” (February 7, 2018) found at https://legionm.com/shareholder-updates/2018/2/7/facebook-live-update-episode-26	18
6.	Transcript of “Facebook Live Update – 2/16/18” (February 16, 2018) found at https://legionm.com/shareholder-updates/2018/2/16/facebook-live-update-episode-27	28
7.	Transcript of “Tomorrow Will Be Televised Legion M At Two/LiveTree Adept/Channel Zero Episode” on Tomorrow Will Be Televised with Simon Applebaum” (March 5, 2018) found at http://www.blogtalkradio.com/televised/2018/02/05/tomorrow-will-be-televised-legion-m-at-twolivetree-adeptchannel-zero-episode	35
8.	Transcript of “Facebook Live Update – 3/20/18” (March 20, 2018) found at https://legionm.com/shareholder-updates/2018/3/20/facebook-live-update-episode-28	39
9.	“GoGeekGirl Exclusive Interview: Paul Scanlan of Legion M” by Eva Jarkiewicz (April 1, 2018), GoGeekGirl found at http://gogeekgirl.com/interview-paul-scanlan-legion-m/	50
10.	Transcript of “WonderCon 2018 GoGeekGirl Exclusive Interview: Paul Scanlan of Legion M (April 1, 2018) found at https://www.youtube.com/watch?time_continue=675&v=qKF5QbbXO14	52
11.	Transcript of “Tech Zone With Paul Amadeus Lane - Ep. #73 Part 1 Wonder Con 2018 Recap Legion M & Bad Samaritan” (April 1, 2018) found at https://www.youtube.com/watch?v=a47R6jS3VDo	58
12.	Transcript of “Legion M – Wondercon 2018” (April 1, 2018), IdeateTV found at https://www.youtube.com/watch?v=OUm4GVvJd4A&feature=youtu.be	62
13.	Transcript of “WonderCon 2018: Legion M (Dan Berry In Conversation with Paul Scanlan) and news on new projects” on An Englishman in San Diego (April 3, 2018) found at http://www.anenglishmaninsandiego.com/newsfromtheverse/movies/wondercon-2018-legion-m-dan-berry-in-conversation- with-paul-scanlan-and-news-on-new-projects	64
14.	Transcript of “SVCC – 2018 Legion M” on GeekSpeaksVideos (April 8, 2018) found at https://www.youtube.com/watch?v=TAbCfskuJjE	65
15.	Transcript of Facebook Live with Damian Beurer (April 8, 2018) found at https://www.facebook.com/damian.beurer/videos/10155457677092895/UzpfSTE3OTY2ODUyMjQwNzY5MTo1Nzg0NzI1NjI1MjcyODM/	68
16.	“Legion M at Silicon Valley Comic Con” by Miclpea (April 12, 2018), Friends of Comic Con, found at https://www.friendsofcc.com/2018/04/12/legion-m-at-silicon-valley-comic-con/	79
17.	“Fans Decide Which Movies Get Made At This Groundbreaking Media Company” by Eric Pfeiffer (April 13, 2018), Good.is, found at https://www.good.is/articles/legion-m-fan-owned-film-production?utm_source=good&utm_medium=tw&utm_campaign=1	81
18.	“Dean Devlin on Why Legion M is the future of film distribution” by Brad Gullickson (April 19, 2018) Film School Rejects found at https://filmschoolrejects.com/dean-devlin-on-why-legion-m-is-the-future-of-film-distribution/	83
19.	Transcript of “Fanboy Planet Podcast #508: Superman and Chocolate” (April 20, 2018) found at http://fanboyplanet.com/fanboy-planet-podcast-508-superman-and-chocolate/	87
20.	Transcript of “Geek to Me Radio #86: Legion M’s Jeff Annison” on Geeks WorldWide (April 22, 2018) found at https://thegww.com/geek-to-me-radio-86-legion-ms-jeff-annison/	93
21.	Transcript of excerpt of “Get You Geek On: Season 2 Episode 46” (April 28, 2018) found at https://www.facebook.com/GYGOradio/videos/1929413950466490/UzpfSTE3OTY2ODUyMjQwNzY5MTo1ODYxNzgxOTUwOTAwNTM/	98
22.	Campaign page on Wefunder	102
23.	Transcripts of videos on campaign page	144

1. Landing Page for TTW ads and links.

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2. TTW Ads

Instagram Ad:

Facebook Ad:

3

Instagram post:

Twitter Post:

4

Legion M home page (www.legionm.com)

Facebook Post:

5

Facebook group post:

Facebook post:

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3. Facebook Live Updates

Safari File Edit View History Bookmarks Window Help 100% Mon 11:54 PM
legionm.com
Social Media Manager Matrix - Google S... | (15) Icons Sizzle V3 Ready2 - YouTube | newwestcharter.org/pdf/2018summerp... | Fanboy Planet Podcast #508: Superm... | Facebook Live Update - 2/7/18 — Leg...
Make history with Legion M! Join Today
LEGION M
OVERVIEW INVESTOR INFO MEMBER BENEFITS PROJECTS STORE JOIN FOR FREE INVEST NOW

FACEBOOK LIVE UPDATE - 2/7/18

FEBRUARY 7, 2018 • JEFF ANNISON AND PAUL SCANLAN

Business Time with Paul and Jeff

Recap from Wednesday, 2/7/18's Facebook livestream with cofounders, Paul and Jeff. Hear the latest update about Field Guide to Evil, our next Investment Round, a new job posting, and a very exciting Legion M Lounge Sundance recap.

31:07 – Total Length in Minutes

Table of Contents

Safari File Edit View History Bookmarks Window Help 100% Mon 11:54 PM
legionm.com
Social Media Manager Matrix - Google S... | (15) Icons Sizzle V3 Ready2 - YouTube | newwestcharter.org/pdf/2018summerp... | Fanboy Planet Podcast #508: Superm... | Facebook Live Update - 2/7/18 — Leg...
Make history with Legion M! Join Today

Legion M FB Live Update 2-7-2018
Posted by Legion M
791 Views

Legion M FB Live Update 2-7-2018!!

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0:00 - Chalk full agenda

0:57 - Field Guide To Evil update & SXSW in Austin, TX

4:22 - Who is the wuss of the pair?

5:25 - Next Round of Investment

7:50 - Winning Bets

9:50 - Issue of 4 States to 9 States

11:28 - New Reservation System

13:30 - We're Hiring!

16:48 - Sundance Wrap Up

19:50 - The Icing on the Cake

21:48 - Was Nic Cage really a surprise visit?

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4. Film Daily: The future is fans: How Legion M is leading a content revolution

March 5, 2018 Daisy Phillipson

https://filmdaily.co/news/legion-m-leading-content-revolution/

[Hailed as the world’s first fan-owned entertainment company, founders Paul Scanlan & Jeff Annison launched Legion M in 2016 to offer filmmakers an all-in-one production company fully funded by fans – and with fans comes an audience.][IMAGE]

Finding an audience is ultimately the most essential step on the long road of a film’s distribution campaign. Then there’s the funding, the production, the marketing – none of it’s easy. What if there were a way to make every step of the journey simpler, to ensure the audience and marketing were already built into a company’s business model?

That’s where Legion M comes in. Hailed as the world’s first fan-owned entertainment company, founders Paul Scanlan & Jeff Annison launched the project in 2016 to offer filmmakers an all-in-one production company fully funded by fans – and with fans comes an audience.

Unlike other media houses with its pursestrings controlled by big Hollywood movie studios, Legion M is owned by enthusiastic, dedicated fans who invest via equity crowdfunding. The Legion partners with creators – from independent filmmakers to big Hollywood studios – to produce movies, TV shows, VR experiences, and more.

Members and non-members of the Legion can invest as little as $100 and have a say in who and what they want to watch. The Legion then works as a group to promote the studio’s projects, and there’s also opportunity to scout new talent (more on this later). Meanwhile for the investors it’s not a case of simply buying into a single project – it’s investing in a diversified slate chosen by professionals with guidance from an extensive network of advisors & partners.

Needless to say, Legion M’s is a savvy and innovative business model that’s continued to snowball in size and scope over the past two years. The last time we caught up with Legion M founders Scanlan & Annison, the company was a little over a year old with movies like Nacho Vigalondo’s Colossal under its belt. Today, the Legion has over 20,000 members and some very exciting new projects in the pipeline. Speaking of which:

Bad Samaritan

Last month, Legion M announced partnership with Dean Devlin and his company Electric Entertainment for the upcoming thriller starring David Tennant (Jessica Jones).

“It’s a great movie,” announced Annison, “and really the icing on the cake is the fact that we have the opportunity to work with Dean Devlin. He’s been involved with some of the biggest titles out there – he’s one of the creators of Stargate, he co-wrote and co-produced Independence Day, not to mention his involvement with The Librarians, which he did out of his Electric Entertainment company.”

The opportunity to partner with Electric Entertainment was an added bonus for Annison and Scanlan. “With his company, Devlin’s really trying to disrupt and innovate in Hollywood. So he independently produced Bad Samaritan – and not only that, but he’s also independently distributing it. By doing so, Devlin’s going off-grid by Hollywood’s standards, and that’s the sort of thing that totally resonates with us,” added Annison.

The reaction to the partnership has received a warm buzz from the Legion M’s investors. Shareholder Jerry Seward told Film Daily, “Electric is a proven success in the industry. The Legion partnering with them shows that I made a good investment – the other investors are excited as well. Legion M is still very much in its infancy as a company, so right now it’s all about growth and strengthening the brand. While this deal certainly moves us forward, I also like that Legion M isn’t try to rush success. The company has taken great care in forming these relationships.”

Bad Samaritan will enjoy a much wider release than anything Legion M’s done to date, making it the perfect opportunity to reach out to investors and fans. “The reaction has been phenomenal,” declared Scanlan. “Once the film is out, we’re going to be doing meetups around the country when it opens. We did that with Colossal and it was really successful.

“It’s cool enough to go and see a film that you know you’ve played a role in, but it’s even better when you can meet with other people in your shareholder community. What we’ve found in doing this for Colossal is that it’s not just good for the film and the business – it’s also a lot of fun. You can meet like-minded people and talk about the film. Since we had that opportunity with Colossal, our community has been wanting to do it again, so we’re excited to wrap our arms around Bad Samaritan and make that happen.”

To stay informed on Legion M’s meetups and events, you can find out more on their Insider Benefits page. However, if you’re not yet a member or investor of the company, the question remains – how can one join the Legion?

Fans of the world, unite!

[Legion M][IMAGE]

The great thing about Legion M is that you don’t have to invest to become a member. It’s totally free to register (which you can do via the website), opening up opportunities such as the Legion M Scout Program, which allows the community to play the role of studio executives, helping find and evaluate projects for its slate.

Members are also invited to the meetups & events like the Legion M lounge at Sundance Film Festival and they can also take part in the Legion M Sponsorship program, in which it’s possible to earn a finder’s fee for connecting the team with sponsors for its projects & events.

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However, with the company enjoying such success since launching two years ago, and with so many exciting projects on the horizon, investing in Legion M is an enticing prospect. While Legion M is not currently accepting investments, it will be opening up for a third round soon and it’s possible to shotgun a slice of the pie via its reservation page.

Annison announced, “It’s a non-binding reservation, meaning you can always change your mind. But what it does mean is if you’ve made a reservation, we’re gonna make room for you in the upcoming round, even if it’s otherwise sold out. We expect that round to launch probably within the next month.”

Sundance success

[Nicolas Cage in 'Mandy'][IMAGE]

When asked about their highlight from the past year, the answer from Annison and Scanlan was unanimous: the 2018 Sundance Film Festival. Taking the Legion to Park City for the first time, the pair set up the Legion M lounge at Red Banjo Pizza on Main Street.

“The venue was alive, day and night,” said Scanlan. “We had the renowned film critic Leonard Maltin and the editor of Movie Pilot Russ Fischer conducting interviews, which we live streamed on Facebook through Movie Pilot, speaking to the top directors and casts of movies that were viewing at Sundance.”

Meanwhile, the company’s first project in its Legion Midnight series – Mandy starring Nicolas Cage – screened at the event. Annison announced the decision to include a photo mosaic of the Legion M fans during the film’s credits. “We use photo mosaics as our production card whenever possible. We think it’s the perfect analogy for Legion M – a million tiny pieces coming together to form something greater.”

Leading the content revolution

[Thunder Levin, writer and director of 'Sharknado'][IMAGE]

We ended our conversation with Annison and Scanlan by discussing Legion M’s leading role in the content revolution. With streaming sites continuing to dominate the market (Netflix alone has 700 original TV shows and movies planned for 2018) and companies turning to alternative production & distribution setups, Legion M has placed itself in a strong position.

Chairman of VC RoundTable and investor in Legion M Terry Moore described: “It is thrilling to be a part of the world’s first fan-based team that is truly disrupting Hollywood – an old boys industry. It’s ripe for change during this time of #MeToo for this monumental shift in the way in which we not only produce and finance, but also distribute and consume entertainment today.”

Writer & director Thunder Levin, known for his infamous Sharknado series, was an early supporter of Legion M. Levin told Film Daily, “As the studios move further and further away from small- and medium-sized genre films, a company like Legion M becomes more and more important to the fate of the kind of movies so many of us love.”

Meanwhile, Annison declared, “It’s great for us because at the end of the day, as technology and the distribution paths and the processes all change, when you’re in a field like this that’s being disruptive, it’s so easy to get caught up in the current trends.

“But the most important thing is you’ve got to stay connected to the fundamentals, and from now until the end of time, the most important thing in the equation is the fans. And that’s why the concept of a company owned by fans is so amazingly powerful.”

With so much in the pipeline, it looks like Legion M are ready for another stellar year. However, Annison and Scanlan are not stopping there – far from it. The pair finished our conversation by outlining their biggest focus in 2018: growing the Legion. “Our long-term goal is to unite one million fans as co-owners of Legion M. If we’re successful, we could become one of the most influential companies in Hollywood.”

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5. Transcript of “Facebook Live Update – 2/7/18” (February 7, 2018) found at https://legionm.com/shareholder-updates/2018/2/7/facebook-live-update-episode-26

00:00 Jeff Annison: We're live?

00:00 Paul Scanlan: We are live! [chuckle]

00:01 JA: We are live.

00:03 PS: Hey, everybody.

00:04 JA: Hey, Legion M. How's it going?

00:05 PS: It's Paul and Jeff here. And we've got a lot to update today. It's really kind of amazing.

00:11 JA: We have a chock-full agenda in front of us. I'm gonna... Woo! T-shirt, look at that. Woo-woo-woo.

00:15 PS: We better get into this 'cause otherwise we'll keep them here all day, and people are probably hungry and ready to go out and eat some lunch.

00:21 JA: That's right. And we've got some actually really cool announcements that have just developed. So just real quick, if there's any sound issues, or anything like that, please text me. That message is to our producers back at home. We are here...

00:37 PS: Very sophisticated setup we have going here.

00:38 JA: Yeah. Very, very, very. We're here at Rooftop, our favorite haunt in Walnut Creek.

00:42 PS: Yes, we are. Jake is our server.

00:44 JA: Jake is our server.

00:45 PS: And he's also a musician. And thank you, Jake. And a new fan of Legion M, I would say.

00:52 JA: That's right. That's right.

00:54 PS: Yeah. Very cool.

00:54 JA: All right.

00:54 PS: All right. So let's dive in. So first announcement, Field Guide to Evil. You heard it here first, or actually maybe second if you read Johnny Something's post earlier. It's premiering at South by.

01:06 JA: South by, really?

01:07 PS: Wow. All right. So...

01:08 JA: We went from Sundance...

[chuckle]

01:10 PS: I know.

01:10 JA: Right into South by. It was just announced today that it got in.

01:14 PS: And just to put it out there, South by, it's not Sundance, but it's awesome. It's probably actually perfect for this film.

01:23 JA: I think so.

01:23 PS: That's the best place to premiere it. And it is still... It's a huge accomplishment to get into South by.

01:29 JA: Oh, yeah. Absolutely.

01:30 PS: Their film festival has gotten really strong. I think it's one of the strongest, especially for the types of projects that we're doing.

01:39 JA: Well, in South by, it's huge. It's the...

01:41 PS: There goes our agenda. We have nothing else to talk about.

[chuckle]

01:43 JA: There's nothing to talk about. South by is enormous.

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01:45 PS: Oh, so many people there.

01:47 JA: There's a... If you're unfamiliar with it, it's a music festival, an interactive festival, which is web and technology, and a film festival that all happen at the same time. And the music festival is massive. There's something like 2,000 bands. I was there a couple years ago, and they had 2,000 bands coming into Austin over the course of a two-week period to perform.

02:07 PS: Unbelievable... And we'll also put it this way, if you didn't know about South by, okay, that's maybe forgivable. But seriously, this is a year to go to South by. Now you have no excuse. There's still a month left to get your plans together. But let's do it. Just like Sundance, we don't have as much time to get organized around South by, but we'll definitely have a party for Field Guide to Evil, and let's go, let's blow it out. Let's show our project some support. And it'll be a great opportunity to get together, 'cause as Jeff mentioned, the conference itself is amazing. Music, technology, films, you've got...

02:47 JA: Everything.

02:48 PS: The trifecta.

02:48 JA: A bunch of really creative, really smart people. And Austin is a wonderful town as well.

02:55 PS: It's such a fun town. And it's easy to get to from most of the country.

03:00 JA: That's right. We don't yet know what day it's gonna be, although...

03:04 PS: We're hoping it's gonna be Sunday night, which is tricky for me...

03:06 JA: And we've had some indication...

03:07 PS: 'Cause that's my daughter's birthday.

03:09 JA: Oh, wow. Happy birthday. You should bring her along... It could be her gift.

03:12 PS: I know. [chuckle] That might be a good birthday experience. [chuckle]

03:14 JA: So anyway, just kinda tentatively circle Sunday. We've heard that that's when it might be, but we don't have any definitive information yet. We'll let you know as soon as we do.

03:24 PS: All right. So that's up and coming.

03:27 JA: Well, and we should also mention, we actually saw Field Guide last night. It's not done, but they sent us...

03:34 PS: We've seen a rough cut.

03:34 JA: A rough cut with the screener. And we got our first chance to view it last night, and it was pretty cool.

03:40 PS: It opens up with the Legion M logo. And it has Legion M in the credits.

03:42 JA: Yes. That's probably the coolest thing in the entire movie, is that we have a logo.

03:47 PS: I would check... The opening credits just completely blew me away. It's literally... It's fucking awesome. It's really good. Anyway, I think everyone's gonna like this one. It's really, it's exciting. And the thing is...

04:01 JA: If you like horror.

04:01 PS: Well, if you like horror. But also I think it is... There's a certain element of it that's elevated, right? Because it's horror, but it's also got a level of sophistication. This is dark folklore from around the world as an anthology. I just think it's got such huge potential, not just as the film, but then what can happen from the film afterwards...

04:25 JA: Yeah. I agree.

04:26 PS: What else we can do with this.

04:27 JA: 'Cause I personally am not a big horror fan, but like Paul said, it's elevated genre.

04:32 PS: 'Cause you're chicken. You're a chicken. [chuckle]

04:33 JA: I am. I'm kind of a wuss.

04:36 PS: I am a fan of horror.

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04:38 JA: But it's... What I love about it is that it is like... It's seeing all these different takes from around the world. There's eight different directors. One from the United States. But other than that, they're from all over. And so visually, the styles are all very different kinda tone-wise. It's really... I think that there's something for everyone. And it's scary. There's definitely some scary ones. But it's...

05:01 PS: We really wanna get a... Before South by, we wanna get everyone on a shindig with Ant, and maybe some of the directors. But we wanna kinda go deep on the background, maybe even show you some bits and pieces. So we're working with Ant to try to make that happen. So we'll come up with the schedule.

05:21 JA: So hopefully, we'll have more.

05:22 PS: All right. Let's keep it going.

05:23 JA: Okay. Next announcements...

05:25 PS: Next round. Yep, go for it.

05:26 JA: This is our next round. It's probably not any surprise to you guys, we're gonna have another round of funding.

05:28 PS: We're gonna raise more money...

05:29 JA: We're gonna have a lot of rounds of funding as we grow. And everybody I'm sure has heard this before, maybe sick about us talking about it, but it's really important. We're raising money... For us, it's less about the money that we raise, and more about the number of people that we get involved with the Legion.

05:46 PS: Grow in the Legion... Yeah, expanding our community.

05:48 JA: Because we're having meetings, we're gonna talk about this in a little bit, with again, some of the biggest names in Hollywood. And they're not talking to us because Paul and I are such cool guys...

06:00 PS: Well, that's part of it. I mean, come on... Maybe not.

06:01 JA: They're talking to us because we represent a legion of people. And people love that, either because of from a marketing aspect, they're like, "Oh wow, the numbers like... " From a business model, it's great. Or just because they love the idea of a fan-owned company. And oftentimes it's both. And so that's why we're... This next round is gonna happen. And while we're expecting that we're gonna be raising money for quite some time, so...

06:27 PS: Yeah. And I really feel like, I mean things have really congealed in a lot of ways. And it's completely clicking now from an industry standpoint. People wanna talk to us, but they completely get it. I feel like we're spending less time explaining what it is that we do. People are like, "Oh my God! That's awesome. Alright, how do we get involved?" So this new round, yeah.

06:50 JA: Yeah. We have a great anecdote, which is, last week, we had a meeting with a big production company in Hollywood. We don't wanna share any details.

07:00 PS: It's a big name...

07:00 JA: A big name. We've got a proposal out to them right now, as well as a couple other proposals to some... But we met with that exact same company eight months ago, and he was great, and he was very complimentary about Legion M, but he's just like, "Yeah, I don't really see that much that we could do. You guys don't have a lot of money right now," and "Call us back when you get more money." This time, we went back, it's not like we got a ton more money. But this time, we met with the head of the company, and he loved Legion M...

07:31 PS: Yes, completely loved.

07:34 JA: And laid out like, "Okay, we could do this on this project. And here's this... Oh, and this other project, you guys would be perfect for that." And it's really...

07:40 PS: And the size of our checkbook, it matters, but it almost doesn't matter. But it's part of the reason why we do wanna raise another round, is if we're making bigger bets, we get bigger income and bigger impact. One thing that I would say, and a lot of people have asked us, "Well, how are things performing?" And I would say, "Really well." Statistically, our investments, a lot of them, like Field Guide, it's still being monetized, and Mandy, it's too early to tell. But so far, I think we've got a good hit rate. Like Mandy's gonna do well. Field Guide, I think will do... The fact that these films are getting into some of the top festivals is...

08:23 JA: Film festivals.

08:24 PS: And the way we're structuring our deals, I think we're fairly well-protected. But the bets we're making, frankly, they're not million-dollar bets. So our income is gonna be relative as a percentage, will be positive. But it's also not gonna be millions of dollars. So as we raise more capital, we can place bigger bets, and as Jeff mentions, expand our community. Those are the two things that are gonna take a business model that we've started to prove, and make it undeniable. That it's just something that everyone understands, and it just works.

09:00 JA: Yeah. You're absolutely right. We talk all the time about how building a startup is like, you're doing it brick by brick, and step by step. We're not gonna win or lose by the bets that we make now, when we've raised a couple million dollars, we're gonna win or lose by the bets that we're making when we've raised hundreds of millions of dollars.

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09:16 PS: Well and how well we set ourselves up for those next steps.

09:21 JA: Exactly. Exactly.

09:22 PS: Yeah. Which I think we're doing. I'm excited for this next round. I think it can be one of...

09:26 JA: Yes. Anyway, so to get back on topic...

09:28 PS: Anyway, so it's coming. Yeah, exactly.

09:29 JA: We've got a new round coming.

09:31 PS: We had a couple other...

09:32 JA: Yeah, yeah, we did. We actually crossed off one of our other things on the list. But we've got a new round coming. We're expecting March. We can't give an exact date yet. And part of that is because we don't have complete control over it. There's some things that are out of our hands. We're...

09:45 PS: SCC things technically.

09:47 JA: SCC approval, and we've gotta get all of our finances in order, and all that sort of stuff. There is also a major complication, just to kind of throw it out there. Everybody remembers last year, the four state issue, and the gyrations that we had to do to be able to sell securities in those four states. Unfortunately, that problem has gotten worse just on a national level...

10:09 PS: I can't believe that. It sucks.

10:11 JA: And now there's nine states that have a problem. And the solution that we used last time is no longer a viable solution. So we are working...

10:19 PS: Might just have to go to a cryptocurrency... [chuckle] Seriously.

[laughter]

10:21 JA: Yeah, yeah. Now it's a frustrating... This is one of the challenges of being a pioneer. And this whole space of equity crowd funding is evolving. And I think what we're seeing is the results of a federal bureaucracy that is not necessarily in step with all the state bureaucracies. And so some of these states are saying, "Well, hey, I think you should do this." And bottom line is, our security lawyers have told us that in order to be safe with this stuff, and we wanna play by the rules when it comes to securities law...

10:56 PS: Yeah, we wanna be totally playing it.

10:56 JA: Not trying to look to disrupt securities law. That's not our charter. In order to do that, we're gonna have to take some extra steps. So, we're committed...

11:06 PS: Well the good news is that there is a solution. It just takes time. And we're working on that solution and putting it in place. So ultimately, it should be, when we're done, we'll have solved for all states.

11:22 JA: Exactly. So that's one of the things that we're working through. But the good news is, is in the meantime, we've set up a reservation system. We're taking kind of a very different approach to fundraising than we have the last two rounds. The first round was open for about three months. The second round was open for four or five months. And the challenge is...

11:43 PS: The second one was really open for longer because we're waiting for the...

11:46 JA: Because of that four state issue...

11:47 PS: State, yeah. Exactly.

11:48 JA: Was why it was open so long. But one of the things that we've recognized is that it takes a lot of time and effort to fundraise. And also, when it comes to ingesting all of the new shareholders, we're still... We still have hanging chads and stragglers for the last round, and that's not something that we wanna do. So we're really...

12:09 PS: It's getting better, but yeah.

12:10 JA: We're really working to streamline it. So in the next round, we expect it's gonna be a much shorter round. It's probably gonna be capped in some way, whether it's time or even money capped to make sure that we're not growing too fast. And so if you wanna get in, you can go ahead and make a reservation right now. And the great thing is when you make a reservation, it's completely non-binding, so you can change your mind. You're gonna get a chance to review everything before you actually commit. But if you make a reservation now, we're guaranteeing that you're gonna have a window. It will probably be two weeks, at least two weeks, during which you are guaranteed a chance to get into the next round. So even if it's sold out, completely sold out...

12:52 PS: We'll guarantee you that slot.

21

12:54 JA: And everybody else can't get in, the people that have reservations are guaranteed to get in within those first couple weeks, and so...

13:02 PS: Yeah. The new strategy is really we wanna start building up the demand, and get that reservation ahead of time, so that we can open the round and close it relatively quickly, and then get back to building the business, certain things that we need to do.

13:16 JA: Focus our time on growing the value.

13:18 PS: So we are gonna start ramping up some of the marketing toward that round in the next couple days.

13:27 JA: That's right. Alright.

13:29 PS: Alright, next on the list, hiring. We have a new position open, as you may know. And Legion M is all about community. And community is not just important, it's the basis of our business. So it's really important to us that we have the right people on the team, and we have enough people on the team to manage the community and our social presence in a really effective way. So we're opening up a new position. What are we calling it?

14:01 JA: Yes, we're looking for a Social Media Manager. So Social Media/Communications Manager.

14:03 PS: Social media... That's such a boring title...

14:05 JA: Well, it's a ringleader...

14:07 PS: It's a ringleader, yeah.

14:09 JA: Yeah, Damian's...

14:10 PS: That's what we called it before. Kinda what it is. Damian's kind of evolved.

14:14 JA: We've got more than one ring, and Damian does a lot of our...

14:17 PS: Yeah, exactly... Yeah. [chuckle] It's a three-ring circus.

14:21 JA: Damian does a lot of our production on the video side. And so one of the things that for us, we've talked about this a lot too, is it's very important for us to keep the overhead low for Legion M, one of the biggest traps that startups fall into. And again, it's not always a trap. For some startups, they need to do this...

14:38 PS: They need it, yeah.

14:38 JA: Is scaling the company too fast creates an enormous burden. It can take a small team that is operating at real high efficiency...

14:50 PS: With perfect chemistry, yeah.

14:52 JA: Yeah. And then you add like... You doubled or triple it, and now suddenly you've got something that just grinds to a halt. The other thing is from a business model standpoint, it really relies on us keeping our overhead low. We wanna go up...

15:06 PS: We want those dollars invested in projects.

15:09 JA: Exactly, we wanna put every dollar that we can into projects. So this is the first opening that we've had in over a year.

15:14 PS: Yeah. Full-time opening, yeah. And it is something that we've been investing in, but with consultants and strategists and different people. But I feel we're... It's worth us having a full-time employee here. This is such a vital part of the business. I think it's also the type of thing that we can do a better job of if we have a dedicated person really full-time working on it. 'Cause I think we've done a lot of things well. I wouldn't say we've done this particularly well yet. We've been okay, but we need... I think we've got room to improve there...

15:56 JA: Yeah, for sure.

15:58 PS: In our social presence. How we grow it, how we improve our... What we say and how we say it and everything, getting our message. We've such a great message, and it's...

16:07 JA: I agree. Just need to... Anyway, so that position will be open soon. We haven't actually released the job description, but it'll be this week that we're gonna open up the job description. There'll be a little portal where you can submit your resume. Like I said, we're looking for a Social Media Manager, somebody who has professional experience managing social media. And so...

16:34 PS: So help us find that person.

16:34 JA: Help... If you're that person, apply...

16:35 PS: And maybe you're in the Legion already. We'd love to hire people from the Legion. That's our...

16:40 JA: Absolutely. All things being equal, we will always, always, always hire somebody from within the Legion, as opposed to an outsider. All right.

22

16:49 PS: All right. Next, Sundance recap. We talked a little bit about this, but the way I would kind of wrap it up is I would say Sundance might be one of the most important things that we've done since starting the company. I really feel that way. It was... Not only was it a great experience for our members and people from the community that came out, but going into it, our goal was to make ourselves known, and to establish some credibility in the industry, and let, put a Legion M-size dent in Sundance. And I think we completely did that...

17:36 JA: Completely...

17:38 PS: I think it exceeded our expectations on almost every level. We had great sponsors to help support us. The Red Banjo Pizza was just phenomenal, could not be nicer people. Thank you again to Tana and Scott and Mary Lou and the family because they were just so phenomenal. The location was just so good. It was also... As a market... For us, this was a combination of a marketing event, a community orienting event, but also a business event, where we had a film there and we're supporting the film. So we ended up... And we made the plan before Mandy even got in it.

18:17 JA: Got into it, yeah.

18:19 PS: So it... Yeah, I would say it was remarkable.

18:23 JA: It was really successful, and like Paul said, so much of it was... When we talk about that difference going back to entertainment companies today versus eight months ago, it's hard to pinpoint one single thing that does it, but stuff like making noise at Sundance, stuff like our Stan Lee handprint ceremony, stuff like our press, and our Shape of Water screening in Los Angeles, like all these things...

18:49 PS: People hear about us...

18:50 JA: Yeah, they contribute to it.

18:51 PS: And they hear about us in a cool way. One of the things that I would say... And we had so much feedback about this, and I wanna thank everyone on our team for helping make this happen, and to all the volunteers, because the feedback that we got from people that came by our lounge was not only, "Isn't this cool, what you guys are doing, and that you've got a lounge," but this is the best lounge experience they were having. Because we made ours kinda light-hearted and fun, and open and casual, and there was no pretension, and we weren't trying to be exclusive, or any of those things that can be a common thread through Sundance. And I think we...

19:30 JA: Yeah. That town is full of closed parties, and not many that are open to anybody in. That's us.

19:35 PS: Yeah. We did have a line [chuckle] to get in, but that was mostly just 'cause we're already full, and we're trying to accommodate as many people as possible. But yeah, it was awesome. And then Mandy, just the fact that we had a film there was like the icing on the cake, and then to have it become one of the most talked about films probably at Sundance...

19:57 JA: Oh yeah, for sure.

19:58 PS: With a lot of buzz, and coming out as one of the best reviewed films, 100%.

20:05 JA: Yeah. Yesterday was the last time I checked. It had 22 positive reviews, zero negative reviews.

20:11 PS: Jeez, zero negative reviews!

20:13 JA: And just to be clear, this isn't like the fan reviews. And this is not like... People talk about manipulating Rotten Tomatoes.

20:20 PS: Rotten's reviews are like 97 or...

20:23 JA: Yeah, anyway, but as far... People talk about like manipulating... And like bots, and we're not talking about that side of Rotten Tomatoes. We're talking about the film critic reviews.

20:31 PS: Yeah. These are like... They have to be certified as a critic.

20:35 JA: The professional film critics are the ones that are 22 and 0, which is awesome. And we'll have a...

20:40 PS: It's phenomenal, especially considering Mandy's a fairly like, I don't know, polarizing film.

20:48 JA: Potentially polarizing. I was kinda surprised. We thought that there was gonna be more polarization around it. And we'll have to have a separate livestream some time to talk about Mandy.

20:58 PS: Yeah, we really need to go into depth on it because...

21:01 JA: Yeah, we'll probably do that when it gets closer to actually coming out in theater, to that.

21:03 PS: Oh, yeah. It'll be a while because it's gotta go through the festival circuit, and then it's gotta get into a distribution schedule, but it will get out there. It's definitely gonna go to theaters. It's getting such amazingly positive reviews, and it really is... It's a work of art.

21:24 JA: It is. It is. But it's also admittedly a movie that's not for everyone, and that's...

23

21:28 PS: Absolutely.

21:30 JA: That's why we set it up with the Legion M Midnight...

21:32 PS: It's Legion Midnight, yup.

21:34 JA: Is because of the fact that this is a movie that...

21:37 PS: I'm not taking my kids to see this movie, let's put it that way. [chuckle] Maybe my oldest, I don't know.

21:44 JA: I don't know. I don't know.

21:45 PS: Anyway. Alright, so shall we move on? What's next?

21:47 JA: Actually one quick question. Someone asked, "Was Nic Cage showing up a complete surprise, or was it planned?"

21:56 PS: Well, it was planned that he would be at Sundance, so we knew he was coming. Going in, we weren't 100% sure if we would get him over to our party. When Nic Cage and Vince Neil crashed the interview, that was fairly spontaneous. It happened... A few of us knew within probably an hour of it happening, but it wasn't something that we planned, and it was something that...

22:24 JA: Well, and it's also...

22:24 PS: It might happen. And if it does, that's great. If it doesn't, no big deal. The fact that it did though, honestly, was...

22:30 JA: Was incredible...

22:32 PS: It was literally Sundance gold.

22:34 JA: It was.

22:35 PS: It might be one of the most hilarious things, I mean Nic Cage with Vince Neil. [chuckle]

22:39 JA: Crashed, crashing... If you haven't seen the video, you should watch it. Somebody can put a link down there. But it was really spectacular.

22:47 PS: And kudos to Terri 'cause she did such a good job...

22:48 JA: I know. [chuckle]

22:49 PS: Like interviewing, and she's like... Oh my god.

22:50 JA: Poor Terri Lubaroff is there, and talk about having suddenly the weight of the world on your shoulders like, "Oh my God." But it was awesome, and like Paul said...

23:00 PS: That will go down in history as one of the great moments of Legion M.

23:02 JA: It's definitely, definitely a great Legion M moment.

23:03 PS: Well, and by the way, and I think it was in that interview or one of the interviews, and we'll share this, Elijah had probably one of the nicest quotes that I've heard about Legion M. And that team, like the Mandy team, I can't say enough nice things about them. They are the best people, and I love all four of them. And yeah, I think it's just a really nice working relationship. They've been great to work with. Really great. Yeah, it's been good. Alright, so Pitch Elevator, you wanna give a quick update?

23:37 JA: Yeah, quick update. We've updated all the contestants of Pitch Elevator, and all the people. But we're still pushing that forward. It's... Welcome to Hollywood. This is kinda hurry up and wait.

23:49 PS: It's on again, on, then it's on hold. Well, it's not off. It's just like...

23:55 JA: It's just... So our contacts...

23:56 PS: Frankly, we ran out of time.

23:58 JA: Our contacted Nerdist has left Nerdist Stores...

24:02 PS: Yeah, he's leaving.

24:02 JA: Actually, I think today might be their last day.

24:04 PS: Yeah, today is his last day.

24:05 JA: And so that's really put us...

24

24:07 PS: Well, one of our contacts, the main contact for this.

24:09 JA: For Pitch Elevator, yeah.

24:11 PS: But we still have a lot of contacts at Nerdist. There's still potential for us to do this with Nerdist.

24:16 JA: Yeah, yeah, yeah.

24:16 PS: Yeah, yeah, yeah.

24:17 JA: No, the project is not off by any means. It's just the guy at Nerdist that was responsible for managing it within Nerdist is no longer with Nerdist, and so that's put us in a little bit of a holding pattern.

24:29 PS: He's not a nerd anymore? [chuckle]

24:29 JA: We're gonna have to... No, he's an even bigger nerd.

24:33 PS: He's a bigger nerd.

24:34 JA: He nerded out. [chuckle]

24:34 PS: He completely nerded out.

24:36 JA: He nerded out too high. So...

24:37 PS: Yeah, he nerded out to a good place. We can't tell you, but it's also a good place.

24:42 JA: Yeah. Anyway, so we're continuing to push it, and we're gonna be in regular contact with the contestants, and let you guys know what's happening. So at this point, that's the update. We'll let you know when there's something new. So we're actually getting close to our time. We actually kinda nailed this, Paul. We're...

25:01 PS: Wow.

25:01 JA: We do have...

25:02 PS: Are there any other questions?

25:03 JA: Yeah, yeah, yeah. There's a couple questions here.

25:05 PS: What does that say? [chuckle]

25:07 JA: So Michelle Carter asked... I said, "If you have any questions, post them in the comments below." And Michelle, who's I think angling to be teacher's pet, asked how do we stay so handsome?

25:20 PS: Oh, well...

25:20 JA: I don't know if you'd like to share some of your beauty secrets.

25:23 PS: Oh, well I can talk about my secrets. I start with a sesame oil. [chuckle] Just kidding. I have no idea.

25:29 JA: It's actually... The answer is, Michelle, it's CGI.

25:32 PS: Yeah, we use a...

25:32 JA: There's a huge... There's a team of like 40 people over there.

25:36 PS: Yup, and they airbrush and everything. It's incredible. They did such a nice job.

25:45 JA: Yeah. Paul's actually a four-foot-two woman from Duluth. It's amazing what they've been able to do.

25:45 PS: Duluth, Minnesota?

25:46 JA: Yeah.

25:47 PS: Oh, perfect.

25:47 JA: Is that where Duluth is?

25:49 PS: I know there is a Duluth there.

25

[chuckle]

25:50 JA: There is a Duluth. Alright.

25:52 PS: Alright. Do we wanna talk about this, return... I already kind of touched on it a little bit.

25:57 JA: Yeah, yes. Someone had asked about what sort of return we can expect on projects? And so there's two answers. First of all, for you as a shareholder, we don't pay dividends on projects. You're investing in Legion M, any money that we make, it's plugged right back into Legion M.

26:13 PS: Yeah. We're reinvesting that into more projects.

26:16 JA: Your return as an investor is the growth in the share price of Legion M. So hopefully, if we're successful, it will go up and up and up and up, and you can imagine, if you had invested in Disney when they were our size. If we're unsuccessful, it will go down and down and down and down.

26:31 PS: Right, [chuckle] yeah, if we make bad bets.

26:31 JA: But we're not gonna talk about that, yeah.

26:34 PS: But it's probably also worth noting that Hollywood is a hit-driven business. So we... It's why we're making a lot of events, frankly. We wanna be diversified. Our goal... Like our investment strategy, especially in the early days, we're looking for things that can give us lift, and help us grow the community, and help us define sort of what we wanna represent. And I would say, right now, we're probably over-indexing a little bit on the horror side, and so we wanna lighten things up a little bit because...

27:07 JA: For sure.

27:07 PS: We do love that part of the industry, and it's very good from a financial return standpoint, but it's not... We don't wanna be known exclusively for that, and so we're...

27:19 JA: Well, and we also know from surveys and from talking to you guys that a lot of people in the Legion don't care for horror, and so there are opportunities...

27:28 PS: I think it's number three or something.

27:30 JA: It's number five, actually.

27:31 PS: Number five, wow.

27:33 JA: But it's... So there are plenty of opportunities in horror, and in a way, a legion like this is perfectly suited for horror, because they're generally not based on existing IPs, they tend to be low budget. And so there's a lot of good...

27:47 PS: One, they travel internationally, so you have good...

27:49 JA: Yeah, yeah. Good potential return on investments. So there's a lot of good reasons for us to be getting involved with it, but we are working really hard to find other projects like sci-fi and fantasy, action-adventure...

28:01 PS: Jeff wants to do a Christmas musical. [chuckle]

28:03 JA: I'm not gonna stop until we do a holiday musical.

28:05 PS: I think an uplifting sci-fi. And actually, we've got... One thing that we alluded to earlier, we almost have an overwhelming number of projects in front of us. And not just projects that we're chasing, but projects where we have an opportunity to get involved and make a difference. And I alluded to this earlier, one thing we're looking for is, we wanna protect our downside risk, so we're looking for areas where we can make an investment, and not have maybe all of our financial investment at risk, but have it be credited, and to find ways where... We will promote and we'll spend money against the film, get credit for that, but we're also spending that money on growing the Legion.

28:52 PS: So we kinda get two birds with one stone. And we found that with Colossal and other projects, that that works really well. And most of the projects that we're in discussion with, they like that model as well. But last year, at this time, we were worried about finding projects. Now we're more trying to figure out, "Okay, how do we... " We can't afford to do everything in front of us, so we just have to be very selective.

29:23 JA: Okay, so we are now officially at 12:31. So we got a couple questions left though...

29:28 PS: Yeah, let's do it.

29:28 JA: So we're gonna do these speed round style.

29:29 PS: Alright. Bang.

29:30 JA: One word answer, Paul.

26

29:31 PS: Yup.

29:32 JA: Are there any efforts in getting involved with projects at Hulu, Netflix, or Amazon?

29:37 PS: Are there any what?

29:38 JA: Are there any efforts? Are we making any efforts?

29:40 PS: Oh, absolutely. Yeah, yeah. No, absolutely. In fact...

29:43 JA: Which one?

29:44 PS: Oh, it's one word...

29:44 JA: Absolutely, yeah, yeah, no, or yes?

29:47 PS: Absolutely. One word.

[chuckle]

29:49 JA: Okay. How much will the new shares for investment round be in March?

29:54 PS: Absolutely.

[laughter]

29:55 JA: We haven't announced that yet.

29:58 PS: We haven't announced that yet. Hey, [29:58] ____'s there.

29:58 JA: It will be a... We have a whole kind of process that we go through to price the round. And what we're really looking at is trying to increase the value over time at a value that's fair for the company.

30:13 PS: Exactly, yeah.

30:13 JA: And so we'll have more news about that.

30:14 PS: That's not one word, Jeff.

30:15 JA: I know, that's not. But I made the rule, so... [chuckle]

30:20 PS: Okay. So you get to...

30:23 JA: And then the last question is, for the new position, is it remote? Does it need to be local? And so our answer on that is...

30:27 PS: Good question.

30:28 JA: Our preference would probably be to have somebody in Los Angeles, because we do a lot of stuff in Los Angeles, and there's a lot of opportunities to cover red carpets in Los Angeles, and have Legion M represented at events that are in Los Angeles. But ultimately, we're looking for the right person.

30:45 PS: The best candidate is always gonna rule the day, but...

30:49 JA: So we're open to somebody anywhere in the United States. Anyway, I think that that's it...

30:55 PS: All right... I think that's it. Awesome. Signing out.

30:56 JA: So thank you so much.

30:57 PS: Thank you everyone for all your support.

31:00 JA: Onward and upward.

27

6. Transcript of “Facebook Live Update – 2/16/18” (February 16, 2018) found at https://legionm.com/shareholder-updates/2018/2/16/facebook-live-update-episode-27

00:00

Paul: All right! Hey everybody it's Paul and Jeff

Jeff: (Paul and Jeff) Jeff gestures to his name printed on his jacket. Just in case you didn’t know.

Paul: Oh, I was gonna say I really like that coat.

Jeff: Isn’t this a great coat?

Paul: Yeah, I have one, too. I should have worn it.

00:09

Jeff: Shout out John Fabella, he produces the Legion M hats

Paul: yeah the baseball hats

Jeff: -- and is a great supporter of the Legion and he he sent us these jackets.

Paul: (Kickass jackets).

Jeff: It’s gotthis cool pocket that allows me to hold this.

Paul: Oh nice, you can keep your notes in there.

Jeff: Well this is my this is my list from David Baxter of the things I'm not allowed to say during today's broadcast.

Paul: Yeah. We’re learning.

Jeff: Give me just a second here.

Paul: Instead of talking points we have non talking points.

Jeff: Do not - definitely do not- talk about all these things.

Paul: definitely do not talk about all those things that we're not allowed to talk about.

Jeff: I have no idea why David felt he needed to send me this list, but apparently he did.

00:47

Paul: All right, well we do have some talking points and we've got a lot to update. And actually, if you haven't

Already, we did send an investor update yesterday so if you haven't seen it in your email check your spam folder we know a lot of them end up in the in the filters sometimes but there's a detailed update there and actually the cool thing – we have so much going on – that we literally need to like edit it back and save stuff for March or it'll be like too long of an email and you'll just you know ignore it.

Jeff: yeah

01:21

Paul: So we've already gotten several announcements also coming for March and we've got a big announcement today.

Jeff: we've got a big annou—

Paul: Are enough are we gonna talk about that? Are we gonna give that announcement?

Jeff: today or should we…?

Paul: Let’s just wait off a little bit. We do have a big announcement but before that we have a couple of things that we wanna just review. You’ve probably already seen this and actually I'm working on a blog post about it. ‘Field Guide to Evil’ is gonna have its world premiere at South by Southwest and we do have a date nowit's gonna almost for sure be March 11. So if you're in or around or can get to Austin Texas on March 11 you're in for a treat we'll have the premiere there and you know South by Southwest is an awesome event anyway.

Jeff: yes.

Paul: Right, so, you know, let ‘Field Guide to Evil’ be the gravy on on your mashed potatoes.

02:11

Jeff: Austin is a great town.

Paul: Yep.

Jeff: and South by Southwest is a great conference.

Paul: South by is such a cool idea because it's a mash-up of, you know, know music – and Austin is a great music town - and Technology which we all know is changing our lives and now film and entertainment and it's fast becoming one of the one of those kind of premier film festivals. So it's uh it's pretty amazing that ‘Field Guide’ is opening there. And we had multiple invitations talking to Ed, you know, you know there were a lot of invites andso we we chose South By because, you know,

it's a perfect place for that film.

Jeff: it is the perfect place for that film. Yeah. South by is awesome I remember I went there a couple of years ago and it starts off with the interactive right?

Paul: Yeah.

02:55

Jeff: Which is all the technology stuff and then it transitions to music and you can totally see it because the streets werecompletely packed the entire time but over the course of a day or two the wardrobe changed from like khakis to skinny jeans and lumberjack beards

Paul: Tattoos come out.

03:13

Jeff: it was the funniest thing to see.

Paul: Yeah it's good to be there for all for the transition. It’s like going from you know spring to summer to fall.

03:23

Jeff: It is, it is and make sure you bring your lumberjack beard because I think that's the best way to enjoy it.

Paul: We need clip on lumberjack beards.

Jeff: I think that would be cool.

Paul: Alright, so you want to talk about WonderCon?

Jeff: Yeah, so hey, we've got Wonder Con is coming up inAnaheim and I don't actually rememberthe date off hand-- it's in March?

Paul: --24th?

Jeff: 24th? Does that sound right? Yeah somebody can put it in the comments but anyway, we are going to be there –

Paul: We’ve got a panel on Friday night

Jeff: We’ve got—we are not allowed to say—

28

Paul: We’ve got a panel! Sorry. David only sent you the notes.

Jeff: (To Paul) Here, here’s a list of things we need you to read. No, actually we’re excited we've got at least three panels that Legion M will be involved with we've got a Legion M panel where we're going we're expecting to announce a new Legion and project which is going to be wicked cool..

Paul: Another one!

04:15

Jeff: We've got a panel pertaining to a subject that we're about to talk about- our big announcement that we're going to make.

Paul: If we decide to talk about.

Jeff: Yeah.

Paul: Yeah, unless we run out of time.

04:26

Jeff: and I know that David is on a Cos positive panel and so plus we'll planning I'm sure we're gonna do some meetups and have other sort of.. it's gonna , it’s gonna be a good time so ifyou have a chance definitely circle that weekend.

Paul: Yeah, mark your calendar for Wonder Con

04:42

Jeff: Annd and when you figure out what thedate is send it to me too so I can—

Paul: So we can mark Jeff’s calendar

Paul: Alright, so, drumroll. So we have a new project! And this is something that it started back about eight months ago.

Jeff: It was a while ago

Paul: Should we give them some hints or should we just come right out and say it?

05:00

Jeff: I think we should just come right out and say it, personally.

Paul: Yeah, anyway we're really excited to share this with you because it it's probably that it's the biggest project

05:09 we've been involved in yeah since wesince we started and it's an amazing--,it's a really good-- film and it's with a producer that's you know in the top of the class and and he's also the director. So.. it is bad Samaritan and if you haven't already heard about it than they put out a little bit of information thetrailers out we're gonna post a trailer here we have our own trailer that we’re-

that includes by the way the Legion M photo mosaic.

Jeff: A brand new photo mosaic that we just spun about two days ago so if you got your picture in –

Paul: get your picture in!

05:47

Jeff: if you had gotten it in two days ago then you should--

Paul: you're in there.

somewhere and we'll do the same thing—

Jeff: maybe three days?

Paul: --we did for Manuel will provide high-res version of it but that trailer we're going to share it here so you guys have access to it. One thing I want to point out is that this isn't a public announcement so this is us all huddled together this is our legion of community we are an investor in this film were partnered with Dean Devlin.

Jeff: Who is Dean Devlin? I’m not familiar.

06:16

Paul: Dean Devlin is our kind of people

06:20

Jeff: Yeah

Paul: He is you know not only one of the producers of Independence Day and one of the original creators and writers on Stargate?

Jeff: Stargate. I don't know if you ever heard of Stargate. He was one of the writers of the original—

Paul: I doubt anyone in the Legion that has ever--

Jeff: Has ever heard of Stargate.

Paul: I’m sure Mary Jule has never heard of it.

Jeff: Yeah.

Paul: Yeah, but no, he's amazing

Jeff: Independence day. Godzilla. The Patriots, The Librarians. Yeah.

Paul: OBJ

Jeff: Yeah, he’s done a lot of really cool stuff

Paul: You know not only is he super qualified like with an amazing track record he's also just a really genuine nice guy.

Jeff: Yes.

Paul: ya know and a

really good— like his whole company

electric entertainment we just we feel

like we've got a real kinship with them.

07:09

Jeff: They totally get us.

Paul: They get us. Exactly.

07:13

Jeff: And it’s because the fact that Dean and the people there, like, they understand fans. Like Dean told us that Stargate was actually the first movie that had a website.

Paul: Yeah no one knew what a website was.

Jeff: And the idea of like creating a website that allowed fans to kind of engage with your moviewhen he was out when that movie I don't remember I don't know the specifics but part of his job or part of his approach to building traction for Stargate was going to Comic Cons like back in..

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Paul: back when Comic Con--

Jeff: Back in the nineties, yeah. So he's definitely 100% our people and the team has been fantastic.

Paul: Did we we mention David Tennant?

Jeff: who?

Paul: David Tennant—it’s—

Jeff: David-- it's not ringing any bells

Paul: alright so and actually

I think this was a premonition you may remember at Silicon Valley comic-con we had something in our booth.

Jeff: Yes!

Paul: And it's just sort of random, like, that it was there and people would come by on they're like what's up with this and it was just there. But we had a TARDIS.

Jeff: yeah

Paul: A life-size TARDIS at our booth

Jeff: yeah

08:19

Pauld: And I think it was like foreshadowing

Jeff: Well, and it's kind of funny because it was just like a cardboard TARDIS like I bought it on Amazon for like two hundred and fifty bucks.

Paul: Even less than that-

Jeff: And we set it up – actually I think you’re right, I think it was more like a hundred and twenty-five or something—anyway we set it up and we thought it would just be a fun little thing.

Paul: -- another thing to fill space in our booth.

08:39

Jeff: And it was was actually one of the most popular things and at the end of the con somebody took it home with them because ya know, we’re like, oh we can’t we got no place for this so.

Paul: But so I think that was our that was our early clue you know we've always told you look for clues that was the earliest clue almost two years ago.

Jeff: That's right.

Paul: That we would be doing a Movie with David Tennant.

Jeff: We hopped in the TARDIS flew to 2018- no I don't know -we transported 2018 .

Paul: And went through a stargate.

Jeff: Exactly.

Paul: But anyway we're really excited because in this film David Tennant plays the villain and he's he's really really good like really

Creepy. This is almost like a Hannibal Lecter type and the movies is a thriller. A couple other things to point out about it it's probably the most mainstream film that we've done it's gonna be fairly accessible it is a thriller it's you know I wouldn't put it squarely in the horror camp kids it's it's more like a psychological thriller but it's really like it's almost it's studio quality film but done with electric entertainment and being distributed in an independent way but going to a much wider release and like colossal we don't know the final details but it is going out to to a lot of theaters so we're gonna kick in our Legion M you know meet up maker and all the tools so that we can, you know, really support the film when it comes out the good news is that because it's going so widely it should be near almost everyone.

Jeff: Yeah everyone.

Paul: in North America and then it will also have international release

Jeff: Will be overseas, as well. Yeah no that that was a big kind of you know that was a challenge with colossal because it

10:25 started in 2 theatres then went to 40 theaters and it maxed out at about 300 theaters but it was really difficult because it didn't come to a lot of people's towns. This time it should be all over the country yeah it's also great because we're working this is an independent film and it's also being independently distributed which is really cool like we're working like Dean was the director of the film yeah and he's also we're working directly with him.

Paul: Our meetings are with Dean.

Jeff: --Yeah with Dean and the team-- to figure out how to distribute it, how to blow it out how to get the word out there how to get it into as many theaters as possible. like this was interesting like a lot of people don't know this but for a movie, pretty muchany movie, at this stage the the number of theaters that it gets into is …that's the negotiation… they’re going out there trying to get it into as many theaters as possible and you have to convince all the distributors that why why they should pick your film over the other over the other movies that are going on. So the release date hasn't been settled settled yet.

Paul: There is a release date out there but it's not the final release date it's probably more likely to be in April

Jeff: yeah yeah

Paul: so we'll we will let you guys know the exact release date I think we'll probably know that in the next couple days and we'll also share with you the public announcement which will come next week probably Tuesday or Wednesday not a hundred percent certain because there other announcements being made and so we just need to be in the lineup but I would say you know this is this is ourfilm and I'm perfect --we're perfectly--fine with you sharing it with friends and family. don't share it with the editor of The Wall Street Journal justyet but you know feel free to share that trailer –the trailer that we post --

12:17

Jeff: Yeah we're gonna post the trailer in the comments.

Paul: Share the trailer with your friends and family don't sure it widely just yet let's let's hold the beat. Next week we're gonna have some some initiative set up to really help kind of spread the word and get it out.

Paul: oh is it –

Jeff: sorry it's really noisy they …we've got music going. the soundtrack today is completely overwhelming

Paul: right it is. sorry is it hard to hear us I'm sorry

Jeff: no

no no there was just somebody mentioning

that there was a lot of noise

Paul: Oh, okay.

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Jeff: by the way—

Paul: That’s me talking. sorry I'll shut up

12:53

Jeff: it's hard to tune it out you know I've got like earplugs that work really well just so you know I'm not like checking my facebook here this is how our producer…

Paul: this is how we get the questions this is our this is our teleprompter. What else do we need to say? But anyway we're really excited I mean the film has…it's got a great cast it's it's super well done it's very fun to watch there and you know we're working directly with the electric entertainment there's gonna be a lot of opportunities with screenings at cons and things leading up to the release. Hopefully maybe even some type of like a premiere that we can invite people to. Also maybe some reaction reaction screenings that we might be able to get Legion members into and one thing we were gonna ask for people to film themselves or their friends and family watching the trailer

Jeff: yeah I don't know if you guys have seen reaction videos you can search reaction videos on the internet it's kind of a thing in its basically people filming themselves watching a trailer for the first time and I think they naturally kind of play up a little bit--

14:05

Paul: you know we should have? we should have reaction videos to people watching us

Jeff: it'd be like it would be like disgust like oh my god where did I where did I go wrong

Paul: why do I do this?

Alright. but yeah the reaction videos would be great like when you're watching and hopefully for the first time or if you've got a enthusiastic friend that's gonna watch it for the first time. The trailer is pretty kick-ass.

Jeff: yeah

Paul: Like the people that I've shown it to are like whoa that looks awesome

Jeff: Yes yeah no so it again just to reiterate please keep this quiet for now right we're gonna be making a big public announcement sometime next week.

Paul: Even though we're yelling it from the rooftop of the Rooftop Bar and Grill

Jeff: But we are broadcasting this to just the Legion M group.

Paul: Yeah this is just The Legion M group

Jeff: wanted to just we wanted to share this, we wanted to share this information

Paul: This is the inner circle

Jeff: That's right

14:58

Paul: The Legion M inner circle

Jeff: okay

Paul: we had wanted to talk about reservations so are there any questions about15:10 bad Samaritan?

Jeff: Yeah. So Dean Hockey asks how big is our involvement?

Paul: Well our involvement is I mean financially it's larger than our involvement was with Colossal I would say from an engagement level it's it's really strong you know the fact that we're working directly with Dean and the electric entertainment team and they've they've really like invited us into the huddle you know like we're attending their weekly meetings and you know they're they're really excited about working with us and we're likewise really excited to work with them they're very receptive to working with us so yeah but you know from a just like any project that we're involved in you know we want to continue to have a diversified slate so we're not betting the farm on this film but we've we've made a substantial investment.

Jeff:

16:08Yeah This is a this is a level up as far as it's our largest probably investment in a future film today

Paul: Yeah and the largest film -

Jeff: Definitely the largest film as far as—

Paul: Probably with the highest potential too

Jeff -- yeah

Paul: you know we don't know the final PNA budget but it's it's gonna be big I mean this is gonna be a film that people have heard of.

Jeff: Yeah

16:29

Well, you know, come to your town so yeah and then it's also, you know, like also the fact that we're working so closely with them this is like our tightest level of integration yeah with a partner and so I think all those sort of things I mean we talk all the time about how building a start-up is like taking one step and building up and I feel like, you know. we're in such a great spot right now like we just had one of the best reviewed films at Sundance Film Festival we've got a film premiering next month at South by Southwest we've got, you know, this announcement.

Paul: A pretty wide release film like mainstream film coming out that could be like the next ‘Don't Breathe.”

Jeff: Yeah.

Paul: Coming you know within the next two months, I mean, it's remarkable like what you know and one thing that it that has really changed is you know we're going from kind of talking about doing something to like partially proving it and it's making a big difference in the meetings the type of meetings like you know I think we mentioned this we met with electric entertainment like eight months ago. We saw the film we were invited to see the film it wasn't completely done but we were you know involved and you know they weren't probably sure what to make of us it was eight months ago you know we're still kind of cutting our teeth to a certain degree and you knowwithin the last like couple months we met with Dean and it was like talking about what we've done and showing what we've done it was like a no brainer they were like- oh my god- you know, like Jeff said, they get us they were excited and you know it wasn't like well we want you to do three more things and then come back and talk to us it was like well let's team up on this project.

Jeff:

18:15 And it's a huge opportunity because like I don't know if you Dean has other stuff he's doing.

Paul: Oh yeah

Jeff: And we'll continue to do and so we look at this as much as a opportunity and like a level up as we're also auditioning basically right to be involved with his next, you know, project.

Paul: His next Stargate.

18:35

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Jeff: Okay so a couple other questions: “let us know what we can do to help the film”

Paul: Yeah, no, absolutely, well I mean I think over the weekend you know let it marinate watch that trailer you know share it with your friends and family next week we'll have a comprehensive plan about like alright what can we dowe're thinking about maybe doing a thunderclap you know once we make the news then we're gonna really ask you to you know help us get the word out but I think we also want to be like we don't want to get the word out too early because you know the way this works is the marketing will lead up toward the release date so you don't want to do all your marketing now and then have people forget about the film one when the release date comes up so we want to you know I think there'll be things that we're asking you to for your help with all the way up to the release date.

Jeff: For sure, for sure. definitely when the time comes we're gonna want you to come to a meet-up or host a meet-up and we're working on --

Paul: At the very least you gotta go see the film.

Jeff: I'm making tools that are gonna make that like what we did with colossal we want to just really Plus up because those were really fun and they were super effective

Paul: yeah we want to have a lot more of those we're gonna do the same thing we're upgrading the tool the online tools so we can be better at facilitating but we're gonna have swag bags we're gonna have materials and and you know posters and swag for the film and we'll be able to send those out in advance. We’ve got time now to kind of get organized around this and and really blow it out and make this you know, the way I felt like this works you know. it's it's a very high quality film it could be you know the next don't breathe but it's got to get that

20:17

traction you know and it's got to get the traction where people are talking about it and seeing it coming back and you know responding to it. and the other thing that I'll say about the film meta that I really appreciate is it's it's a fun film to watch it's you know it's a it's a thriller it's very

20:35

entertaining like this is not the type of movie you would ever fall asleep to. but it's also got some thought-provoking stuff. That like, you know, I don't want to lead too far into it but that like it you know things to talk about so when we go see the film we can go and you know grab a drink or grab something to eat afterwards and and talk about the film and the, you know, just the philosophical questions that leaves us with.

Jeff:

Yeah I agree. So okay so a couple other questions here somebody asking is it only releasing in the United States?

Paul: For now well that's all we're talking about at the moment but no it will it will release internationally we just don't have all the details on that.

Jeff: Can we have meetups with David Tennant ?

Paul: That's our goal, yeah. I mean no promises

Jeff: WE WOULD LOVE TO You know and and we're working the nice thing is because we're working with the

21:31

director of the film and they're working directly with the cast and they've got relationships we're obviously doing everything that we can to to make stuff like that happens but everybody just needs to realize that—

Paul; We know a hundred percent we will be able to do stuff with Dean because he's just very engaged and available and and probably some of the other casts like Robert Sheehan andClarita so I think I think we'll, well, definitely and David Tennant is available for certain things and we're just trying to understand his schedule

22:06

Jeff: yeah he's got a lot of stuff going on.

Paul: He’s really busy.

Jeff: Yeah, so.

Paul: And by the way he's like you know he's a huge huge star - Oh like with a huge following. And he's he's really good in this film like I have to say like he's you know this this might be one of his like potentially biggest kind of box-office like films you knowbesides you know he's done a lot of documentaries.

Jeff:

So anyway so the short answer that question is it's not likely that we're gonna be able to do like Legion M meetups with David Tennant but we are trying to you know work with David Tennant as much as we can.

Paul: May be able to do one if we can align it

Jeff: yeah we'll have to see so just stay tuned for that obviously we're gonna work that as much as we can just so everybody knows it was filmed in Portland, Oregan.

Paul: Oh yeah they'll definitely be some stuff going on in in Portland.

Jeff: There's a couple questions about WonderCon. Will David Tennant be on the panel at WonderCon? So we

23:11

can't release any details. I don't know that he's gonna be there I don't think so but again I mean obviously if we can do it we'll do it t but that's not yeah yeah I wouldn't I definitely wouldn't count on that.

23:23

Paul: Well and that, our legion M panel at

23:25

WonderCon is gonna be you know a part of it will be about Bad Samaritan and a part of it will be also about field guide to evil and some other-- and we have a new project announcement. it's gonna bemore about legion M than it is—

Jeff: Well but there's also a bad samaritan panel, as well

Paul: They will have a panel there

Jeff: Yeah, exactly which we're Moderating yeah. And we can't give any details yet as far as when the panels

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are other than the fact they're going to be at WonderCon.

Jeff: Brent __ asked “Will we have a hospitality tent at South by? I'll be there all week so we

23:59

Paul: We don't like we won't have like a setup like we did at Sundance we thought aboutdoing something like that but we just didn't have the cycles to to get it together and it's also South by is extremely busy and kind of a noisy place where we are you know Nerdist is gonna have a place and we can maybe talk to them about you know if we can get some invites to the Nerdist to their Nerdist24:25

I forget what they call it they have a name for it but they've got they're taking over a venue and there might be some stuff we could do with them.

24:35

Jeff: Yeah so that's kind of …

Paul: And we're hoping to have a ‘Field Guide to Evil’ party. We don't have the details on that but that's something that Tim Lee has talked about doing so and you know he knows we're supportive of it so we've just got to figure out I have a feeling that's going to come together at the last minute.

Jeff: those guys I think honestly are

24:52 working on the movie, right?

Paul: yeah yeah. they're finishing.

Jeff: One thing that we've learned especially when it comes to these independent films is there's nothing that drives the completion of the movie like the premiere of the movie.

Paul: Like a Premier!

Jeff: Yeah, when that when we went to Mandy that one they flew it directly from an editing Bay in Belgium like one of the producers got in a plane to hand-deliver it to the people at Sundance and I think- I’m kind of getting the sense--

Paul: Josh handed it off at a Starbucks

Jeff: --yeah I'm kind of getting the sense that that's more of the rule than the exception.

Paul: Speaking of Josh, we need to get our mosaic- we should get a mosaic over to them. An updated mosaic. you know in the opening credit we have Legion M but I don't think they can work credit mosaic in there.

Jeff: Okay

Paul: Sorry

25:39

Jeff: all right so so I think that that's it as far as the questions just one last reminder we forgot to mention this up front but we talked about this last week but we are the new round is scheduled for sometime in March. We're targeting kind of middle of March and this time for the first time we have a reservation system we're trying to make the whole act of the fundraising and theclosing and you know all that stuff just go smoother for everybody so right now you can go in you can reserve a spot it's a non-binding commitment on your part so it's just an opportunity for you to say I'm interested and if I like what I see this is what I'd like to invest and it gets you priority access which is really cool so it's good for you –

Paul: Good- we already have a lot of

26:30 reservations

Jeff: Rraction on it so far is great.

Paul: We just opened it.

Jeff: We opened it about a week or two ago.

Paul: It’s good.

Jeff: Aanyway

26:36 So if you haven't already, do that. It also helps us out from a planning perspective and it makes- we're hoping- this third round of funding is gonna go much smoother. it's gonna be shorter round and it's we're hoping to make it nice and smooth this time.

Paul: And that's a good point because one thing we want to do is in addition to promoting the film and everything we are going to be asking you know the community the legion community to help us build demand for the round and we want to do that in a non salesyway like and so one thing we've talked about everyone knows that you can join legion m for free without investment so a big part of our like initiative is you know our memberships like the number of people that are just a part of the community even without investing continues to grow and if we can keep expanding that it's a meaningful number and you know the investors you know what we feel like once they're involved andsee what we're doing and see what's going on you know look vacant if they decide to invest that's great you know but I think it's easier for us if we're if we're all like helping grow the Legion just by free membership and then let the the investor member like that that decision like leave that up to your friends and family.

Jeff: --up to friends and family. I totally agree. The way that I see it like I don't feel like it's my place to try and pressure you or you know persuade you to invest in anything, right? that's-- but I I want to tell you about like this opportunity and we feel like with the Legion--

Paul: Justice doesn’t do that. He just borrows money from me. Can I just borrow money?

28:06

Jeff: Let them come in and be a part of it, right? I mean as a member you get almost there's been very few things that are available only to about other than with you invest you get to participate in the success of the company financially.

Paul: And that's exactly right.

Jeff: That's what the distinction should be.

Paul: Exactly.

Jeff: Anyway we encourage you to encourage people to just check it out.

Paul: one thing just to point it out and

28:30 because we've mentioned this before but I think it's worth mentioning and almost every time we talk which is the size of our community is really the most valuable thing we have and the bit like right now we feel like the doors are wide open to us on a lot of really cool projects I mean we're having to say no more than we are saying yes and our community is still relatively smallcompared to where we want it to be and so if we can double up keep doubling the size of our community we're you know we'll get to a point where not only are

33

we you know being approached about projects but we'll be able to do more of our own projects we'll have a lot more kind of influencing and credibility and that gets us better deals which makes us you know even more profitable and all those things.

Jeff: That's a great way to -- it's like a snowball the bigger we get the more powerful it becomes.

Paul: Keep gathering snow.

Jeff: So, all right, the last question is regarding our position so as many of you

29:37 know we're hiring we're looking for a social media manager someone who has specific experience managing social media we've had a total deluge of resumes it's been fantastic and I think a lot of qualified people I'll be honest we haven't you know -- we'll be digging into those starting next week and responding so if you haven't already applied there's still time you can go to our website and on the homepage if you go down to the new section you'll see a link and if you have applied thank you so much we'll be looking at that stuff next week.

30:10

Paul: Exciting though- growing the team.

Jeff: It’s a big step for us.

30:12

Paul: As you can see, we’re not making it – our goal

30:17 is to keep our overhead really low so we we’re really careful about bringing on new hires and the expense of it and everything but uh I think this is a this is a really valuable position like a critical position. something that we we really need and you know we've got so much going on now that it it's justified having it -- a dedicated person that helps, is focused on this.

Jeff: Cool, all right. Well I think that we are officially out of time.

Paul: So remember watch yourself watching the trailer or- no - record your --

Jeff: Video yourself--

Paul: Video yourself watching the trailer. Watch other people watch the trailer. Don't watch--

Jeff: -- in like a totally not creepy way.

Paul: Exactly. And and send it. Where do they send it? Do they just share it on Facebook?

Jeff: Yeah, actually, share it in the Facebook group. That’s probably the easiest way.

Paul: Yeah.

Jeff: All right. Rock and roll, everybody.

Paul: All right. Onward and upward, another huge project for Legion M and something that we can wrap our arms around and really have a lot of fun with.

Jeff: Yeah, it’s gonna be a fun one.

Paul: Yeah.

Jeff: All right thank you!

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7.       Transcript of “Tomorrow Will Be Televised Legion M At Two/LiveTree Adept/Channel Zero Episode” on Tomorrow Will Be Televised with Simon Applebaum” (March 5, 2018) found at http://www.blogtalkradio.com/televised/2018/02/05/tomorrow-will-be-televised-legion-m-at-twolivetree-adeptchannel-zero-episode

00:00 S?: Blog Talk Radio.

00:04 S?: 3-2-1.

00:05 Simon Applebaum: Fan-centered venture Legion M, powered by equity crowdfunding, enters year three this month. Is this the year they make a big push into television? Co-founder and chief executive Paul Scanlan, joins me next. Then we'll connect with the ground-breaking development: Funding the first scripted television series, via cryptocurrency. LiveTree Adept is the venture behind the crypto raising. Chief Executive Ashley Turing will clue us in later this hour, live from London. And before this 90-minute edition completes we'll introduce you to to Arkasha Stevenson, making her television series directing debut Wednesday night, through 'Butcher's Block', the latest mini series installment of Syfy Channel Zero. Also ahead, Super Bowl viewership, a TV series for Barbara Streisand at last, John Updike going two, I should say, and our classic trivia question of the week at this time, what did you think about those crazy, Super Bowl ads?

00:55 SA: Hello, everyone. I'm Simon Applebaum, live from New York on Blog Talk Radio. This just in, Tomorrow Will Be Televised. Brought to you by by audible.com. Proud development partner of the New York Television Festival, and the leading provider of spoken audio entertainment and information that will transform the way you hear the world. Listen to audiobooks whenever and wherever you want, get a free book when you sign up for a 30-day trial at audibletrial.com/televise. More details later in the program. We're at the freezing mark here in New York, 32 degrees at the top of the hour. We welcome you on this Monday afternoon to discuss more about television, and welcome all of you just joining us on the iHeartRadio podcast network. Big 90-minute edition for you today, guests from all over the place, and we invite you to be part of the program. All it takes? Well, pick up the phone, raise that voice, dial in at 646-652-2906. That's 646-652-2906. That number's good anywhere you're catching us throughout the country, around the globe, here on Blog Talk Radio.

01:53 SA: Our chatroom is open for business as well, simonapple04 by name. You'll find that at our homepage blogtalkradio.com/televise, and guests 840 and 841 already in the room. And while the program is on the air, you can connect to others by using Facebook Timeline. Click on the Facebook icon on your Blog Talk screen, follow the instructions, and other people can be live with you. Paul Scanlan is live with us from San Francisco, after these news notes. Between 105 and 110 million people watched last night's Super Bowl game on NBC. Believe it or not, that's 3% less viewership than last year when more than 111 million viewers saw the game on Fox. This is according to Nielsen overnight estimate, which do not take into account people catching the Spanish language simulcast on Universo. The final viewership count is expected to come out from Nielsen by the end of today. And if it holds up to this estimate, Super Bowl 52 would draw the lowest audience since 2010.

02:46 SA: It's taken decades, but Barbara Streisand appears ready to plunge into her first ever starring role in a scripted television series. She's negotiating with Netflix to be in "The Politician", a comedy hour from brilliant American Horror Story creator Ryan Murphy. According to reports this morning, Netflix has given Murphy a two-season commitment to the series, co-starring Tony winning actor Ben Platt, and Gwyneth Paltrow. Each season would cover a political campaign told in part with musical numbers. As of this hour, Netflix has not confirmed the series yet. However, the musical is "Dear Evan Hansen" which Ben won the Tony Award for a year or so ago. Some quickies: BBC Worldwide is developing a weekly drama-based on John Updike's acclaimed "Rabbit Novels". "Bridget Jones's Diary" writer Andrew Davies is developing. Remember it was James Caan starred as Rabbit, in a movie from Warner Brothers, back in the 1970s.

03:44 SA: And Drew and Johnathan Scott, known as the Property Brothers, have a new multi-year deal with Home and Garden Television. They currently have four series running on that network. And that is News Notes for today. Now it's time to fly from San Francisco, in the air waves, exclusive, the co-founder and chief executive of the fan-centric venture Legion M, Paul Scanlan. Paul, thanks for coming back.

04:03 Paul Scanlan: Oh, thanks for having me. It's good to be here.

04:07 SA: Well, a few years ago, Paul, we had you on this program for the first time. And for many people it was the introduction to your company. What has happened in the two years since?

04:17 PS: Well, we've created a lot of momentum. We've united over 25,000 people in our community already, we've had two record-breaking rounds of finance. We've established ourselves as one of the largest and most successful JOBS Act companies out there. We've invested in and helped bring to market a film that is now getting award nominations and has been critically acclaimed, including making several of the top 10 movies of 2017. We just have another film that just had its world premiere at Sundance two weeks ago where it is coming out at Sundance, as the best reviewed film of Sundance. That one's called "Mandy". The one before that, I don't know if I mentioned is "Colossal". "Colossal" is Anne Hathaway and Jason Sudeikis. "Mandy" is starring Nic Cage. And it's just been amazing.

05:27 PS: We've got a VR television series, virtual reality interview series, that we've pioneered and invested in, we've developed the pilot there. We've got a horror film coming out later this year. We've got multiple TV shows in development. But Simon, really the best part of the whole experience so far has been bringing this community of energized fans together. It's been really, it's exceeded our expectations on every level, just the power and how much fun it's been in doing it. And like we always say, we're still at the top of the first inning. We're just getting started, but we've had an absolute blowout first two years, so we're really excited about the progress.

06:20 SA: [06:20] ____ in Philadelphia where I'm noticing just part of that superb crowd down there that's excited on what the Eagles did last night, that particular game called Super Bowl 52. He's already in our chat room. So Rick, if you're with us, you can give us a call at 646-652-2906 or put your comments into the room and we will get to them. When it comes to equity crowdfunding, why did you decide that that was the way to go? It looks like you're one of the first ventures to really use equity crowdfunding in a major way.

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06:48 PS: Yeah. For us equity crowdfunding is more than just a way to raise finance. It is our business model. And what I mean by that is, with the JOBS Act and this whole securities reform that's allowing, for the first time in our security's history, what the industry is calling equity crowdfunding, which means that anyone can invest in a startup. And from the co-founder, Jeff Annison and I, we've been tracking this securities reform for a while because we really feel like it's good for the economy, it's good for the general public, but it's also good for business. And what I mean by that is, everyone knows that the entertainment space is an interesting business and it's a great marketplace, but one thing that truly can set an entertainment company or an entertainment venture apart is having fans bought in, and this is literally, I mean no one's ever done this before. And our goal was to not just raise capital from venture capital or bankers, and then go fund entertainment projects, our goal is to create this entertainment company from the ground up to be owned by fans. Literally, that's what we've done.

08:15 PS: And so today, we're owned by an amazing community of fans that are helping us in a lot of ways. Not only do they help us when our projects come out and help us get the word out and get people out to theaters to go see them, but even in the development, in the creative process, there are ways for our fans and our community of shareholders to be involved, and this is where we've really found that it's just been so exciting and so rewarding to have this community behind us. And I think for the community itself, we've heard from a lot of them that not only is this a viable, financial investment, this isn't like Kickstarter or Indiegogo where they just back something they believe in and get a coffee mug or a t-shirt. In our case, our community, they co-own the company with us. They literally have equity and shares, so they will participate in the upside if we're successful. But more than that, they're also a part of a movement and part of a community of people that are coming together to bring original and creative projects to the market, and that's where it's really been amazing so far, just to watch.

09:36 PS: We did our Sundance, the first time we've ever had an experience, a Legion M experience was this past Sundance just a couple of weeks ago where we took over a really cool venue, on Main Street. We had sponsors that helped pay for it, so we don't... It's not how we're spending our investors' money, but we had sponsors there, we had Leonard Maltin there. We did interviews. We put those interviews out over Facebook Live to movie pilots, so we had... That's going out to an audience of 30 million people. We had the directors and cast come through, but this was a place for our community to not only go to Sundance, but to have a place to hang out, have a place to meet Ted Danson or Joe Mateo and all these amazing people that came through and to meet their co-owners of the company. And what made it truly even more special, we set out to be there, because this is a great festival where people that believe in our cause and might be interested in joining our community are congregated, so we want to have a presence there.

[overlapping conversation]

10:54 SA: I'm sorry.

10:55 PS: Yeah? No, go ahead.

10:57 SA: I'm just breaking in to just let folks know who they're listening to, and you're listening to Paul Scanlan. He is the co-founder, chief executive of Legion M, the fan-based entertainment venture using equity crowdfunding to get film and, very soon, TV projects off the ground. He joins us live from San Francisco this half hour on Tomorrow Will Be Televised. Simon Applebaum, with you live from New York. Live [11:15] ____ this Sunday afternoon, when you're catching us on Blog Talk Radio or the iHeartRadio podcast network. Have a question or a comment for our guest, give us a ring, 646-652-2906 or use our chatroom, simonapple04 by name. First of three episodes we are doing this week. Next one comes your way on Wednesday. We'll celebrate the work of Mary Tyler Moore both on and off camera. Believe it or not, it's over a year since she passed away at the age of 80.

11:39 SA: We'll have New York Times bestselling author Marc Shapiro. He has just written a new book called, "You're Gonna Make It After All," all about MTM. And we may offer it as a prize in our classic trivia question contest this week, which we'll have in our next half hour. Also on the program, we'll talk about Sony Crackle's new original movie "In the Cloud" with its executive producer, Brian Kavanaugh-Jones. All coming up Wednesday, 3:00 PM Eastern and Pacific right here on Tomorrow Will Be Televised. Paul, how did your community get you involved in "Colossal", the Anne Hathaway starring film that turned out to be one of the sweepers of the year?

12:13 PS: Yeah. So it's a great question. So one of our creative allies is a company called NEON, where we know the founders of that company, and we really like the types of projects that they're involved in. And they're a distributor. And when they were going to Toronto to look for films, we like to say that we're... We wanna be the kid in the shopping cart. If they come while they're looking for films to acquire and distribute, if they come across something that they think would work with our community, we wanna get involved. So they contacted us about "Colossal", we saw it, fell in love with the movie, fell in love with the vision from Nacho Vigalondo, and really felt like for Legion M, having "Colossal" be one of our first projects was just a perfect, perfect combination. It's a wildly original film with an amazing cast, Anne Hathaway, one of her best performances, Jason Sudeikis, it's really a high quality film. But it's not such a major blockbuster that Legion M couldn't... Isn't gonna make a difference by being involved. So we co-invested in that project with them, and when it hit theaters, we had a legion of people. We were less than half the size we are today, and we had a legion of people excited to go see it, because we were an investor, and we were part of the team bringing it to the theaters.

13:44 PS: By example, we had two premiers in LA and New York. We used all of our premiere tickets to go to our shareholders. We raffled them off so that they could go and have that experience. We had all seen the film. So we waited in the lobby while our co-owners went in and had that experience. But more importantly, when it was ready for its theatrical debut, it did a platform release which means it starts in a few small markets and then it grows from there. And we were able to drive huge per screen averages on that opening weekend. In fact, finishing at literally at the top of the box office chart for the first weekend, and then spreading out from there as it fanned out geographically. One of the things that we do when we have a film that hits the market, and it's optional to our shareholders is that, we have volunteers from our community that will nominate themselves to organize a meetup, a Legion M community meetup to go see the film together, and then go have a drink, or a coffee, or something afterwards, and talk about it, and meet other co-owners of Legion M. We had over 40 of those in the opening weekend of "Colossal". And so a lot of people would argue that... Would make an argument that just by Legion M being an investor in the movie "Colossal", moved the needle for "Colossal" probably by 15%-20% in their topline box office gross.

15:23 SA: Paul, what kind of...

[overlapping conversation]

15:25 PS: And when you think of that...

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15:28 SA: Go ahead.

15:29 PS: Sorry. What I was just gonna say, when you think about that, that's good for business, that is good for the film, "Colossal" because we helped it achieve a higher goal. But it was also really fun, and it was a great experience for our shareholders in our community that got to meet other like-minded folks, and go see a film that they were all a part of, and go meet up, and talk about it afterwards. And we're excited 'cause we have more of those coming and it's just, it's been a great experience.

16:02 SA: Paul, what kind of a television programming does your community want to see? And how far along are you to meeting that desire?

16:15 PS: Yeah, it's a great question. When a lot of people ask us, "What type of projects do you wanna be known for?" and we have our... Our community, we're constantly pulling our community for what they are interested in. We have a reading club, we do a lot of meetups, we have a lot of online development meetings where we're collecting feedback, we have a whole scout program where we've built an online system for anyone going to film festivals that wants to tell us about films that they're watching, and what they think about them. So we're putting a lot of energy into really understanding what is our audience interested in. We know that most of our community has discovered Legion M through either our creative allies or through a Comic Con. We spent a lot of time at Comic Con, and we're now spending more time at film festivals. So we're kind of this mashup of a Comic Con audience and a film festival audience. These are the most passionate fans of entertainment.

17:18 PS: On the television side, we have multiple projects in development. We even have a TV series called 'Pitch Elevator'. It's a digital series where we're allowing anyone in the world to give a pitch for a TV or a movie idea, and they do that in this really creative way where we built a prop elevator, we bring it to Comic Cons, and they give their pitch for a TV or a movie idea. And then, those pitches are then reviewed, and we gamify the review process with our community, so that they're voting on the... Once we have the finalists and we put them in front of a panel of experts. But this is like a Shark Tank meets Project Greenlight television show. The ultimate winner gets a development deal where we're gonna pursue making that project a reality. And the whole concept comes from the fact that, we believe that anyone can have a good idea for a TV show or a movie, but most people don't have the connections or the wherewithal to make it a reality. And so this is just another way, that Legion M, we wanna, we call it opening the gates to Hollywood. We want fans to come in. We want them to not only own a piece of an entertainment company, but to really help make it successful.

18:45 PS: And what we found is that it's good for business, but it's also really good fun and it's good for their community. Our long-term goal is to unite one million fans. Our Logo is Legion M and the M has a bar over it and that M bar represents the roman numeral for one million. Right now the average investor puts about $500 in. So we're not asking anyone to invest their life savings. The minimum investment is $100, and that's what most people invest. But the average is 500. So when we hit our number and we get to a million fans as our community, we'll have over $500 million to invest in projects that have a million people emotionally and financially invested in their success. And we think that could be one of the most influential entertainment companies on the planet. So we're in the top of the first inning but we're growing, we're doubling, every six to 12 months. And it's just been really amazing.

19:48 SA: When will "Pitch Elevator" go on the air? And secondly, as you may know, this was a big year for Sundance in terms of showcasing episodic television pilots. Are you looking at going to the television festivals like New York, SeriesFest in Denver, other places, to see if there is a TV pilot that you would like to perhaps you and your fans, invest in?

20:11 PS: Yeah. No. Absolutely. Well, in fact, we have several... We haven't made these announcements yet, but we have several series that are in [20:17] ____ slate at the moment, some of which have already been picked up. So I can't reveal the details but we are looking at television series already. And you asked about 'Pitch Elevator', and 'Pitch Elevator' is due out later this year. I don't have a specific date, it's in production right now, but it's coming along really nicely.

20:44 SA: Legion M is the company we're focusing on in our first half hour on this Monday afternoon edition to our Tomorrow Will Be Televised. Paul Scanlan is on the line. He's the co-founder and the chief executive. He joins us live from San Francisco this half hour, and we have a few more minutes with him, a few minutes for you to be involved in the conversation. So give us a call at 646-652-2906, or use our chat room simonapple04 by name. The [21:05] ____ is the name of our game on Friday. We have a big, big 90-minute show for you. Kicking it off, rescheduled from last week, Kristi Henderson. She is the head of Color of Change's Hollywood projects. Then we'll introduce you to Pop Culture Collaborative. It's an organization that is now giving grants to organizations trying to expand diversity in film, television, etcetera. And we'll not only focus on what the collaborative is doing, but we'll introduce you to two of the companies that they're working with. And it's already giving grant money to a few weeks ago.

21:32 SA: One of them is Color Creative headed by none other than "Insecure" star and creator Issa Rae. Also, TV One this coming weekend has a very special movie. They did the best ever called "Behind the Movement" dealing with Rosa Parks. And the movement she created for civil rights when she refused to get off that bus. And we'll have the writer of that movie Katrina O'Gilvie, on the program. And when you you hear the big surprise that shocked both the cast and the crew, and it's all coming up Friday, 3:00 PM Eastern and Pacific right here on Tomorrow Will Be Televised. Paul, in a few minutes, we're gonna go live to London and we're gonna hear about an effort going on right now to raise money for a scripted television series using cryptocurrency. Why don't you talk about cryptocurrency and blockchain and the prospects they hold for getting a new TV series on the air?

22:20 PS: Yeah. No. It's a great question. Look, we're not ignoring blockchain or cryptocurrency, we believe in those as a pretty powerful tool for fundraising. For what we're looking to do right now, we don't see it as the immediate near term need. There's, I think, a fair amount of hype still, with some of the cryptocurrencies and we just wanna be really conservative in how we go about it. With the JOBS Act equity-related fundraising we're all, it's all SEC approved, but we know that cryptocurrency is also moving in that same direction and we're monitoring it closely. I would say I'm really excited about what cryptocurrency can do for funding projects and for funding specific projects. One thing that I think is a little different about Legion M is we're actually a company. We have multiple projects, Hollywood and entertainment is a hit-driven business, so we wanna be diversified across a broad slate, so that we can give our investors the highest probability for success. But no, we're excited and we're having a lot of discussions at the moment about cryptocurrency and how that could be related to and layered into what we're doing today.

23:52 SA: Two final questions for you, Paul. First of all, what do you think about equity crowdfunding's future as a way to get TV series off the ground whether scripted or unscripted? And secondly, I wanna hear your quick thoughts on Netflix's situation with the Super Bowl last night where under everybody's nose, they decided, "We're gonna come out with a "Cloverfield" sequel that nobody knew about beforehand." This is the best kept secret so far in television so far this year. And then they decide right after the Super Bowl, right after the final whistle, game is done, they run that sequel, which in fact they did. It really surprised the heck out of everybody and maybe was... As I said, the best kept secret so far in entertainment this year.

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24:33 PS: Yeah. No. It's absolutely right. So we're big fans of the "Cloverfield" project. In fact our reading club last month was reading the original script for "10 Cloverfield Lane", which is actually written by a Legion M member and friend of mine, Matt Stuecken and his writing partner. So we read as a group the original script and then had Matt on to discuss it. I'm excited for the next release on it.

25:13 SA: What do you think about equity crowdfunding as a way to go to get TV shows off the ground based on your experience? Does it have a big future, is it something that'll be basically selective in terms of how people use it? We've had it now for about a couple of years, what's your thoughts about the medium?

25:30 PS: Well, we're absolutely all in on equity crowdfunding. I think Jeff and I, my co-founder and I, we've been evangelists for this way of funding projects and companies since its early... We were literally the first company to use these securities. We had been carrying and [25:51] ____ these laws to become enacted so that we could do it. We've written some bylines about this. I fundamentally believe that this is good for industries and I think it's good for entertainment. I think Kickstarter and Indiegogo got the flames going with crowdfunding, with rewards-based crowdfunding and I feel like this is next level and I think the rewards crowdfunding that Kickstarter and Indiegogo are known for will continue to do well 'cause I think there's a lot of opportunity there, but I feel like the equity crowdfunding component of it has potential to become at least as big.

26:44 SA: If you wanna know more about Legion M and what they are up to in film, television and other aspects of entertainment as a fan-centered company, here's where you go online, legionm.com. It's L-E-G-I-O-N-M.com. Paul Scanlan is the co-founder and chief executive of the company. Thank you again for joining us. It was our pleasure two years ago to help introduce America and the world to what you're doing. I look forward to hearing how the TV projects pan out, and by the way if the "Elevator Pitch" winner is a TV project, we'll be very happy to have that winner on the show.

27:13 PS: Oh, perfect. No, that sounds great. We appreciate you having us back on.

27:18 SA: It's a pleasure, Paul. Take care. All the greatest.

27:23 PS: Alright. Take care.

27:25 SA: Paul Scanlan, co-founder and chief executive of Legion M, joining us live from San Fransisco.

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8. Transcript of “Facebook Live Update – 3/20/18” (March 20, 2018) found at https://legionm.com/shareholder-updates/2018/3/20/facebook-live-update-episode-28

00:00 Speaker 1: Are we live?

00:01 Paul: We are live.

00:03 S1: Are we live?

00:03 Paul: Can we have a microphone here.

00:04 S1: Hello America!

00:04 Paul: Hello Cleavland. Cleavland? America?

00:09 S1: The world.

00:11 Paul: Everybody Legion M.

00:11 S1: Hello.

00:12 Paul: Hello Legion M.

00:13 S1: Walnut Creek!

00:16 Paul: We're in rainy downtown Walnut Creek. We're at the Rooftop Bar.

00:19 S1: The Roof... Our favorite...

00:20 Paul: Our favorite place.

00:20 S1: Our favorite haunt.

00:22 Paul: Thank you to the Rooftop Bar for letting us use this outdoor patio. I guess no one else wanted to sit out here.

00:27 S1: There's nobody else out here. We don't have to thank Jack today.

00:29 Paul: Exactly. We're sporting our jackets here.

00:33 S1: Yes. Having a little bit of a Sundance flashback. I got my scarf and my...

00:36 Paul: Oh, yeah, I should have brought my scarf. A scarf, that's a good idea.

00:39 S1: It's like exactly what you need on a rainy day like today. You know...

00:42 Paul: It's not that cold. [chuckle]

00:42 S1: These are available on the Legion M store. For a limited time.

00:45 Paul: I didn't know that.

00:47 S1: I don't know how many we ordered but...

00:49 Paul: Hit up the Legion M store. We've got a whole bunch of those scarves and we also have...

00:53 S1: All sorts of good stuff.

00:56 Paul: Cool Legion M beanies too.

00:56 S1: Yeah.

00:56 Paul: Before winter is over, stock up.

00:58 S1: Yeah we got the beanies, we got the hats. I know that Eric's about to place a final order for the hockey jerseys.

01:04 Paul: Hockey jerseys. Yeah, very cool.

01:05 S1: The orange and blue ones...

01:06 Paul: That's what I have to pack for this week. I'm planning on wearing that. That's a good call.

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01:08 S1: Yes. Yes.

01:12 Paul: Alright. Let's get into the updates 'cause we got a lot of stuff to talk about. So Legion M, we're kind of in a mode right now.

01:21 S1: Yes.

01:23 Paul: We have two... We have a whole bunch of priorities, but we two massive... We call them rocks, big rocks on our plate.

01:31 S1: A big rock. We also affectionately call them a pig going through a snake. And we actually have two pigs going through the same snake right now.

01:39 Paul: We slaughtered two pigs recently. So we've got pig and pig in one tiny snake. [laughter] Alright. Enough of the metaphors. So we've got Bad Samaritan, which is huge. We're in Bad Sam mode right now, and we're really excited. Dean and the team at Electric had been phenomenal to work with.

02:00 S1: Paul and I... It's funny. We've talked about this, and the situation we have with that movie is so unique because Dean Devlin is the producer, he's also the director, and he's also...

02:11 Paul: The distributor.

02:14 S1: Distributing it. So him and Electric Entertainment, we're in the room with all the decision makers in the chain. Which is... We may never have this opportunity again 'cause usually, there's three completely different groups of people that handle each of those functions so its...

02:28 Paul: Yeah. It's been nice, actually. And they've been really great to work with.

02:31 S1: Those guys are incredible. Everybody over there has been fantastic.

02:33 Paul: And we're super excited about the film. I think the film, it's starting to pick up some buzz, and we've got a kind of monster plan for activating and getting the buzz going. And so the whole company is really, we're very fired up and we're all hands on deck kind of implementing a plan, including this Friday. So we've got our... Should we go into the Bad Sam stuff and... Well, the other big rock is...

03:00 S1: Let's talk about the other piggy.

03:00 Paul: The other big pig. You talked about it.

03:05 S1: The other big pig is our new round, which is a pretty daunting ordeal. [laughter] This is actually... I just printed this out. This is my task for this weekend. This is our SEC...

03:17 Paul: Re-writing our thesis.

03:18 S1: This is our SEC filing. At this point, we've been really focused on trying to get it done. We're getting our end-of-year financials done so that we can give very up-to-date financial information.

03:30 Paul: That in and of itself is a lot of work.

03:33 S1: We have to... Our company has evolved a lot over the past, probably, year, a year and a half since the last one of these. So we've got...

03:40 Paul: A lot to update.

03:43 S1: Yeah. We got a lot to update, we've got a lot more insight into the business plan and also evidence of things that have worked and so... And then the other... Another big thing is trying to deal with the states. We had the four state issue last time.

03:55 Paul: That's really the fun part. [laughter]

03:58 S1: Yes.

04:00 Paul: Is dealing with all the security regulatory in all the different states.

04:04 S1: Yes, not only that we get to deal with the federal securities with the SEC, we get to go state by state.

04:09 Paul: State by state. They're wonderful.

04:11 S1: Yes.

04:13 Paul: I'm gonna be fingerprinted again today and send those off... This is just all kinds of interesting, fun things.

04:15 S1: We have to send off our fingerprints so that... Each state has their own regulations so there's I think...

04:21 Paul: It's government. What do you expect?

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04:23 S1: Seven different states that are not coordinated with the federal government and the SEC and so we have to go...

04:31 Paul: Remember the last time there were four states? It's now almost doubled.

04:35 S1: Yeah, it's growing. And so this time, the way around it is that we're actually filing in each one of those states so we have to go through background checks and send them a bunch of information. And ultimately, the good news is that we should be able to nail all of them. We don't have to open up like a concurrent REC-CF like last time. There is one state that is really problematic, and that's Nebraska.

05:02 Paul: If you live in Nebraska, write your Senator or congressperson.

05:07 S1: Or move to Winconsin or what's next to Nebraska? I don't...

05:12 Paul: Wisconsin is nowhere near Nebraska. What the hell?

05:13 S1: I actually love Nebraska.

05:17 Paul: I lived in both of those states.

05:19 S1: In Nebraska?

05:20 Paul: Yeah. I lived in Nebraska...

05:21 S1: When did you live in Nebraska?

05:23 Paul: I don't know. I was like three to five years old or something.

05:26 S1: You learn something everyday.

05:27 Paul: Go big red.

05:29 S1: That's right. I actually... I've been in Nebraska a couple of times. I've always absolutely loved it. Anyway, from a security standpoint though, it's really problematic.

05:38 Paul: It might be because I lived there that's why they're not allowing us [05:41] ____ to settle there... [laughter]

05:42 S1: For some reason his fingerprints... When they popped up in Nebraska...

05:45 Paul: Exactly. They're like "No, this won't work." We won't let any [05:47] ____ through.

05:48 S1: That's right.

05:51 Paul: But anyway, we are gonna sort that out and hopefully we'll get most of them. Maybe not Nebraska, but we're still trying and we're doing that ahead of time so when we open it it'll hopefully be available to everyone. But one thing we are doing is we're setting it up with the reservations this time. So if you are interested in participating or if you have any friends or family or loved ones, or enemies [laughter] for that matter, that you want to be a part of the Legion and to participate in the next round, kindly advise them to make a reservation. They're non-binding, so it's no obligation, but what we will do when we open up the round, we don't know that how much capacity there will be, 'cause there is a lot of demand. So far, it's good and Legion M has a good track record. But all of the reservations will be included.

06:47 S1: Yes.

06:47 Paul: There'll be a period of time where they need to confirm, but we plan on honoring every single reservation. So that might be something and maybe we could even put together some examples of... Again, we don't want anyone out there selling or being cheesy with their friends and family, but if you do know people that were like, "Oh, yeah, I wanna get involved," this is a nice opportunity to say, "Hey look, if you do wanna get involved, make a reservation, there's no obligation, but that way, you can guarantee a spot."

07:16 S1: You kind of find out what the thing is. Yeah. I think when we get a little closer, right now we're targeting probably mid-April, so about a month from now is when we're hoping to open. Again, It's not entirely in our hands, but I definitely would like to do a share-thing, that makes it really easy, like here's something that if you wanna share. Like Paul said, it's gonna be a short round. And the whole reason that we're doing all this stuff, the reservation system, the short round is to try and make it go smoother. Because as a company, we need to spend as much of our time as possible doing...

07:48 Paul: Making investments.

07:48 S1: Creating value.

07:49 Paul: Developing projects, yeah.

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07:50 S1: And the fundraising part of it is really important. And so we wanna make sure that our company isn't dominated by that, that we've got time and cycles to do everything else. So we're trying to learn from the first couple rounds and what's gone well, and what's been a challenge. This time, we wanna do it short and sweet. We wanna have a short round that's open, we wanna get through all the closing period short while it's all still fresh in people's minds, and then be able to move on and focus on conquering the world.

08:18 Paul: Let's do it.

08:19 S1: So, anyway. So that's that.

08:19 Paul: Alright. Alright. So that's cool. Should we talk about Bad Sam now?

08:24 S1: Yes.

08:25 Paul: Alright. So Bad Sam. We've got a wave of activities and activations that we're working on and working with the Electric team to bring to you. And starting this Friday, we've got WonderCon in Anaheim. We're gonna be there. We have a panel on Friday night, which will be the Legion M panel, and we're gonna have a guest come up at the very end of it, could be Dean. And we're... [laughter]

08:53 S1: It says on our website that it's Dean.

08:55 Paul: I know.

08:55 S1: So I'm really hoping that it's Dean.

08:56 Paul: Alright. It better be Dean.

08:57 S1: It'll either be Dean or somebody dressed as Dean Devlin. [laughter]

09:02 Paul: Cosplay, Dean Devlin.

09:04 S1: No, it's Dean.

09:04 Paul: We also have some fun footage to show, reaction footage, and then we're gonna make a couple of announcements of new Legion M projects which is, it'll be the first time anyone's heard of these projects, to my knowledge. I don't think we've even hinted at these.

09:24 S1: We have not.

09:25 Paul: Yeah. So new projects coming.

09:25 S1: No, these have just been a glimmer in our eye... So the projects we're gonna be announcing are development projects, right? So Bad Samaritan is that... That product or that movie is gonna be in theaters May 4th. These projects are ones where we're on the very opposite end.

09:44 Paul: Yep. Very early.

09:45 S1: These are very early stage projects where our goal as a company is to go out, package them up, get talent attached. Do whatever needs to be done so that then we can turn it into...

09:56 Paul: Give it some momentum.

09:56 S1: A show or a movie, or something like that.

10:00 Paul: Some of these projects actually have come from the Legion, which is really cool.

10:04 S1: Yeah. Anyway.

10:05 Paul: So it's exciting... As Jeff mentioned, they're development projects so they're early but we wanna have... Our slate, we want it to be a variety, so that we've got stuff hitting theaters, we've also got stuff that we can track throughout the process and give you updates on, attaching the cinematographer and the cast and things like that, and then we'll be even... We'll have a lot of fun when those things finally reach the marketplace.

10:31 S1: Yeah.

10:32 Paul: Alright, so there are more panels.

10:36 S1: Hold on a second. There's also a cool free gift if you come.

10:39 Paul: Ooh, that's right.

10:40 S1: To the Legion M panels.

10:42 Paul: Yeah, come to the Legion M panel. We've got a super cool exclusive collectible and that collectible will get you access to a special page on our storefront where we can choose any product, so it's really cool. $20-plus value. But come on out this Friday we also have... David Baxter is gonna be on a CosPositive panel at four o'clock on Friday? Is that right?

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11:08 S1: David's panel is at two o'clock on Friday.

11:10 Paul: Two o'clock on Friday.

11:12 S1: The Legion M panel, just to be clear, is 6:30 on Friday, these are...

11:17 Paul: We'll list all this out in the comments. And then there's another panel with Bad Samaritan. The Bad Samaritan panel where Dean will be there with some of the cast and that...

11:30 S1: The screen writer, Dean Devlin, the director, producer, distributor, as well as three of the cast members.

11:35 Paul: Yep. Three of the cast, and that will be on Saturday at four o'clock. And then just to make it even more fun, Friday night we've got a meet up. After all the activity on Friday night, after our panel at 6:30, we're all gonna meet up at the lobby bar at the Hilton, which I think is right across the street at eight o'clock. So, we'll list all this out, but hopefully, if you're in the area or you can get there, come meet us at WonderCon.

12:01 S1: That's right.

12:02 Paul: We're gonna have a blast.

12:03 S1: If you have any questions or you wanna check the dates and times, there's a blog postings. So if you just go to the Legion M homepage, it's the first item in our news, is the Legion M at WonderCon. That's got all of these things. And not only that, but there's a cool feature on the WonderCon website where you can go.

12:21 Paul: Oh, yeah.

12:21 S1: And say, "Oh, this is a panel I would like to go to."

12:24 Paul: Yeah. Even if you are not going.

12:25 S1: And so we encourage you, if you're going for sure, even if you're thinking about going or if you plan on dreaming [chuckle] or day dreaming about going.

12:34 Paul: Or you're gonna tune in to find out how it went, if it's a panel that you're interested in.

12:37 S1: That's right, that you're interested in. The reason is, is because if you get enough people that express an interest in your panel, it raises the profile and puts it on the most popular panelist.

12:48 Paul: Most popular panelist.

12:49 S1: So our goal...

12:49 Paul: Jeff is running for most popular [laughter] panelist at WonderCon.

12:54 S1: I'm actually not even gonna be at WonderCon.

12:56 Paul: Oh, that's good. Oh, I am. I'm going for most popular panelist.

13:00 S1: I'm running for...

13:00 Paul: Vote for me. [laughter]

13:02 S1: Best SEC filings. Are there like awards for SEC filings, 'cause I think that ours would deserve an award.

13:07 Paul: I think we've got it.

13:08 S1: They're like the suckies. [chuckle]

13:10 Paul: An award or reward. One or the other.

13:13 S1: That's right.

13:14 Paul: Alright, so...

13:15 S1: The WonderCon panel, just to answer your question, I don't think that we can live stream it, because of the panel requirements. I know that we may be recording it. I know that we're gonna be trying to capture some footage there, but unfortunately, I don't think it's gonna be live streamed.

13:30 Paul: Alright.

13:30 S1: If I'm incorrect, David or Terri or somebody, please correct me.

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13:34 Paul: Maybe if we get to be one of the popular panels.

13:37 S1: That's right. All the popular panels.

13:38 Paul: Then we could be... All the popular panels get that. [chuckle] Vote For Pedro. Okay. So there are more Cons coming up, right? Alright. So because...

13:47 S1: Yes.

13:47 Paul: WonderCon is just the start of...

13:48 S1: It is just the first step...

13:50 Paul: It's just the very beginning...

13:51 S1: In our journey supporting Bad Samaritans.

13:53 Paul: Yeah.

13:54 S1: So between now and May 4th, we expect to do a number of other Cons.

14:00 Paul: Yeah.

14:00 S1: And I don't know that all of these are confirmed yet, but just to wet your whistle...

14:02 Paul: Yup.

14:03 S1: The ones on our list, Awesome Con in DC.

14:09 Paul: Which is awesome.

14:10 S1: Yes. And that's actually...

14:11 Paul: Currently.

14:11 S1: Next weekend, I believe. And I believe that David and Terri are confirmed for that one, but beyond that, we're looking at Portland Wizard World. The movie was filmed in the town of Portland, and so...

14:24 Paul: It's a hometown favorite.

14:25 Paul: Town, city, home?

14:26 Paul: Yeah, city.

14:27 S1: StarFest in Denver.

14:29 Paul: There might be a screening up in Portland, too.

14:31 S1: The Great Philadelphia Comic Con in Philly. C2E2 is a maybe.

14:37 Paul: Yeah.

14:38 S1: And Silicon Valley Comic Con.

14:40 Paul: Place that's near and dear to our heart.

14:42 S1: That's where we birthed... [chuckle] That's where we launched the company.

14:46 Paul: Where we were born.

14:47 S1: Yes.

14:47 Paul: Yes.

14:48 S1: We were born.

14:48 Paul: We were born at Silicon Valley Comic Con almost two years ago, and we talked to them today and so we're thinking about doing something fun there, might include a screening. But again all these details are being locked down. And then after that, the film opens. The film opens May 4th. So we're in kind of... There's a lot to do between now and then and then when it does open then the meet-ups start happening.

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15:16 S1: Yes, then the meet-ups begin. So if you haven't already, go to the Legion M page.

15:19 Paul: Yup.

15:19 S1: You'll see there's a button on the very top nav that says, "Bad Samaritan". You click on that, get on the list for opening weekend meet-ups.

15:26 Paul: Yeah.

15:27 S1: If you were involved. Gosh, it was a year ago. Almost exactly a year ago.

15:32 Paul: Colossal, yeah.

15:32 S1: That we did all of our opening meet-ups for Colossal.

15:34 Paul: Yeah.

15:34 S1: And they were phenomenal.

15:37 Paul: They were awesome, yeah.

15:38 S1: We collectively agreed, when it was all said and done, that we did like an okay job supporting them, but that there was a lot of room...

15:45 Paul: Medium, yeah.

15:45 S1: For improvement when it came to organization. We had just like last year, it was like an experiment.

15:50 Paul: This year we're planning to do an okay-plus job. [laughter]

15:54 S1: Yeah, exactly.

15:54 Paul: We wanna kick ass this year.

15:56 S1: So we're hoping to do way more meet-ups. We're hoping to do way bigger meet-ups. We're hoping to have a way more organized swag program to get out the gift bags. We are doing gift bags while supplies last.

16:09 Paul: Yes. So all those meet-ups will have gift bags, and we wanna be really there to help the volunteers that are organizing these meet-ups to make sure that people get out and that we help communicate it and that we message it.

16:23 S1: We've got like a social media plan that's gonna be involved.

16:26 Paul: Yeah.

16:26 S1: We've got a PR plan.

16:27 Paul: So it's all coming together.

16:29 S1: We've got really large ambitions about how we can make this just the funnest, easiest way for you to go out and see a movie, bring out your friends.

16:39 Paul: Yup.

16:39 S1: Look like a rock star, because they're getting in to see your movie.

16:43 Paul: A kick-ass movie.

16:44 S1: You're getting a swag bag.

16:45 Paul: They get some swag.

16:46 S1: It's gonna be awesome.

16:47 Paul: And in the end, it's good for the film. We have an investment. So doing this is benefiting ourselves, but it's also fun to do.

16:55 S1: Yup, yup.

16:56 Paul: So, what we love about Legion M.

16:58 S1: That's right. This is it. It's gonna be a lot of fun. It's a lot of work but it's gonna be a lot of fun, and so hopefully you guys will be able to come out and join us.

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17:05 Paul: Alright, so what else? Do you want me to talk about The Hive or shall we meet up?

17:10 S1: Well, first one of the things... So we've had a lot of questions. Terri Piñon asked me to share this which is, if you live in a town, maybe a small town or something like that, or just any town frankly and you wanna make sure that Bad Samaritan comes to your town.

17:25 Paul: Oh, yeah.

17:25 S1: The best thing that you can do is tweet about it. And what you wanna make sure is that you tag...

17:31 Paul: Tag.

17:33 S1: The Bad Samaritan movie, right?

17:35 Paul: Bad Samaritan, #badsamaritan.

17:35 S1: Which is... No, I think it's @badsamaritan.

17:37 Paul: Oh, @, oh.

17:37 S1: Terri Piñon can confirm it.

17:39 Paul: Okay.

17:40 S1: As well as your local theater like @Brenden, Walnut Creek or whatever the name of it is, because the theater owners right now are trying to figure out like, "Okay, am I gonna bring in Bad Samaritan or am I gonna bring in this other movie?"

17:54 Paul: What film best buzz, yeah.

17:54 S1: There's a whole dance going on and so anything... If it's something that you're interested in bringing it to your theater. We encourage you to tweet and make sure that you tag those two things.

18:05 Paul: But once again, and I think we've mentioned this, we do expect this film to open in a lot more theaters than Colossal did. Colossal was a platform release, meaning it started with just a few and we added theaters as we went. This one we expect to start with even more theaters than Colossal had at its peak. Way more.

18:24 S1: Yeah.

18:24 Paul: So it's good.

18:25 S1: It's gonna be fun. It's gonna be fun.

18:26 Paul: Yeah, it's gonna be a blast.

18:26 S1: And it's a fun movie like it's a fun thriller, like it's scary, but not like...

18:32 Paul: It's a date movie.

18:33 S1: Yeah, it's a great date movie.

18:35 Paul: Or a good family movie. [chuckle] Hey, it depends on your family.

18:39 S1: Paul's got kind of a warped sense of family sometimes, but yeah.

18:44 Paul: A warped family, exactly. Alright but it's a good film. It delivers.

18:46 S1: Yeah.

18:46 Paul: Alright.

18:48 S1: So next is The Hive.

18:50 Paul: The Hive. Alright. So we have a new initiative, this is a new program that we're gonna announce and we'll have a sign up sheet for it later today, and we're calling it, code name, The Hive and The Hive is all about building buzz for Legion M. And this is an invitation for any Legion M members or investors that are out there that are interested in participating and helping out with our PR efforts.

19:21 Paul: And what we're looking for is we're not asking you to do any of the heavy lifting or hard work. We have a PR team, we do all that. But when we put out a press release or we put out a story we want it to go far and wide. And anyone out there probably has some friends or contacts that might work in the media industry, or even just can look up the editor of your local paper or something, and help us relay the messages that we'll write for you but to get the word out.

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19:51 Paul: So we're calling it The Hive, where we are a swarm of bees, really, creating buzz for Legion M. The publicity and the press that Legion M gets is really critical for our company. It's one of the most efficient ways for us to get the word out about Legion M and for other people to hear about it. It tends to also be more powerful than even like advertising is, because the message is being written by a third party. It's not like, "Oh, this is a message from Legion M." That's fine. People will occasionally listen and they can get an impression from that, but if they read about it in their local paper or read about it in the LA Times or wherever it happens, it's more powerful.

20:39 Paul: And so we want to get our message out about Legion M. We have a lot of news and fun things to update and we want your help and there's something in it for you as well. So if you are successful in helping make a connection that leads to a story, we're willing to compensate with some exclusive Legion M merchandise or credits to the storefront. So we're really excited about it. Our PR team has done an amazing job of putting this program together. We don't have the sign up page live just yet. It will be live later today. Eric's just finishing it up and then we'll post a link. So if you're interested and you want to sign up or you know people that might be interested, share the link with them and let's do it. We'll keep building Legion M.

21:27 S1: I think it's gonna be exciting.

21:28 Paul: Yup.

21:28 S1: I think that's a really cool way for Legion M. We talk all the time. We're a super small company.

21:34 Paul: Yeah.

21:34 S1: We've got five or six people that work in Legion M. [chuckle]

21:38 Paul: 24 hours a day. [chuckle]

21:39 S1: But because of the fact that we've got so many people that like to find ways to get involved, and it's to their benefit, right?

21:48 Paul: Right.

21:48 S1: It's to your benefit to help out your company, and why not get involved?

21:52 Paul: And it's the type of thing like I've said earlier, we're not expecting you to spend your whole day doing something for us. But if it's convenient and easy and it's just shooting off an email to someone, sometimes it's nice. Also when an editor or a journalist gets that message, not from the company, but from one of its investors or members or someone who's advocating for it. Again, like Jeff said, it's how Legion M has these superpowers. The Hive can be one of our super powers that allows us to stay lean and small but to have a punch like a heavy weight.

22:31 S1: That's right. That's right. So by the way, Eric, our producer today is feeding us questions.

22:38 Paul: Yeah.

22:38 S1: And so if you've got any questions, just put them in the comments and we'll be happy to answer them at the end. Okay, so the next item on the list is our social media manager.

22:49 Paul: Oh, yeah.

22:49 S1: So we just wanna give you an update. We're hiring. This is the first time in over a year that Legion M is hiring.

22:55 Paul: Yup.

22:55 S1: And we're specifically looking for a social media manager. We have been completely overwhelmed with résumés.

23:03 S1: [chuckle] Oh my god.

23:03 S1: We have over 300 people.

23:06 Paul: We're gonna hire all 300 of them. [laughter]

23:09 S1: Better go apply for this now.

23:11 Paul: I wish we could actually 'cause there's some great candidates.

23:11 S1: Yeah, there are. There's a lot of really good candidates. If you've submitted, I apologize. I think we were a little bit ill-prepared for the magnitude. And we wanna make sure that we give everybody due consideration and take a look at everything. So we're not just like...

23:27 Paul: Making a decision.

23:28 S1: Yeah, exactly, so anyway.

23:30 Paul: It's a really important hire for us.

23:32 S1: It is. It is.

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23:33 Paul: It's something that we really wanna emphasize. I'm excited.

23:36 S1: Every hire is really important. One of the things you learn when you run a startup is the importance of culture and the importance of getting kind of the right people on the bus.

23:45 Paul: The right chemistry, yup.

23:45 S1: It's literally the most important thing.

23:49 Paul: Yeah.

23:49 S1: And so we put a lot of effort. If you look at successful companies, like Google and Facebook, there's like a model out there and you put in the time and you make it... You go out and you find the right person. It's not the easiest, cheapest, fastest...

24:05 Paul: And you test their mettle before you hire them!

24:07 S1: Way to get it done but you get it done right, and it's so critical.

24:13 Paul: And again, were not expecting to hire hundreds of people. So every hire is really critical and we just want to do it carefully and make sure that we are getting the right people on board.

24:24 S1: That's right, that's right. Alright, so then a quick note...

24:29 Paul: Any questions?

24:30 S1: Yeah, we have a couple of notes here. The last item on our list here was Fan Art Friday.

24:34 Paul: Oh, Fun Art Friday.

24:35 S1: I don't know if you've seen, we've got some really cool art being sent in.

24:39 Paul: Yes! Very cool.

24:41 S1: Like the one by Mad Squid.

24:44 Paul: Oh the drone one! Mad Squid was amazing.

24:45 S1: Yeah, yeah, about the Legion M Space Programme...

24:47 Paul: I loved that!

24:48 S1: Was really cool. I think that John...

24:49 Paul: Bring it on.

24:50 S1: Biscardi has... Anyway...

24:51 Paul: I heard that Elon Musk actually brought it up at a press conference.

24:55 S1: Did he really?

24:55 Paul: Yeah, he was like you know.

24:57 S1: His biggest competition.

25:00 Paul: He's like, "Yeah well, we have a new competitor in the field... Upstart Legion M... And we are really worried about them". So, that's good.

25:07 S1: That's right.

25:07 Paul: Mad Squid well done!

25:09 S1: Yes, so anyway, if you've got a fun design, doesn't necessarily have to be Legion M themed.

25:16 Paul: It's just fun.

25:19 S1: Just go ahead and submit it on social and tag Legion M. Every Friday we feature one or more of the designs. Anyway...

25:28 Paul: We love stuff like that.

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25:30 S1: That's right. Okay, so a couple questions here. What about Mega Con in Orlando in May?

25:37 Paul: It would be after... That happens after the film comes out. So we'd have to... We probably wouldn't be doing... At that point in time we won't be doings Cons anymore. We'll be doing the meet-ups ups around screenings to get people out to see the film.

25:51 S1: Yes, well that's not to say that one of those screenings might not end up being kinda in conjunction.

25:56 Paul: You know what we should do actually. If there are like... I'm glad you brought that up because secondarily, we ought to look at organizing meet-ups for screenings around Cons that are happening after it opens. Like Orlando, I know that we have a pretty strong contingent of Legion M folks down in Florida and Orlando is kind of a central meeting place. Maybe you hit two birds with one stone; you go to the Con and then you go see Bad Samaritan together. That could be good.

26:24 S1: So, just so everybody knows, the way that the meet-ups are gonna work is that it's designed to be really grassroot so that anybody can say I wanna host a meet-up in my town and as long as you can get at least so many people then we'll send you the swag bags.

26:40 Paul: And, so many people depending on what town you're in. It could be, you know, getting 10 people together; it could be getting 100 people together. In every city, in every part of the country it's different.

26:47 S1: It's different.

26:48 Paul: Yeah.

26:49 S1: So, the whole idea is like literally anybody can create one, and can organize one. Like Paul said, we want to support you to make it happen.

26:56 Paul: Yup. Yup.

26:58 S1: In addition, the whole Legion M team... Myself, Paul, Terri, David, Damien and Terri Piñon... We are planning to spread out, at least opening weekend, and each one of us go to like a different meet-up. And we specifically want to make sure that we're going to places other than LA and New York where so many of our events are. So, it's quite possible that maybe one of us can go out to...

27:21 Paul: Orlando?

27:23 S1: To Florida to do something like that.

27:24 Paul: Heck, with weather like this I would go to Orlando.

27:26 S1: That's right, that's right. Alright. Another question, Michelle P wants an update on Pitch Elevator. Not a lot has happened on Pitch Elevator and there's two reasons. One is, we are digesting the two pigs but probably the bigger reason is that our partner, Nerdest... I think that I mentioned this before... The person that we were working with left Nerdist and that kind of put it in a little bit of a...

27:56 Paul: Holding pattern.

27:56 S1: A little bit of a holding pattern.

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9. “GoGeekGirl Exclusive Interview: Paul Scanlan of Legion M” by Eva Jarkiewicz (April 1, 2018), GoGeekGirl found at http://gogeekgirl.com/interview-paul-scanlan-legion-m/

GoGeekGirl Exclusive Interview: Paul Scanlan of Legion M

Posted on April 1, 2018 by Eva Jarkiewicz — Leave a reply

GoGeekGirl was able to sit down with Paul Scanlan, cofounder of Legion M, during WonderCon to learn more about Legion M, the next round for investing as well as a few of their upcoming projects.

If you are curious to learn more about the inspiration behind Legion M was for Paul Scanlan and Jeff Annison, here is a chance to hear Paul tell you himself, including an explanation of what making a reservation for the upcoming 3rd round of investing means.

We go on to discuss a few of the upcoming projects and a hint that there will be a further announcement coming at Silicon Valley Comic Con. I may just have to check my schedule to see if GoGeekGirl can get to that show to get the announcement first hand for you.

The projects that Legion M is a partner on announced during WonderCon 2018:

“Airship Cowboys” is a half-hour animated comedy created by Legion M members Adam Beason and Jed Rigney

Archer meets Blazing Saddles.  The incredible and bizarre – and possibly true – adventures of a 19th century aircraft and its misfit crew as they travel the United States and the Old West on a government mission of diplomacy and butt kicking.

“Evermor” is a one-hour sci-fi fantasy Steampunk series created by Legion M members Perry Covington and Erik Figi.

Orphaned teenage twins, Ellie and Sam, discover a wondrous machine which allows them to journey through the multiverse and the almost alien alternate Earths within—finding danger, love, family, and the limitless potential of the human adventure.

“Malice” is a one-hour drama series created by Legion M member Evan Wasserstrom.

Imagine a world where Romeo and Juliet didn’t die, and the Montagues and Capulets are the most dangerous of in-laws.  Is Philadelphia really the city of brotherly love?

If you ever wondered what kind of music Paul might listen to, we were able to get him to discuss that as well. This brought to light that the composer for Mandy, another project Legion M has partnered on has music composed by recently departed Jóhann Jóhannsson and Legion M is also a partner in the Soundtrack. So heads up for both the lovers of metal and the fans of Jóhann Jóhannsson, this is a soundtrack to be sure to pick up.

As a member and investor of Legion M, the things Paul Scanlan shared during this interview makes me even more excited to see what the future of the Legion M community and it’s involvement in the entertainment industry will bring.

WonderCon 2018 GoGeekGirl Exclusive Interview: Paul Scanlan of Legion M

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Strangely we did not discuss Bad Samaritan, a thriller starring David Tennant, Robert Sheehan, Carlito Olivero and Kerry Condon, directed and produced by Dean Devlin. Legion M is partnering with Dean Devlin and Electric Entertainment to bring Bad Samaritan to theaters on May 4th, 2018 This is one you will not want to miss.

Bad Samaritan is a terrifying cautionary tale of two thieves uncovering more than what they bargained for when breaking into a house they thought would be an easy score. After making a shocking discovery, they must choose to run and hide, or face the killer whose dark secrets they have exposed.

Bad Samaritan - (2018) Official Trailer - Electric Entertainment

Learn more about Legion M at: https://legionm.com.

Follow Legion M on social media:

•     Facebook: Legion M

•     Twitter: @LegionMOfficial

Instagram: LegionMOfficial

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10.       Transcript of “WonderCon 2018 GoGeekGirl Exclusive Interview: Paul Scanlan of Legion M (April 1, 2018) found at https://www.youtube.com/watch?time_continue=675&v=qKF5QbbXO14

[background conversation]

00:06 Speaker 1: So we're here with Paul Scanlan from Legion M, and you were or are still with MobiTV?

00:12 Paul Scanlan: Well, I'm on the board of MobiTV, but I'm not operational. My full-time job is with Legion M.

00:17 S1: Okay. I figured we'd get that out of the way, 'cause if you research you, MobiTV comes up.

00:20 PS: Yep.

00:21 S1: Alright. So let's start off with the most obvious question, what was your inspiration for Legion M?

00:27 PS: Well, for us, Jeff and I started Legion M together. And we had previously started another company called MobiTV, which we're still shareholders of, but we have a management team now running that company. And when we started that company, one of the things that... One of the experiences that we had is we had friends and family that believed in us. Before we started it, before we built any value in it, they wanted to invest in us. And so we thought, "Oh, that's great. Yeah. Let's raise some friends and family investment to start the company," and we did it. And then later, a few months later, we met with the lawyers and the lawyers said, "Oh, you know, all your friends and family, like literally brothers and sisters, unless they meet this SEC definition of an accredited investor, they're not allowed to invest in your company." We're like, "But they're our family." It's like, "Oh, no. It doesn't matter." And so we thought, "Oh, that's so weird. That's bullshit really." And so anyway, we went back, we apologized, we paid them back with interest. And it just was, legally, we weren't allowed to take their investment. And then we grew an amazing company that had a lot of value. And we always felt kind of shitty about it, that they weren't able to participate. All the people that met that definition were allowed to, and the definition really is a... The only thing it defines is how wealthy you are.

01:52 S1: Which is really unfair 'cause how do you get wealthy? You invest in companies.

01:56 PS: It's totally unfair. It's bullshit, yeah. It's so weird. It doesn't measure your experience in investing or anything. It's just purely based on your net value. And so in 2012, an act went before Congress to reform these antiquated securities laws. 'Cause everybody agreed that in an economy that's dominated by startup growth, if the only people allowed to invest in startups are already wealthy, we're just widening the wealth gap in our country, and it's not good for entrepreneurs or anyone, really. It's only good for the accredited investor.

02:33 S1: Well, it's not good for me because I could never invest in an Apple or a Facebook or Google or anything, and I'm looking at all the money they made.

02:41 PS: Until they go public. Yeah. No, it's incredible. And so when the law, when Congress passed it, and it's actually probably one of the rare times that Congress passed something with almost unanimous support. Everybody agreed that these laws needed to change. And so it took them four years to write the act to become a law. [chuckle] It's just classic. So in 2016, the law was finally available, and we were literally the first company to file with the SEC to take advantage of it. And for us, it has that personal... This is something that we think is good for the economy, it's good for everybody. We also wanna be responsible about it. So one thing... We're really transparent. We warn people about the risks of startup investment. We don't want people to feel like... We don't want people investing too much money and it's not a safe place for your retirement savings. And the minimum investment is $100, so we made it really affordable. But we also make it something that people can join for free and you don't need to make an investment to be a part of it. But we call it Legion M, and our M has a bar over because our long-term goal is to unite one million fans together to co-own the next great entertainment company.

03:58 S1: So is that one million Legion M members or one million investors?

04:05 PS: Well, either/or, really. We'd be happy with members and then we'll be happy with investors. And I think the way we look at it, that M has a bar over it, which is the Roman numeral for one million. Whether it's a million investors or a million members, it's the strength in our communities, what it represents. And if they are investors... If they are investors and the average... Right now, the average investor puts about $500 in Legion M. So if we get to a million, we'll have $500 million to invest in projects that have a million people emotionally and financially invested.

04:41 S1: Which the word of mouth on a project was worth way more than the advertising budget of most of these projects.

04:49 PS: Yeah. No, it's a grassroots movement, really. It's like... This is what we're building. And it's also, it's a community. We look at Legion M as an entertainment company, but we see it more as a community first. It's more important that we're creating this community, 'cause that's really where we get our super power from. The bigger and more engaged that community is, the more power we'll have as an entertainment company. The power to introduce new, wildly original projects and give them... To back new creators and new directors and to spawn more diversity in this industry, to chase out creditors in this industry. There's that... Individually, we're all just fans. But when we come together, we have power. We wanna use that power to have a positive impact on the industry.

05:45 S1: And all of that is really fantastic, especially with everything we're hearing now about all of the stuff in the industry.

05:51 PS: Oh, yeah.

05:52 S1: It's heartbreaking when you hear...

05:53 PS: Well, the industry's time for change.

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05:56 S1: When you see these people that a lot of people have idolized all these years. And then you start hearing all the dirt that's coming out?

06:01 PS: Okay. It is. Yeah.

06:02 S1: It's like how horrible is it for the people in the industry and how heartbreaking is it for people that wanna get into the industry to be faced with that?

06:09 PS: Well, I think one of the challenges that the industry, I think, has had, and for us and one of the things that we're really trying to change, is how exclusive it is. And that exclusivity and the concentration of power leads to bad stuff. And so, for us, we don't wanna be exclusive. We wanna open the gates to Hollywood. We wanna put fans at the center of it. If you think of it, the industry's changing; a lot of dynamics in how people consume content. MobiTV was a big pioneer in changing how and where people could consume content and what that looked like. And so we know the industry is in a metamorphosis. It's always constantly changing. But the one thing that is an absolute standard that will never go away is that the audience is what matters most. That great content that no one watches is worthless. Great content that has an audience is really valuable. But the key denominator there, the common denominator, is the audience. And so if we're uniting the audience and audience together, it's like if everyone at WonderCon pooled together and said, "Let's go do this together," these are the most passionate fans of entertainment on the planet.

07:31 S1: I don't know what you're talking about. [laughter] I don't see somebody with Black Panther and Spider Man cosplay right over there.

07:36 PS: Yes. Exactly. Exactly.

07:38 S1: Alright. Well, moving on from that, third round is starting to open up, and it'll look differently this time. You're taking more reservations. Now, for those people that aren't yet a member of Legion M, aren't yet an investor, can you explain what this means? Because I, personally, have somebody that asked me, "Well, are you a referring investor? Can you refer me because I see that there is a waitlist already."

08:00 PS: Yeah. Well, so yeah. So the way it works is, like I said earlier, anyone can join the Legion at any point in time. It's always free to join, 'cause we wanna be open, and we have a meet up tonight where our Legion M will come together, but it's open to everyone. Anyone that is curious about what we're doing, they're also welcome to come. As far as the investment round goes, what we're doing is we wanna make sure... Some of our rounds have sold out, and they sell out relatively quickly. And so one thing we wanna do is we wanna make sure that people that wanna participate in that round have an opportunity to make a reservation that guarantees them a spot.

08:36 PS: Now, it's non-binding so when the round opens up, if they change their mind or they don't like the terms, or whatever it is, they can change their mind, but making that reservation secures you a spot in the round. And there's no pressure from us, or from anywhere, for us to get numbers to invest. And we're really clear about this. We don't want Legion M to be scammy or sales-y or anything like that. People should invest if they want to invest. We don't wanna be talking people into investment. We think it's a smart investment. Jeff and I are betting our careers and our life on [chuckle] this business opportunity because we fundamentally believe it. We think that if we're successful, we won't just change the world, but we'll create something that has enormous value. And that's our ambition. That's what we wanna do.

09:34 S1: Personally, I appreciate the low sales pressure, because when we first came out, yeah, I was hearing about this Legion M thing and I'm going, "It's just gotta be a scam. It's too good to be true."

09:41 PS: Yeah, it sounds like a scam. Yeah. Yeah. Exactly. [chuckle]

09:46 S1: So that first round came, and went and I was like, "I don't know."

09:48 PS: Yeah.

09:49 S1: Second round came around and I started going, "You know, these guys are starting to... "

09:51 PS: Wow. Exactly.

09:52 S1: "Well, they're still around. They're starting to talk about some projects. I've seen them in person at a show. They might be real." And then so I put a little in and then "Colossal" came up. And then you started making some more progress with the "Pitch Elevator", and then the whole Stan Lee star. Oh, my god. You guys getting that?

10:11 PS: Oh, yeah. Oh, my god. The Stan Lee imprints are great.

10:12 S1: How did Stan not have a star all these years?

10:14 PS: Oh, my god, yeah. The hand prints are... Yeah, yeah.

10:17 S1: So all of a sudden, you started seeing Legion M tied to these projects somehow. Yeah, they're starting to make some decisions that actually are hopeful.

10:23 PS: Yeah. We're doing real stuff and then we totally get it. And this is one of the reasons why we tell people, "Look, join for free," like, "We get it." If we saw an ad for something like this in Facebook or heard about it from a friend, our skepticism would... We'd say the same thing like, "Oh, that sounds weird, I'm not sure." So that's why we allow people to join for free. Come along, come to a meetup, check out our films. We do a Facebook live update almost every other week. We're constant there's a running diary and what we're doing and what we're working on on our webpage.

10:55 S1: And you end up now with the regional Legion M groups on Facebook.

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11:00 PS: Oh, yeah. No. We have all the...

11:01 S1: Which is really amazing. You're seeing community develop its own communities, go, "Hey, we're local. Let's get together locally and do this stuff."

11:09 PS: Yeah. And we love that. It's one of the most assuring and reinforcing parts of starting this company, is just how that community has come together. Like when we went to Sundance this year, we brought in sponsors and had Leonard Maltin doing interviews. We took over a venue on Main Street.

11:27 S1: Yeah, I was jealous.

11:31 PS: It was amazing. [laughter] Next year, you have to come. Really, you gotta come. And you'd be surprised how affordable it is. And keep this in mind, so if you're a Legion M member, or even if you're not and you're just curious and wanna come by, we took over a venue, sponsors pay for a lot of it, right? We're giving away pizza and drinks. It's free, so you can eat for free.

11:49 S1: That works.

11:51 PS: We had a lot of Legion M... And this is really special, actually. We had a lot of Legion M members and we had a special place on our forum, where people that all wanted to meet up in Park City and share an Airbnb or something were meeting each other for the first time and sharing a condo or a home or something, so they could...

12:08 S1: And that speaks to the community, because that takes a lot of courage.

12:10 PS: It does.

12:11 S1: To share a place with people you've never met before.

12:13 PS: And they're making lifelong friends.

12:14 S1: Yeah.

12:15 PS: We get a lot of actually... It's very energizing to hear the stories that we get from Legion M community members that are talking about people that they met or they hooked up with this other person, they met him at a meet-up and now they're making a film together. Or they just did a deal for a comic book or something. It's amazing. It's awesome.

12:38 S1: And the first time we hear about Legion M members meet and get married?

12:42 PS: Yeah. Exactly.

12:42 S1: That's gotta go on the...

12:43 PS: That could happen.

12:44 S1: That's gotta go up.

12:45 PS: That's true.

12:45 S1: Well, I know your time's precious here so I'm gonna jump to the next thing pretty quickly and then the last question for you. Alright. We've got "Colossal", "Field Guide to Evil", "Pitch Elevator", "Icons", "Face to Face", "Bad Samaritan", "Mandy".

12:58 PS: "Mandy". Yep.

13:00 S1: What else is coming?

13:02 PS: Well, we're announcing three new projects today at our panel at 6:30, here at WonderCon. We've got three new TV series that we're announcing.

13:10 S1: Well, this will air after the panel so feel free to name them.

13:13 PS: Yep. Okay. So they'll be announced. I'm gonna wait and we'll have a posting on it. But they're really...

13:21 S1: And I wasn't even gonna tweet it out ahead. Come on.

13:23 PS: Alright. Well, I'll give you the names. One's called Airship Cowboys, and it's a really, really fun project. It's kind of like Archer meets... It's kind of Archer-esque. It's really a fun, hopefully, maybe an animated series. The other one's called Evermor, and it's like a really in-depth exploration in a fantasy universe. And the last one's called Malice and it's a... And we'll have information on our website about these. And Malice is really about... Imagine if Romeo and Juliet didn't die. And their vindictive rival families had to co-exist.

14:06 S1: Oh, no. No, no, no.

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14:08 PS: Yeah. So this is...

14:08 S1: In-laws. [chuckle]

14:09 PS: Yes, exactly. And this takes place in Philadelphia. It's really testing whether Philadelphia is the city of brotherly love or not. So it's also, it's a great script and we're excited about all three of them. And then we have another one that actually we'll, hopefully, announce maybe at Silicon Valley Comic Con. Which I think it's really badass.

14:30 S1: Okay. Well, considering this interview may get shared on sister site called Metal Life Magazine, I've gotta hit the music topic here.

14:37 PS: Oh, yeah.

14:38 S1: So what do you listen to?

14:40 PS: What do I listen to?

14:40 S1: Yeah. What do you listen to?

14:41 PS: Well, I like hard rock, kind of borderline heavy metal music. One of the things that Mandy, the film that finished at Sundance as one of the top-reviewed films, had a heavy metal soundtrack from Johann Johannsson. Who, as you may know, recently passed away.

15:00 S1: He just passed away.

15:00 PS: Yeah, sadly. And this was one of his last projects. And it's absolutely amazing soundtrack. And Legion M is not only an investor in the film but we are an investor in the soundtrack. And so that's something that we're excited is that we haven't released any of it yet.

15:17 S1: Well, considering I have one of the soundtracks that he did, that's gonna be another one I'm gonna wanna get my hands on.

15:22 PS: Yeah, yeah. Which one do you have? A Theory of Everything?

15:25 S1: No.

15:26 PS: Sicario? Sicario's great. He also did Arrival.

15:33 S1: I actually won an autographed one from the label.

15:33 PS: Oh, you did? Oh. It's so sad that he's not with us anymore because he really was an unbelievable talent.

15:37 S1: Amazing.

15:37 PS: And this is the first time he had really done something that was like... It's almost black metal. And so, for me, I listen to all kinds of music. I like jazz, I like blues, I like rock, I like everything. But the stuff that really gets me energized is the hard, hard rock and heavy metal.

15:58 S1: Well, if you like...

15:58 PS: Helmet's one of my favorite bands.

[laughter]

16:01 S1: You like a wide range of music. One band that you would never think to check out for hard rock or metal, 2Cellos.

16:09 PS: Ooh, 2Cellos? Is that the name of the band?

16:13 S1: That is the name of the band.

16:14 PS: And it's a heavy metal?

16:16 S1: They do everything from classical through...

16:18 PS: Wow, I love it.

16:19 S1: They've covered Metallica.

16:20 PS: Oh, I'm gonna check that out.

16:21 S1: The one thing not to do is don't go to a concert of theirs on Tuesday before Comic-Con, because you go into Comic-Con with zero voice.

16:29 PS: Oh, really? [chuckle]

16:30 S1: Last year, that was me.

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16:31 PS: Wow, that sounds amazing.

16:33 S1: They get you to rock out at their concerts.

16:35 PS: Oh, that sounds really cool. There's another band I really like, which is an all instrumental hard rock band called Pelican. And they're worth checking out.

16:44 S1: I'll have to check that one out.

16:45 PS: Alright.

16:46 S1: Well, I do have to throw this in there just for a laugh.

16:49 PS: Yeah, go for it.

16:50 S1: So Spidey Sense, thank you for your time.

[laughter]

16:53 S1: I'll ask you about that a different day.

16:55 PS: Thank you. Alright. Perfect. No, I appreciate... Yeah, yeah I appreciate all your support too. Thank you for that.

17:01 S1: Well, you are actually giving me that light at the end of the tunnel of... Well, okay, take this money and invested it in Legion M.

17:08 PS: Yeah.

17:08 S1: I watch my 401 and 403s do this up and down every time the government decides to do something wonky.

17:15 PS: Yep, exactly. Like today.

17:16 S1: And this one I'm going, "This is is the green money."

17:18 PS: This is it. This is the lottery ticket. Yeah, this is it.

17:21 S1: This becomes that future of what they're saying.

17:22 PS: Yep.

17:22 S1: This could be my retirement.

17:23 PS: Right. You know what, we're gunning for it. We're gonna leave everything on the table to make that happen.

17:28 S1: Well, I really appreciate the opportunity and the dream.

17:31 PS: Yeah. Oh, likewise.

17:31 S1: Because that's what it is. It's the dream of the future.

17:34 PS: Well, it's interesting for us. It wouldn't be possible without the community. It may sound cheesy, but literally, that's the power. It's not about me or Jeff or... It's about us. And this is our company. And it's our opportunity to change the industry. And I think what's been amazing is not only has the community come together in such a special way, but the industry has also completely opened up to us.

17:58 S1: Which is amazing.

18:00 PS: It's not like doors are being shut on us, doors are opening. And we were very close to making an investment in "Shape of Water", which won best picture this year, and we're big Guillermo fans, and that literally almost happened. That's how receptive...

18:14 S1: Wow.

18:15 PS: This industry is to us. So I think we've got an incredible opportunity in front of us, it's just about making it happen.

18:25 S1: Well, it sounds like you guys are on the right track and if the fans that have interacted in the legions so far...

18:30 PS: Yep.

18:33 S1: Are any sign just the word of mouth alone, is gonna make any project successful.

18:35 PS: Yeah, thank you! No, we're excited. Alright.

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18:37 S1: Alright. Thank you for your time.

18:39 PS: Yes, nice to see you.

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11.       Transcript of “Tech Zone With Paul Amadeus Lane - Ep. #73 Part 1 Wonder Con 2018 Recap Legion M & Bad Samaritan” (April 1, 2018) found at https://www.youtube.com/watch?v=a47R6jS3VDo

[pause]

[music]

00:04 Speaker 1: In this world of technology, things are ever changing, re-arranging. You need someone to help you out. I know someone who can.

[music]

01:09 S1: Hello, and welcome to the show. I'm your host, Paul Amadeus Lane. I'm so happy to be back with you. Fresh off my trip from WonderCon 2018 in Anaheim I, all the great cosplayers, the great shows. Ah, I tell you, I had a blast. It's better each and every year. And don't forget, you can always connect with me, paulamadeuslane.com. This is ABC News Radio KMET. And I know I said it before, but you have to connect with me on social media. We released some content on social media from WonderCon 2018, and if you're not on Facebook, you probably missed it. So we're going to re-cap and share with you the experiences from WonderCon, so that you won't miss out. On our show today, we are going to be joined by a sci-fi icon coming up in the last segment of the show. Second segment of the show, we're going to be joined by the mind behind one of the fastest growing animated series out there by our friends over at Crackle. So you don't wanna miss that coming up to be joined by some actors and actresses who lend their voice to this fast-moving, fast entertaining show. In our first segment, we are going to be joined by a company that is revolutionizing the way the entertainment field is going and it truly is their future. But before we talk about that, again, remember you can always catch up with me at paulamadeuslane.com.

03:03 S1: If you're watching this on YouTube right now, please like and share. If you're listening too, in ABC News KMET 1490, this is what you could do: Make sure you tune in and subscribe to the podcast, iHeartRadio, we got you covered, paulamadeuslane.com Tech Zone, yeah. So, let's get it out of the way. What if I told you that fans are really like in a driver seat when it comes to content out there, to not only the success of a project, but what about the fans actually owning an entertainment company? Did you ever think that there would be a day where that would be so? I'd like to introduce you to a company. Legion M. It's the first ever fan-owned entertainment company that you all can be a part of. Now, you may ask, "How can I be a part of this? What's it all about?" Well, I had an opportunity to bump in and run into the co-founder and CEO of Legion M, Mr. Paul Scanlan at WonderCon 2018. I had a chance to talk to him about the company, and what's it all about, and what were they doing there at WonderCon 2018? Paul, tell me WonderCon, opening day, how does it feel being here?

04:41 Speaker 2: Oh, we're super excited. WonderCon is just such an amazing event. And we've got so much scheduled here. We're really... It's a little frantic right now, getting everything together, but we've got a really exciting panel tonight. We're gonna talk about Legion M a little bit more. We're gonna introduce three new projects that we're involved in. And we also have a special guest, and surprise at the end of our panel, and then we have another panel tomorrow, for one of the projects that we're involved in called "Bad Samaritan". So, there's a lot going on this weekend. Oh, and we have a Legion M meetup tonight, after our panel at 8:00. So anyone that's listening to this and wants to learn more about Legion M, they can meet us at the Hilton, we'll have a big group getting together.

05:23 S1: That is so cool. I might even have to show up there and hang out with the guys.

05:26 S2: Yeah. [chuckle] Damn straight you will. I hope you do. Yeah.

05:29 S1: So, Paul, when it comes to Legion M out there, for ones out there who may not know about the company, why don't you give 'em a brief rundown?

05:35 S2: Yeah, sure. So, Legion M is, we're the world's first fan-owned entertainment company. And what that means is we're uniting fans. It's like if everyone at WonderCon all came together and said, "Hey, let's all pitch in a little bit of money, and recreate and take over Hollywood." And that's what we're doing. Our logo has an M with a bar over it, and that represents our long-term goal, which is the Roman numeral for one million. We wanna unite one million fans together and take over Hollywood. And we started, just over two years ago, and it's been just an amazing ride ever since.

06:08 S1: And thinking about some of the things you guys have been able to accomplish in those two years. When you and your partners look back and see where you guys are at today, what goes through your mind?

06:17 S2: Oh, man, I'm telling you, I'm an entrepreneur and before I do anything, I'm really... Usually my heart's gotta be in it. And I gotta be wildly excited about what I'm gonna do. And my co-founder and I, when we started this company, we were super excited about it. I have to say two years after being at it, I can't even believe... We are more bullish and excited about this opportunity than we've ever been. We're so grateful for all the support that we've had from the Legion M founding investors and members that have come to support us. A lot of people asked us when we were starting this company, "Wow, you want a million shareholders in your company, that sounds like a nightmare." And we always said at the time, "No, that's really nirvana. If we can unite all those people together and build that community, that community can have power."

07:10 S2: And I have to say, we're in the early stages just two years in, but I have to say, unilaterally that community is nothing but awesome. It's been so supportive, they've been so great, it's such an amazing group of people and we're just, we're grateful and excited, and we've also been pleasantly surprised at how receptive the industry is that we are having a little bit of a disruptive impact, but I feel like it's a positive disruption. We're not coming in to take anything down, we're coming in to add value. Fans can add value when we come together and we have power to do that. We've been able to participate in some amazing projects. One of our film... One of our last investments, most recent investments was the number one reviewed film at Sundance this year, that's amazing. And one of our first investments that we made was in "Colossal", which has made many of the top 10 films of 2017 and so we're just, we're excited, we're more excited than ever.

08:15 S1: And Paul, talk about when it comes to having the fans being involved, the way technology is today. Do that make it all possible to create Legion M?

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08:26 S2: Yeah. No, absolutely. The opportunity to engage a community like this a few years ago would have been a burden. How do you unite? How do you get everyone together? Do you have to write them letters? And today, all the technology is there. It's all scalable. Even just managing the cap table and their shares and all that, it's all done electronically, because what we're talking about isn't crowdfunding the way a lot of people think of crowdfunding. This is real equity crowdfunding. Our supporters, they own the company with real shares that are tradable and have monetary value, and so it's important that we set it up in a scalable way, 'cause if we're gonna have a million people, that could be hard to manage. But I'll tell you, it's been amazing so far. We use Facebook, we have an online forum, we have a lot of... We're building a lot of the tools that help us manage the community and engage the community in a positive way.

09:22 S2: A lot of people, when they first heard about it would say, "Oh yeah, but did the fans really get involved? Do they have a voice?" The answer is absolutely yes, and just to your point it's... The technology is there for us to do that in a scalable way, and it's not a burden, it's actually an opportunity and we get value from it. So the fans have an opportunity to have a voice and give their input and vote on things and go to a film festival, and be a scout for Legion M, and tell us about the films that you saw. And that makes their company smarter and more versatile, and how we respond to things. When we go to Sundance, having 100 scouts that represent Legion M is an amazing advantage over anyone else that's going to Sundance.

10:08 S1: The one thing I love about it too is, before the entertainment industry was really exclusive, when it comes to decision-makers input. But your company is doing where they're allowing fans to have a voice is truly amazing, my friend.

10:20 S2: Well, this is one of the things we're probably, most proud of is the fact that the industry has been an insiders game, and when we unite fans together, we have the power to open the gates to Hollywood. One of the best examples I can think of is that we united fans together to give Stan Lee something that he deserved, his hand and foot imprint at the Chinese Theatre. We were shocked that he... No one had done this for him. And typically that's an industry thing. The studio puts it on, all the studio heads are there. Fans aren't even... Fans read about it in the paper, but they don't get to go. And so when we did that last summer, we gave this honor to Stan for his birthday, we worked with the Chinese Theatre to make it happen, and we opened it up for fans.

11:07 S2: Yeah, sure, we had the studio heads, Kevin Feige was there, Kevin Smith as the emcee, Chadwick Boseman spoke, but we opened it up for fans, we had hundreds of fans and that night we had one of the most epic parties at what we called the "Tony Stark Mansion", where we rented out a house in the Hollywood Hills, and all of our Legion M members could come. We had sponsors help pay for it. So it's not how we're spending our investors' dollars, but we were able to honor Stan Lee, give him probably one of the best birthday gifts he's ever had in his entire life. He came to the party and we did it with fans. This wasn't an insider saying that, like, "Oh, you needed to know someone to know someone," you just needed to come. Just get there. Join the Legion and come. And it was amazing, it really was fantastic.

11:55 S1: And talking to you, Paul, I feel that passion, I sense that passion. And that's just amazing. When you have leadership like yourself and your partners out there, it really shows that this company is on the right side of history.

12:06 S2: Yeah. No, I appreciate that. But I have to say, we get our energy from our community, and it's contagious. What drives us and what fuels us, and gives us the energy to... We're working 24 hours a day. We're so excited, we can't stop doing what we're doing. And it's the positive feedback and input that we get, the people that are telling us, "Look, you've changed my life. I feel like I'm a part of something. And I love this community, I've met life-long friends. Met Stan Lee, I went to his party, I went to a screening." We're creating these experiences that are really amazing experiences for fans, and things that we all wanna do. But they're also adding value to the company that we all co-own. So it's like this really nice cycle where we do things that are good for us, good for the company, but they also benefit us, and they change our life.

13:04 S1: That's awesome. Before I let you go, is there anything else you'd like to articulate out there to the Legion fans? Maybe soon to be Legioners out there, Legion M's out there, anything you'd like to tell them?

13:17 S2: Yeah. No, absolutely. Look, we're at the top of the first inning. The Legion is, we're about 30,000 people today. We wanna grow. And we're open to everyone and anybody. You don't need to invest to participate, you can join for free, come along, see what we're all about. Later if you decide to invest, we'll open rounds of investment. Right now we're not open for investment, but we've had two record-breaking rounds so far. We're gonna open another one, probably in around mid April timeframe. But you can make a reservation, it's non-binding, so you can make that reservation and then that guarantees you a spot in the round when we do, 'cause they oftentimes will sell out the round. And if you're gonna invest, we tell everyone, "Look, we don't want your life savings." If everyone put $100 in, and we get to a million, we'll have $100 million to invest in projects that have a million people emotionally and financially invested. That's plenty of money. So this is not a good place for your college savings, or your 401k, but it's an oppurtunity to get involved, make a difference, and hopefully change the world.

14:24 S1: Awesome. Awesome model. And I think I'mma use that when it comes to paying off my mortgage.

14:28 S2: Yeah. There you go. [laughter]

14:28 S1: I think I'mma ask everybody to give me like $100, so it might get enough to pay off that...

14:31 S2: There we go. We'll start the Paul Legion Mortgage. [laughter]

14:36 S1: Out of his mouth to God's ears. Yes. But thank you so much for joining me, my friend. How can one find out more information about Legion M?

14:42 S2: Yeah, no, absolutely. Well, first of all, I wanna say I appreciate being on your show and all your support as well. If they wanna learn more they can go to legionm.com. So it's L-E-G-I-O-N-M, which is for our million, and dot com. We've got all kinds of information, our background, all of our projects. And if you scroll down on that homepage, it'll show you all the frequent updates. We're giving investors updates on a weekly, if not daily basis, telling them what we're up to. And then tonight we've got three new projects that we're really excited about. And that's not all, we have more stuff coming. We feel like we have to pace ourselves, 'cause we can't announce everything at WonderCon.

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15:23 S1: I know, we are so excited, we're looking forward to it. And I'mma put you on the spot just for one second.

15:27 S2: Yeah, go for it.

15:27 S1: We're here at WonderCon, it's all about superheroes. If there is one superhero who would make a great villain, which superhero do you think will make a great villain?

15:37 S2: Well, one of my favorites is Tony Stark. I'm just saying, he's got such a great character, he's almost borderline villain anyway. He's got his dark side, and I think he'd probably make a pretty good villain. But David Tennant, Doctor Who, in our new movie "Bad Samaritan", he's a villain. You gotta check it out, in theaters May 4th. David Tennant as a villain, he's amazing, really good.

16:02 S1: I'm looking forward to that. 'Cause I know in "Broadchurch", he was like good cop bad cop. Man, you don't wanna mess with him.

16:09 S2: Yeah, exactly. No, he's a pretty versatile guy. For us, he deserves this. This is a major feature, it's gonna go out pretty wide on theaters. This is with Dean Devlin. It's gonna be David Tennant's first big film. And we wanna support that film career for David Tennant, and help him make this happen.

16:31 S1: Well Paul, great talking to you, my friend. Wish you much success.

16:34 S2: Yeah, thank you. Likewise.

16:36 S1: I'll tell you, I really enjoyed speaking with Paul. And just some of the things that they're doing over there at Legion M. You better become a part of it. You better check 'em out, follow them, go to their website, check it out. Let me give you their website out to you, one more again, that's what I'mma do. This website right here, legionm.com, legionm.com. Now, Paul talked about a project that they were discussing there at WonderCon 2018, "Bad Samaritan". Well I had the opportunity to chat with Dean Devlin. Now if you guys are "Stargate" fans, he is the reason why "Stargate" even existed. The reason why we have "SG-1", "Atlantis", "Stargate Universe". If he didn't take the chance on the film with "Stargate", starring Kurt Russell, Kirk Russell, Kurt Russell, Kurty Kurt, C-U-R-T-K-I-R-K... I'll get it. But, [chuckle] if he didn't take a chance on that, we would never have the "Stargate" franchise that's still living today. Had an opportunity to chat with Dean about not only "Stargate" but "Bad Samaritan" that Paul and I was talking about. Now Dean, let's talk about you being here in WonderCon with the "Bad Samaritan", just the experience that you've had with fans and with just everyone being here at the con.

18:18 Speaker 3: Well, I love these conventions. I've been going to them since I'm 13 years old. I'm a big a fan of them. I think that the people that come to these conventions are the world's least pretentious people. These are people who unabashedly enjoy what they enjoy, and they don't wanna take any grief for it, and they come here to celebrate it with other people who enjoy the same types of entertainment. So there's something very pure about these conventions, and I love it, I love these people.

18:44 S1: And Dean, when we look at "Bad Samaritan" in the Legion M, and partnership. Talk about that.

18:51 S3: Well, Legion M is an amazing company, they're 100% fan-owned. And so they really are a a grassroots genre entertainment company, there's never been anything like that before. And I relate to it because the first movie I ever made was a movie called "Stargate". And at the time, no studio wanted to make the movie, they all said, "Science fiction is dead. Nobody cares about science fiction." And so we raised the money independently, that's why I do an... This movie here, it's a full circle. But one of the things that we did then is we went to all the sci-fi conventions. I believe we spent a year going to every single one all over the country talking to fans. And the movie ended up having the largest October opening in history. And I really credit it to the fans who supported the movie, and continued to support the franchise for years and years. So, to be able to come back here at this point with another independent movie and really talk to the fans directly, it's a privilege.

19:47 S1: And Dean, I talked to Paul Scanlan earlier, and he talked about just experience too. And I wanna thank you personally as a "Stargate" fan to go, "Ohh, Daniel Jackson," and all the other great stuff. Thank you for creating that and I just wanna give you some props when it comes to that.

20:03 S3: Oh, thank you.

20:04 S1: But as we look at this type of undertaking with "Bad Samaritan" with the Legion M partnership, talk about getting the stars to buy-in it and say, "Yeah, I wanna be a part of this project too."

20:17 S3: Well, I think there was a purity to the way we went about this. There wasn't a studio behind it, there wasn't... It was just me as a filmmaker talking to some actors. And everybody got on board, they loved the script, they had a wonderful spirit on the set, and we didn't have a single ego in the bunch which is really unusual making movies. And then when the film was done, we got to hook up with the Legion, and I said, "This has to be a grassroots campaign to promote the movie because we don't have a studio behind us, we don't have the kind of money that they spend to promote a movie. We can't just buy a whole bunch of ads on television. We really need to talk to the fans directly and see if they'll be our ambassadors." Well, Legion M is... Well, they're the experts of that. They're the best at it. And every time we have a meeting, they come up with 1000 ideas. Okay, only three of them are good ideas, but they still come up with 1000 and that's pretty cool.

[chuckle]

21:12 S1: That is so true. And talk about how you got Mr. Broadchurch to be a part of this project.

21:22 S3: Well, I'm a hardcore Doctor Who nerd. And I just love Doctor Who. So, I've been wanting to work with David Tennant for years and I've never had the opportunity, so we set up this Skype call. I tried to act, "I'm a cool director, I'm not impressed." But about two minutes into it, I started asking him questions about the Tardis, the sonic screwdriver, and next thing I know, I'm opening my shirt and showing him my Doctor Who t-shirt on. And of course, I actually had the wrong Doctor Who t-shirt on, I had the 11th Doctor not the 10th Doctor, and so he corrected me. [chuckle] But luckily, he forgave me for having the wrong shirt on, and he still did the movie.

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22:02 S1: That's so cool. Then talk about the storyline of "Bad Samaritan" and wet our appetite about it.

22:08 S3: Well, it's the story of two young guys who have a little scam. They work as valet parkers, but if they get the right car and the house that that car comes from is within a couple of minutes, they figure they can get into the house, take some stuff before the people are done eating dinner in the restaurant. And they don't take big things, they don't clean your house out, they take stuff that you might blame on the housekeeper, things that you might say, "Where did I put my watch?" or, "I know I had some cash on the table here." And that's been their little scam. But one day, they break into a house that they shouldn't have. And they make... And our lead character makes the worst decision of his entire life, and he spends the rest of the movie trying to correct that decision.

22:51 S1: Oh, we're definitely looking forward to that and find out the rest of the story. And before I let you go, what else would you like fans to know out there just about this project?

23:02 S3: Well, just that I think our lead actor, Robbie Sheehan is about to become a gigantic star. Some of the fan, people know him from the TV series "Misfits", but he's also about to be the lead actor of Peter Jackson's new movie, "The Mortal Engines", and he's gonna blow up as a huge star. But when you see him in "Bad Samaritan", you're gonna see an amazing performance, a thoughtful performance. I think this guy's the best actor under 40 alive, I mean under 30 alive. And I really want people to come check it out 'cause this is a chance to see him before he blows up.

23:35 S1: And Dean, as one of your biggest fans, I appreciate talking to you and you sharing some of your insight about the project, and also the partnership with Legion M. And we look forward to catching up with you real soon.

23:47 S3: I appreciate you talking to us today and helping us talk about the movie, so thank you.

23:52 S1: That was the great Dean Devlin. I tell you, that's Hollywood royalty right there when it comes to creating things, "Independence Day", "Stargate". He's up there guys, that's all I have to say. Great chatting with him. Looking forward to talk to him about other projects that he's working on as well. Well, time for us to take our first break here on the Tech Zone. So this is gonna be a fast-paced show. When we get back, we're gonna talk about one of the fastest growing animated series out there and the notoriety that it's gotten. Some of the greatest actors and actresses lend their voice to this animated series. Do you wanna know what it is? You gotta come back after the break. Be right back after these messages.

[music]

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12.       Transcript of “Legion M – Wondercon 2018” (April 1, 2018), IdeateTV found at https://www.youtube.com/watch?v=OUm4GVvJd4A&feature=youtu.be

00:00 Speaker 1: Hey guys, I'm joined today by Paul Scanlan, the founder and CEO of Legion M, which is a fan-based film company. Tell us a little bit about it. It's really interesting.

00:10 Speaker 2: Yeah, sure. So we're the world's first fan-owned entertainment company, so we're owned by people that go to WonderCon. Our goal is, we call it Legion M, and our M has a bar over it, which represents the Roman numeral for one million. Our long-term goal is to unite one million passionate fans of entertainment to co-own the company with us, and it's really revolutionary. This hasn't been possible up until two years ago. When we launched our company, it was on the first day that the SEC finally allowed anyone to invest in startups and we always tell people, "Look, startup investing is not for the faint of heart." We have very ambitious goals and we wanna unite one million fans together, but we also make it really affordable to invest. We're not asking anyone to invest their life savings. The minimum investment is $100. So, even if everyone put $100 in, we'd have a $100 million to invest in projects that have a million people emotionally and financially invested in them.

01:12 S1: Well, I find this so empowering for the fans. Are they able to have any say in your projects or is it just the money?

01:21 S2: No, absolutely, in fact, this is one of the most frequently asked questions is like... And our goal is to make sure that... The community is the differentiator for Legion M. So if we're not harnessing the power of that community, then we're not living up to our goal and we're not really differentiating, we're just another company. But so we've engineered the company from day one, to coalesce that input and to learn from it, but we also wanna be realistic, which is, great art isn't made by committee. By being an investor or being a member, it doesn't mean you get to give notes to the director, but it does mean you have a voice. The way we give people a voice, we do a lot of meetups, we do a lot of community events, we have a reading club where we're reading and discussing different topics. We have a scout program where anyone that's going to a film festival can register as a scout, and go and represent Legion M.

02:26 S2: They have to pay their own way to go because that's not what we're using the money for, but once they're there, if they're seeing films they can write about it and share that information with us. So, like at Sundance, we had all kinds of people there representing Legion M and giving us input on the films that they're watching, and that does a couple of things. It also allows us to gather that data and learn like, what is our Legion most interested in? For us, we wanna back projects that our Legion is gonna be excited about, and so it's really important for us to stay in tune with what their interests are. We do a lot of polling, and a lot of things like that. We just introduced this week something that we call "The Hive" where people can sign up to help us with our press and marketing, and they may know people in the industry or people that are journalists, and we hook them directly up with our publicist, and press people so that they can add value there.

03:20 S1: What is your background? How did you start out? Before Legion M ever existed, where did you start?

03:26 S2: Well it's interesting, so my co-founder and I, Jeff Aniston, we started another company called MobiTV, which was also disruptive to the entertainment industry, but in a different way. We started that company almost 18 years ago, and it was the first company to really, what we call, break TV out of the living room. So at that time, I don't know if, [chuckle] you're probably too young to remember, but television wasn't allowed outside of the cable infrastructure. You couldn't watch TV on your phone or your PC or you couldn't even watch it on your computer at home. They didn't allow it. We built the company called MobiTV, which really was breaking... We put TV on cell phones at a time where people were like, "What? No one wants to watch TV on their phone." Three years after the industry told us it was a bad idea, we're being celebrated by the Television Academy with an Emmy Award for pioneering this whole new ground-breaking category of the entertainment industry, which now today we just take for granted. Of course, people watch movies and TV shows on their phone and their tablet, wherever we go, we're watching content. A few years ago, that wasn't the case.

04:35 S1: Well, congratulations on all your success Paul.

04:38 S2: Thank you.

04:38 S1: You're absolutely a pioneer, and you're my hero. [chuckle] But where can people check out more about Legion M, and more about you?

04:45 S2: Yeah, so they can check us out at legionm.com, and by the way, I wanna mention that it's free to join. So anyone can join Legion M. You can come to our events, come to our meetup, we have a panel today at 6:30. We're gonna have Dean Devlin join us on our panel. We'll also be announcing three new projects, but legionm.com has all the information. It's actually kind of a running diary of everything we're doing, and we're very transparent. We warn people that we don't want your life savings. We don't want people investing foolishly. We're also gonna be really transparent with you about what works, what doesn't work. If we make a mistake, we're gonna tell you about it. We wanna be approachable, we wanna be available. Our community comes together, we respond to them when they ask us questions, because at the end of the day, what makes Legion M, it's not about me, it's not about Jeff, it's about the fans. It's about our community, it's the M in Legion that gives us our strength.

05:39 S1: So awesome, [chuckle] I love it. I wish more companies could be like that. You know what? I think that they're gonna be inspired by you, and they're gonna see your success, and they're gonna follow you.

05:47 S2: I agree. We're almost fundamental about this new approach to building a business. I mean we had great success with our last company, and we had Venture Capital involved in that, but we love the idea of having your community, the people that are most interested in your company, involved in having that be a vast community that can add value in so many different ways. It's a game changer and we wanna be the poster child for other companies to follow.

06:17 S1: That is so awesome. Well, thank you so much for your time today, Paul. And thank you guys for tuning in.

06:22 S2: Alright.

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[pause]

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13.       Transcript of “WonderCon 2018: Legion M (Dan Berry In Conversation with Paul Scanlan) and news on new projects” on An Englishman in San Diego (April 3, 2018) found at http://www.anenglishmaninsandiego.com/newsfromtheverse/movies/wondercon-2018-legion-m-dan-berry-in-conversation-with-paul-scanlan-and-news-on-new-projects

00:01 Dan: This is Dan with an Englishman in San Diego, I'm here at WonderCon 2018 with Paul Scanlan, the co-founder and CEO of Legion M, to talk about some of the new projects that they announced at their panel yesterday. So Paul, tell me about some of these projects that you guys announced yesterday.

00:13 Paul Scanlan: Sure, absolutely. Yeah, we had a lot of fun on our panel. We're very excited to be here at WonderCon talking about Bad Samaritan, that's probably one of our biggest projects right now and it's coming, gonna hit the theaters on May 4th. And that project we'd partnered with Dean Devlin, who was the creator of Stargate and Independence Day, and a lot of others, The Librarians. And we're excited 'cause this is a, it's a thriller, it's a psychological thriller, it's starring David Tennant, and it's really a fun movie. And it's independently produced by Dean and independently distributed. And Dean has been just a total pleasure to work with and we're really excited to bring Bad Samaritan to theaters.

01:03 Dan: Now, I know, in Bad Samaritan, you guys announced all kinds of new projects coming up and you had some of the actual creators for those projects at the panel. Can you tell us about some of those?

01:10 PS: Yeah. No. Absolutely. We announced three new projects that are on our development slate, that means they're a little earlier in the development cycle, but they've all got scripts and are at different levels of development. The first one is called Airship Cowboys, and it's an animated series, which if you think of... The logline there is Archer meets Blazing Saddles. And it's a really fun adventure, takes place in the western times, but has a lot of fun, and isn't necessarily trying to be true to the time and the era, so mixing things up a little bit. We also announced a project called Evermor, and this is based on some IP that came out of a Steampunk installation in Wisconsin, that many people may have heard of. It's called Evermor, was built by Dr. Evermor. It's called Evermor Park and the installation is the largest Steampunk installation in the world, and it's called the Forevertron.

02:22 PS: And the series, this is a fantasy series that explores multiple universes that the Forevertron has access to. And it's a very family-oriented series, which is a little bit of a departure for Legion M. So we've had a lot of fun doing our horror and thrillers, and Colossal, and Bad Samaritan, and Mandy. And we're excited to also do something that might have a little more general audience appeal. And so that's Evermor. Then we have, the last one that we announced is called Malice. And Malice is a... The logline there is really if you imagine what would've happened if Romeo and Juliet didn't die and the Montagues and the Capulets would have to put up with each other. [chuckle] And this takes place in modern times, but it's a story in Philadelphia, but Malice is related to the two families and testing the boundaries of whether Philadelphia really is the city of brotherly love, or not. So yeah, we're excited about all three of these projects, and we've just added them to our slate.

03:51 Dan: Now, I know you said all three projects were in the early stage development. Any idea of release timeframes for these?

03:56 PS: No, these are all really early. So they're at the script stage right now, and we'll be adding talent and adding... Packaging them basically to take out to the marketplace and look for partners to make 'em a reality.

04:13 Dan: Now, I know you said Bad Samaritan was coming out. That's May 4th, right?

04:16 PS: Yeah, May 4th. May the Fourth be with us.

[laughter]

04:20 Dan: Now, other than that, do you have any other projects that are actually coming up? I know the Stan Lee interview... Or Stan Lee, Kevin Smith that we talked about previously, in previous interviews. Can you tell us more about releasing for that, if there is any news on that?

04:31 PS: Yeah. We haven't announced to release on that, but it's all shot and in the can. And we're out talking to different various partners about making that into a full series where we would finish the Stan Lee episode, but then we would shoot multiple more. The whole idea is creating a library of icons. And then we also have our film that premiered at Sundance, Mandy, we'll have a theatrical release in the fall. We haven't picked the exact date, but it's been picked up by RLJ, and we'll go to a theatrical release in the fall, which we're really excited about. That film, as a reminder, is starring Nic Cage and is directed by Panos Cosmatos, and it's a really unique, beautiful film. And coming out of Sundance, it was the number one best reviewed film in Sundance. We're pretty proud of it.

05:28 Dan: I know you guys are here. Where can we find you on the Internet? Find more about, information about Legion M?

05:35 PS: Oh, yeah. Absolutely. So if you go to legionm.com, that's really the best place. We're also on Facebook and Twitter, and we do a pretty good job of keeping our investors, and anyone that's interested in understanding what we're doing, informed. If you scroll down, on our website on the main page, it's basically a daily diary of everything we're doing, when we're at WonderCon, when we go to different cons, when our films premiere, when we do sneak peeks, when we're announcing new projects, we treat it almost like a blog where we're constantly updating everybody on all the great stuff that we're doing.

06:10 Dan: Any last words you like to tell to our listeners?

06:12 PS: Well, I just... One thing I would mention is we've got a new round coming up, so we've had a lot of people join recently, but we haven't been available for investment, and so we're gonna open it back up for investors and we're doing it in a unique way this time around where people that wanna participate... And by the way, I should mention that it's totally free to join Legion M. There's no obligation to invest or anything, and sometimes that's a nice way to get to know us and get to see what we're doing, and what types of projects we're involved in. With this next round, we're allowing people to make a reservation which will guarantee them a spot, but it's non-binding. So if you change your mind, it doesn't obligate you to make an investment. But some of our rounds of the last two, one of them in particular was really over-subscribed, and so there were a lot of people that [chuckle] weren't able to participate. So we wanna make sure that people that are aware of it, make that reservation. That guarantees you'll be able to make that investment when we open the round. But yeah, that will probably happen in mid-April, timeframe. But if you sign up and join Legion M, you'll be the first to be notified when all that's happening.

07:27 Dan: Cool, thank you for your time once again, Paul.

07:29 PS: Alright. Thank you.

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14.       Transcript of “SVCC – 2018 Legion M” on GeekSpeaksVideos (April 8, 2018) found at https://www.youtube.com/watch?v=TAbCfskuJjE

00:04 Speaker 1: Hey, how's it going? Geek Speak Show covering Silicon Valley Comic Con. Day number two, really the first full day with us. It's not Silicon Valley Comic Con without Legion M. Here's Paul Scanlan, CEO, co-founder. How you doing Paul?

00:16 Paul Scanlan: Hey, I'm good. And we're here in the Legion M parking lot.

00:20 S1: Yeah. The lobby is actually the parking lot for the... See, that's when you know your special, when you have your own parking spot...

00:25 PS: Yeah. When we get to just pull up the car and just park right here, get out and roll.

00:29 S1: In the Convention Center.

00:30 PS: Woz has got us set up, I think.

00:33 S1: Yeah. It's seriously appropriate that you guys are here because you were born here two years ago.

00:39 PS: We were born two years ago here, and we couldn't be more excited. I mean, this is like a dream come true. Honestly, like two years ago we launched our company here and for the first time ever, we were telling everyone that we wanted to start a fan-owned entertainment company. I feel like at that time if I had told you, even, that we'd come back two years later and we'd have four film projects and multiple TV projects and we'll have immortalized Stan Lee in cement and all the things that we've done, you'd say, "Paul you're kinda dreaming, slow down."

01:08 S1: Wait. Wait. His hands not Stan Lee himself [chuckle] Let's make that clear.

01:12 PS: His hands and his feet actually. Close enough. But, anyway, here we are like two years later, and it's like looking back at just what we've accomplished and when I say we, I don't mean just us, I mean we as a...

01:25 S1: You, the Legion.

01:26 PS: As a fan community. We put a dent in the entertainment industry and I feel like we're like a snowball. It's like when we first launched it here, just a tiny little flake of snow that we were building and packing and rolling, and now it takes on more snow with every revolution. We're over 30,000 members already, and we had one of the top-reviewed films at Sundance, and we've got a film that we're giving a sneak peek to Silicon Valley Comic Con attendees to see the film for the very first time. And we partnered with Dean Devlin one of the biggest producers in Hollywood, not to do a big Hollywood production, but to do an independent film, and an independently released film, and so we're super excited to share that tonight.

02:16 S1: Yeah, I was actually gonna go there. I mean, last year, the second year, too, for you guys and for Silicon Valley Comic Con, you had, it will never get old, a colossal film that you guys premiered. Now, like Paul just mentioned, not only is it directed by Dean Devlin... Who stars in it?

02:31 PS: A guy named David Tennant. I don't know if anyone here has ever heard of him.

02:34 S1: I think you've heard of him.

02:36 PS: I think he might actually be here signing autographs.

02:36 S1: I think you've seen him in a few things.

02:39 PS: It's a perfect film. It's a perfect film for Legion M, but it's also the perfect film to talk about at Silicon Valley Comic Con.

02:46 Speaker 3: David Tennant is here signing autographs. For those who don't know, it may be obvious, he's the number 10 Doctor Who, and he plays a villain in our film.

02:55 S1: For that one person who doesn't know. Yeah, we won't give it away. It comes up May 4th, free comic book day weekend. Get your comics then go see the movie. I've seen it a few times. I'll just say it'll keep you guessing as to who the bad samaritan actually is, who the villain actually is, and even then it may not be who you think it is. I'll just leave it at that.

[chuckle]

03:18 PS: Nice.

03:19 S1: Yeah. So we talked to Dean actually at WonderCon about this a little bit, but let me ask you guys: Who approached who first about getting behind Bad Samaritan?

03:28 PS: We had approached... We had talked to Electric Entertainment, to folks at Dean's company, and we were sharing with them and just in our normal outreach letting all the different people that we wanna work with know about us, and we were working with some Dean's team and the feedback we got was, "Wow. Dean will really like this when he hears about it." And time had passed and we finally had an opportunity to meet with Dean and when we met with Dean, it was like... I don't even know how else to describe it other than it was just like a kumbaya. Like Dean completely gets us and we completely get him. And he told us about this Bad Samaritan project and it was... We were just excited about it. It seemed like a perfect opportunity to lock arms. Dean is very well known for some of Hollywood's biggest films like Independence Day, but this is something... This is a passion project for him, where he's independently producing this and independently distributing it, but not in a small way. This is Dean Devlin independently producing something. So we also wanted a film that had potential to go to a mass market and be available for our Legion members who are now around the world, to have access to in a theater to go see it.

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04:54 S1: And when you first told them about it, like you said, we got each other and everything. See, I gotta get personal a little bit. I love hearing these stories from you guys 'cause when Legion M launched, you've gotten to meet Kevin Smith?

05:05 PS: Yeah.

05:06 S1: Stan Lee?

05:07 PS: Yeah.

05:07 S1: Another guy, Guillermo Del Toro. You ever heard of him?

05:09 PS: Guillermo Del Toro. Yeah.

05:10 S1: You when to his house, you got to see his cool house. Now Dean Devlin. David Tennant. You gonna do another round for?

05:19 PS: Yeah, yeah, yeah. So we wanna keep growing. Remember our logo has an "M" with a bar over it, which is the Roman numeral for one million. Our longterm goal is to unite one million fans together, so we're just getting started, and we feel like with the fans behind us in that community together, that we can create one of the most influential entertainment companies on the planet.

05:46 S1: Yeah, I mentioned when we first met... Seems like years ago but when we first met here at Silicon...

05:51 PS: Two years ago. Yeah, right here.

05:53 S1: But I said when this crowd here, when they hear what you have to say they're not gonna doubt you, but now that they've seen what you actually do.

06:00 PS: Yeah.

06:00 S1: It's like that's why I'm asking you. We need to be a part of it, so...

06:05 PS: Yeah. No. It's a good point. We feel like when we were announcing and launching the company for the first time, it was hard because we had a vision for what we wanted to do, but we didn't have any examples. And you can do your hand waving and everything else, but at the end of the day it takes a lot of trust, and, if people are going to be investing the money, their money, into Legion M, and by the way, it's free to join Legion M and we do that because we want people to know what they're getting into, and if they decide to invest in Legion M, that's great too. They can own a piece of the company, alongside of us, but it's important that people understand that we want total transparency, we want the community to know what we're doing and what we're getting involved in. We also... There's a lot where the community contributes, our booth here today is staffed by a lot of our amazing volunteers, that come from the Legion. When we go to a film festival, we allow Legion M members to sign up as a scout and go to that festival, and give us notes, and write reviews about films, and all that information gets pulled back into give us better data when we're making decisions about where we want to invest the money.

07:25 S1: Yeah, well, because what we do on the Geek Speak Show, that's why I have the team because I can't be everywhere.

07:31 PS: Yeah.

07:31 S1: So they'll catch things that, "Hey, we should cover them." So yeah, I totally get that.

07:36 PS: Well, it's funny 'cause with Legion M, we're an entertainment company but we're also... We see it first and foremost as a community, and a lot of the investment that we're making right now, is investing in the tools that help us as a company harness the power of that community. Programs like the Scout Program, we have a meetup maker which... So when Bad Samaritan comes out on May 4th, we already have thousands of people that have signed up to be notified for when the film releases, so that they can go and see it together with other Legion M members. And we've had over 300 people volunteer to organize one of those meetups. And our goal is to keep doubling in size, but that's a really strong power to have when we're releasing a film, if we can have thousands of people getting together to go see that film together, that makes a difference. And that's something that's compelling to Dean Devlin but it's compelling to the industry as a whole.

08:40 S1: Yeah, you guys have been ahead of entertainment for a while, you and Jeff were the ones that said "Yeah, we should stream content on phones", everyone's like "Psst, who's gonna do that?"

08:50 PS: No one thought that was a good idea.

08:51 S1: Really? How do you watch everything, right?

[laughter]

08:54 S1: So, yeah. Maybe you can/can't talk about it yet. I know Bad Samaritan's coming May 4th, watch it a few times...

09:02 PS: Yep.

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09:02 S1: Then watch it again!

09:03 PS: In theaters May 4th. And if you're interested, if you wanna learn more about Legion M, you can sign up to go see the film with other Legion M members, because there's gonna be meetups happening all around the country.

09:16 S1: Thelegionm.com, in a case you're wondering. Can you talk or at least tease what else you got coming?

09:22 PS: Well, we had our film Mandy premiered at Sundance, and we're happy to report it was literally the number one best reviewed film at Sundance this year. And so, again, part of that community building is we had, Legion M had a venue at Sundance this year. We actually had the venue before we knew that Mandy had even gotten into Sundance, so having Mandy there and having it get all the buzz that it got was like a bonus. But the important part was that Legion M met up and we came together at Sundance, and we put on one of the best venues, we had sponsors pay for it, but we introduced the independent film festival scene to Legion M, and the response was amazing. And so Mandy's coming out, we don't have a release date yet, but it's been picked up for a theatrical release in the fall, starring Nick Cage. It's a crazy, crazy movie, but it's really good. And so we're really excited about that. We've got multiple projects, that we just announced at WonderCon. Three new TV series that we've got in development, that we'll be talking more about in the coming months and yeah. Oh, and we got a new round opening up. So if people are interested, they can make a reservation for that round that guarantees them a spot in the round, 'cause our rounds often sell out, but it's non-binding, so if they change their mind before the round closes they're not obligated, but they can do that at Legionm.com, they can make a reservation.

10:51 S1: And let's end on a fun thing, there's a new game it's called "Where's Henry?"

[laughter]

10:55 S1: Right here, zoom in somewhere in here is...

10:58 PS: This is... I think Henry's right down here. So if you zoom in really close...

11:02 S1: Well, that's the day I had the wig so no, don't show them that one.

11:04 PS: But this is important, I'm glad he pointed it out because this is this our shareholder base. And when we do our production credit in our film, like Mandy has a production credit that is a Legion M logo made up of individual pictures of all of our investors. So, Henry's in here somewhere, we'll find him.

11:26 S1: Yeah. Like I said, cameras zoom in, have fun playing there. In the meantime, congrats again on everything you guys are doing. Looking forward to everything else.

11:33 PS: Thank you for being one of the first to talk to us.

11:37 S1: Like I always say on this show, proud of everything I'm seeing, but am also proud that you guys are friends, first and foremost.

11:42 PS: Absolutely. I feel the same way. Thank you, Henry.

11:45 S1: Paul Scanlan, Legion M. Thanks a lot, Paul.

11:47 PS: Alright. Thank you. Oh, it's our pleasure.

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15.       Transcript of Facebook Live with Damian Beurer (April 8, 2018) found at https://www.facebook.com/damian.beurer/videos/10155457677092895/UzpfSTE3OTY2ODUyMjQwNzY5MTo1Nzg0NzI1NjI1MjcyODM/

00:00:00

PAUL: [HUMS JAWS THEME]

JEFF: Hey Legion M! We are here live at the center of the known universe.

PAUL: Oh, man. I’m getting so nostalgic when you say that.

JEFF: I know.

PAUL: It’s just like two years ago.

JEFF: It is, we are at –

PAUL: Reminiscing.

JEFF: Silicon Valley Comic Con. This is where we launched our company two years ago.

00:00:20

PAUL: Forever will be known as the birthplace of Legion M, yes.

JEFF: The birthplace of Legion M. We are right here in the lobby.

PAUL: Yep.

JEFF: With Marilyn. We got –

PAUL: Marilyn’s right here.

JEFF: Yep.

PAUL: Trusty Marilyn. Welcomed with open arms as usual by Silicon Valley Comic Con who’s been just amazingly supportive.

00:00:39

JEFF: It’s – it’s really a great con for us, because we always talk about the fact that we’re a Silicon Valley/Hollywood mashup.

PAUL: Yep.

JEFF: And I think Silicon Valley Comic Con like that’s the perfect way to describe it as well.

PAUL: Yeah, it’s al– it’s also I think a really cool story. I mean like two years ago we laun- literally we launched the company and we were telling people about Legion M for the first time and now two years later, like we’re telling everyone, people are coming by, “Oh, I remember seeing you guys and yeah, what you’re doing is incredible.” And…

00:01:08

PAUL: What’s so amazing about it like if – when we look back and we like tell people like oh what we’ve been up to for the last two years, this is what we’ve done, honestly if two years ago we had sat here telling people that that’s what we were going to do, everybody would have discounted it.

JEFF: Yeah.

PAUL: And said, “No way.”

JEFF: Yeah.

PAUL: “There’s no way – hype, hype, hype.”

00:01:27

JEFF: We’ve had projects with Stan Lee and Kevin Smith –

PAUL: Colossal Top ten movies of 2017.

JEFF: Anne Hathaway, Jason Sudeikis.

PAUL: Best reviewed film at Sundance.

JEFF: Nicolas Cage.

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PAUL: David Tennant. Movie coming out May –

JEFF: I – it’s incredible. We’re here with a David Tennant film. And we – David Tennant –

PAUL: Yeah. And David Tennant’s probably the biggest celebrity here.

JEFF: Yes. Yeah. He –

PAUL: I mean, besides Stan and others –

JEFF: He was at our screening last night, and uh –

PAUL: He was just on a panel –

JEFF: Talking about Legion M.

PAUL: Talking about Legion M.

JEFF: Talking about how great –

PAUL: In front of thousands of people.

JEFF: And how great a company Legion M was.

PAUL: Yeah.

02:01

PAUL: No, it’s been – I would say it’s been phenomenal. And actually we did a screening last night of Bad Samaritan. And Dean was there. David uh – David and Dean were both there. David introduced the film. Uh we did a Q&A with Dean afterwards, which was spectacular.

JEFF: Yes.

PAUL: I hope we recorded a lot of it –

JEFF: Yeah.

PAUL: So that we can save it, um and share it.

JEFF: It was truly – um, uh one of uh – one of the people with Electric that came with Dean –

PAUL: Yep.

JEFF: Told me that it was one of her favorite Q&As of all time.

00:02:30

PAUL: With Dean.

JEFF: Not just like –

PAUL: Yeah.

JEFF: For Bad Samaritan, not just with Dean. It was really good. I mean it was a – a wonderful audience. Uh, Dean is amazing.

PAUL: Yeah, he did a great job.

JEFF: We did a panel with him yesterday.

PAUL: It was really – Terri did a great job interviewing him.

JEFF: Terri – Terri did a great job interviewing.

PAUL: Yeah, it was really good. And then there was so many questions from the audience. And the audience like –

JEFF: Yeah. Good – good questions.

PAUL: I mean that – yeah really good questions and…

00:02:50

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PAUL: You know, Dean – Dean sent a note around this morning to all of us just saying – and do the entire Bad Samaritan team, not just uh the Legion M part but literally everybody working on the project –

JEFF: Yeah, all of like the two hundred people that are – that are involved with it.

PAUL: Yeah, and he said that last night’s screening was the single best screening he’s – he’s ever seen.

JEFF: Yeah.

PAUL: So and that – and that was put on by us.

JEFF: Yeah.

PAUL: Like this was our screening, um. You know they – they’re – obviously helped as well. Uh but we – we figured out how to you know, how to get it done –

JEFF: As –

PAUL: And getting people over there and it wasn’t easy because it was two miles away. It wasn’t like we could walk around the corner.

00:03:24

JEFF: It’s – it’s – I mean Paul – Paul is kind of understating it here. He did this and –

PAUL: Oh, no.

JEFF: It was like finding a theatre to host the screening was nearly impossible. We almost pulled the plug on it.

PAUL: Several times. This is literally a black hole for theatre screens, like for whatever reason.

JEFF: Just in this – in this immediate vicinity

PAUL: Just right – yeah I mean one of the requirements was that we’re – and we’re working with Silicon Valley Comic Con.

00:03:49

PAUL: We wanted to do the screening where we could all walk over. You know, we were going to have our panel here, and then do – Dean would do a signing and then we’d walk over to screen the film. We searched and searched and it was literally impossible to find. I mean, we had – thought we had a couple of opportunities, and you know it just was – was too – too hard. So we – we widened the scope. And then Vertical I think uh helped us find the uh – the – the theatre two miles away.

JEFF: Find uh, a really interesting theatre. It was fantastic.

PAUL: With a lot of character.

00:04:20

JEFF: We actually – we – we absolutely love it.

PAUL: Yeah.

JEFF: It was uh – it was uh… yeah a very unique theatre.

PAUL: It was a Towne 3 in San Jose.

JEFF: It was a very small independent theatre.

00:04:30

JEFF: We’re looking at –

PAUL: Oh, there we go.

JEFF: Oh, yeah so here’s actually some footage of – of last night.

PAUL: And there’s Dean intr- this is Dean introducing uh…

JEFF: This is Dean introducing David Tennant. We had a packed house. And when David Tennant comes on stage everything just went nuts.

PAUL: Oh it – the place just went nuts. It – you know, one thing that I’ll say like and I’m pretty sure I – I haven’t heard from anyone that was at the screening anything but gushing about the movie.

00:05:00

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PAUL: Like everyone really liked it. And you know it’s – a lot of times like people are gonna tell you that anyway, but normally they’re not gonna be so emphatic about it. Like if they liked it, or even if they didn’t like it, they might say, “Yeah, I liked it, it was good,” or whatever, but the way people expressed how much they liked it –

JEFF: React to it.

PAUL: It’s kinda like Colossal.

JEFF: Yeah.

PAUL: It’s like… the – the rou- the feedback was “Wow!”

JEFF: Yeah.

PAUL: “That was really good!”

JEFF: Yeah.

00:05:27

JEFF: So you know and a – a lot of that has to do with the audience –

PAUL: Yeah.

JEFF: I think and –

PAUL: Oh yeah it was a Comic Con audience.

JEFF: It – it – it’s so different to go see a movie like with a lively good audience.

PAUL: Yeah, oh it was a blast.

JEFF: And – and I think that –

PAUL: We’ve seen that film before.

JEFF: Yeah.

PAUL: And you know we watched it at LA- or at SoHo House in LA. Uh, but it was a private screening, pretty subdued, I mean there were a handful of other people there, um. But I’ve just – and I loved it then. But I totally loved it last night.

JEFF: Yeah, yeah.

00:05:56

PAUL: I mean watching it – Dean watched it too –

JEFF: Yeah.

PAUL: With the crowd, and I – you know and I think that really filled him up.

JEFF: Well and – and I think that that’s a good reason why it’s worth going to like a Legion M opening weekend meetup because –

PAUL: No, it brings up a really good point.

JEFF: Because you know, it’s a big difference between seeing it in a – you know a small theatre or –

PAUL: Yep.

JEFF: You know, seeing it in a theatre that’s full and seeing with a theatre that’s full of enthusiastic fans.

PAUL: Well, and – and that’s one thing like we – we should actually put this coaching. To the extent that you’re comfortable, when you do go see this film, there are a lot of scenes where you’re like either really surprised. You know, there’s a bunch of twists and turns, there’s some – some jump scares. There’s also some humor in it.

JEFF: Yeah.

00:06:41

PAUL: And I think you know, because it is kind of a serious film, with humor, a lot of times if you’re in a small theatre, you know, be – it’s okay to react.

JEFF: Yeah.

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PAUL: Like react to the film. That’s what this film is made for.

JEFF: Yeah. It’s kind of like when somebody laughs, it gives everybody else permission to laugh.

PAUL: Permission to laugh, exactly.

JEFF: And it totally changes the vibe.

PAUL: So don’t be afraid to be that person.

JEFF: That’s right.

PAUL: To – to clap or laugh or – or – I mean there were several points where people clapped last night.

JEFF: Oh for sure.

PAUL: Yeah, yeah. I mean there are a couple scenes in there where you wanna like stand up and – yeah.

JEFF: It just makes the movie better for everyone, so.

PAUL: Yeah, it does.

00:07:15

JEFF: So uh – you know, we’re working right now on our meetups. We’ve got uh – there’s just under a month before opening weekend, so it opens May 4th.

PAUL: Yep.

JEFF: We’ve got thousands of people that have signed up that are interested to go. Uh, in case you haven’t heard yet, if you’ve been living under a rock –

PAUL: Yeah.

JEFF: Legion M is gonna be organizing opening weekend meetups around the country. We have volunteers literally around the country –

PAUL: Yeah. We’ve got swag bags being prepared to send out with some cool stuff in ‘em.

JEFF: Yeah, so if you come to one of these meetups, you’re gonna get a free Bad Samaritan swag bag, you’re gonna see the movie with other Legion M members. And then if you wanna go hang out and grab a drink or grab a cup of coffee or an ice cream or something, it’s just – it’s – it’s the best way to go see the movie.

PAUL: Well and one thing to – yeah another thing just to add to that is that like it’s not just for Legion M members. I mean, it’s open to the public, so these are meetups that we want like Legion M members obviously, but bring your friends and family. Even if they’re not part of Legion, you know, it’s a really cool way to like introduce them to the Legion.

JEFF: Yeah.

00:08:17

PAUL: And it’s a – and at the end of the day, it’s a fun way to go see the film and meet other people and you know, be a part of the community.

JEFF: And support your movie.

PAUL: Yep.

JEFF: You know you can tell everybody like hey, you know that’s my movie, you know.

PAUL: Well, and – and as Jeff mentioned, you can sign up now if you want to volunteer to organize a meetup, you can sign up and nominate yourself for that. But even if you just plan or are interested in going one – going to one, sign up.

00:0843

PAUL: And that information is being used now to help guide where we book theatres. Which is really cool. And like when we shared the information that we’d been gathering with the Electric team, they were blown away. They were like wait, this is amazing.

JEFF: Right.

PAUL: This is amazing. We know like where – where people want to see the film, and that can be really helpful and it’s – and it’s um – can add influence when we’re booking a theatre.

00:09:10

JEFF: That’s right, that’s right. So after this, what’s next, Paul?

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PAUL: Oh man. I don’t know. Well, we got Comic Con in July.

JEFF: Yes, well but I mean immediately we’ve got Portland –

PAUL: Sleeping. Well, I’ll probably sleep tonight, you know, which I haven’t done for a while.

JEFF: Paul, he sleeps, I don’t know what to say, you know.

PAUL: Oh yeah for be- yeah, I don’t know.

JEFF: Some of us, you know.

PAUL: I sleep once a week.

JEFF: Whether he needs it or not.

PAUL: No we have uh, WonderCon in Portland, right?

JEFF: It’s not a WonderCon, I think it’s just Portland Comic Con.

00:09:39

PAUL: Wizard World Comic Con. Oh yeah, we already had WonderCon. That was Anaheim.

JEFF: Oh Wizard World, okay, so Wizard World Portland –

PAUL: Wizard World Portland.

JEFF: Next week.

PAUL: Then Philadelphia.

JEFF: Yep. Yep.

PAUL: Yep.

JEFF: The Big Apple Comic Con in New York.

PAUL: Yep.

JEFF: That’s coming up. I think Terri Piñon is gonna be there.

PAUL: Yep.

JEFF: And uh –

PAUL: Then we have opening weekend.

JEFF: Yeah. It’s amazing.

PAUL: With the uh meetups and everything so yeah. It’s gonna be fun.

JEFF: It’s absolutely amazing, so –

PAUL: All right.

00:10:02

JEFF: And then uh like Paul said, we’re already working on our plans for San Diego Comic Con.

PAUL: Yep.

JEFF: We’ve got some really cool things. Nothing that’s finalized yet.

PAUL: No. But –

JEFF: So we don’t know if it’s actually gonna happen.

PAUL: It might be some – like one of the biggest undertakings we’ve ever gotten involved in.

JEFF: Yeah, yeah.

73

PAUL: I’m – I’m tired just thinking about it.

JEFF: I know, it really is exhausting.

PAUL: But I’m also excited because I think it’ll be like you know, amazing.

JEFF: Yeah.

PAUL: Yeah.

00:10:24

JEFF: We’re working really hard to get the third round open.

PAUL: Yeah.

JEFF: Um, still going through financials and SEC filings and all that sort of stuff.

PAUL: Yeah, paperwork, our favorite part of the business.

JEFF: Oh, my gosh. It’s – it’s crazy. Like it’s really crazy, but uh the response has been fantastic –

PAUL: Yeah.

JEFF: So if you haven’t already, make sure that you make a reservation.

PAUL: Yeah we already have over a million dollars in reservations.

JEFF: In reservations.

PAUL: Yeah.

JEFF: And so make sure that you make a reservation because we’ve said this before, this round is gonna be open for –

PAUL: Yeah.

JEFF: A – a relatively short amount of time.

PAUL: Yep.

00:10:54

JEFF: And we wanna spend less – less time doing fundraising, less time you know dealing with all the paperwork.

PAUL: Yeah.

JEFF: So we want to have a nice round that we open and close –

PAUL: Open and close, get back to work – yep.

JEFF: And get back to business, and make more you know movies and TV shows.

00:11:11

PAUL: And one other thing just to add that like ma- many people have probably already noticed this, but we’re doing regular investor updates, like really – like every month we’re sending an investor update. So if you’re not getting them, check your spam folder. Because they are – and they’re – they’re packed with information. I mean, like, and we’re trying to our best to like make them digestible because we – we have so much going on and so much that we want to convey, um, but we’re – we’re – you know, we’re just trying to – to keep it from being like a… a bible that you have to read every month.

00:11:43

JEFF: Yeah, it’s – it – it’s funny, we talked about, you know, the – the juxtaposition of two years ago versus today –

PAUL: Oh, yeah.

JEFF: And you know when we started doing like investor updates and emails, it’s kind of like oh well what are we going to say? You know –

PAUL: This is what we wanna do and this is what we plan to do and this is…

JEFF: Yeah this is – yeah when we were here two years ago –

PAUL: Now this is what we’ve done, and what – what’s happening, yeah.

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JEFF: It was just a gleam in our eye, it was an idea that we were super excited about.

00:12:04

PAUL: Yeah.

JEFF: And now we’ve got so much evidence and so much traction and like –

PAUL: Yep.

JEFF: It feels so much more real. So I think we’re just as excited and enthusiastic but now we’re backed up with like the okay no this works. Like this is real, yeah.

PAUL: There’s like real concrete stuff that we can point to.

JEFF: There’s real – real stuff that we can do.

PAUL: Yeah.

JEFF: So we’re still –

00:12:24

JEFF: You know, we may not be the top of the first inning. I kind of feel like we might be bottom of the first, or even second inning now.

PAUL: Yeah, yeah, maybe the – yeah.

JEFF: But it’s still like super early.

PAUL: We’re on like a third batter and –

JEFF: Yeah, yeah, and it’s uh – but uh it’s exciting. Exciting times.

PAUL: But I’m – I’m really excited because I think Bad Samaritan – and this is the biggest project that we’ve been involved in and I feel like we’ve got an opportunity to really make an impact with it. I mean already with thousands of people signed up, but the bigger push we can make, the bigge- like this is our –

00:12:56

PAUL: You know, we’re still proving ourselves. And if we can prove ourselves on – on this film, it – it’s gonna be magical. And it’ll be – you know, amazing for Dean and it’ll be amazing for us because this is a – one of our investments, but it’ll be amazing for setting up the next projects.

JEFF: Yeah.

PAUL: And just continuing to – to prove that this model –

JEFF: Oh, it’s absolutely true.

PAUL: And it’s fun.

JEFF: I can’t – I don’t understand… yeah, yeah, yeah.

PAUL: Oh, yeah.

JEFF: Um…

00:13:22

JEFF: You know it’s – it’s really interesting, like one of the things that came up in our panel. We had an amazing panel yesterday with Dean.

PAUL: Oh, yeah.

JEFF: And Dean is obviously responsible for some of the biggest franchises in Hollywood and he –

PAUL: Yep.

JEFF: Co-wrote and produced uh Stargate.

PAUL: Yep.

JEFF: Which turned into a massive franchise.

PAUL: Yep, Independence Day, which is one of the largest –

75

JEFF: He co-wrote and produced Independence Day, which –

PAUL: Yeah, it’s one of the largest box office films in history.

JEFF: And it was really interesting because…

00:13:48

JEFF: Last night, he was talking about it, I didn’t – I didn’t even realize this but Stargate was originally an independent movie.

PAUL: Yeah. Yep.

JEFF: And he went to comic cons to market it, to build grassroots support for it.

PAUL: Yeah.

JEFF: All the studios passed it over. They were like, you know, nobody wants this, it doesn’t fit the formula.

PAUL: He gets us. Yeah.

00:14:04

JEFF: And he’s going back now to do that with Bad Samaritan. And it’s funny because like even things that you would think like a no-brainer, like starring David Tennant –

PAUL: Yep.

JEFF: To the studios, like they’re like oh no like David Tennant like we don’t know that he’s a big enough star –

PAUL: He’s not proven enough.

JEFF: Yeah. And it’s like – it’s – it’s incredible to us. I mean –

PAUL: Yeah.

JEFF: David Tennant is amazing. He’s got –

PAUL: Yeah.

JEFF: A super rabid fanbase, and I’m excited for the opportunity for this to, you know, to come out for David Tennant to see this way –

PAUL: Oh yeah. I think it’s gonna be a springboard for him, and for Dean, and for everyone else, yeah. And for Legion M.

JEFF: And I’m really hoping like this is – this could be – yeah this could – could truly be a springboard for him.

00:14:42

JEFF: But the other thing that – that Dean had said in the panel, he’s not – you know he’s like – we’re like an underdog position.

PAUL: Yeah. No we are absolutely.

JEFF: You know, this is an independent film. Um, and you know he – they don’t have the budget to spend –

PAUL: It’s not a huge budget to market –

JEFF: Tens of millions of dollars on you know, TV commercials and that sort of stuff and so you know the – the – what’s gonna make this movie a success is –

PAUL: Is the grassroots –

JEFF: Us.

PAUL: Yeah.

JEFF: It’s you, it’s –

PAUL: Yep.

JEFF: All the fans, all the people that saw the screening at Comic Con –

PAUL: And the film itself.

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JEFF: Telling – telling their friends about it.

00:15:17

PAUL: Yeah.

JEFF: Yeah.

PAUL: Yeah, exactly. Well so before we wrap up, one of the things that we want to do because I mean, and this is like I’m – we have to remind ourselves that like Legion M, I mean, officially our headcount, we’re only five people.

JEFF: Yeah.

PAUL: Right? But – and a lot of people like when we tell them that, they’re like wait what? You have only five people you know, employed at the company and you know, the reality is that we are five people backed up by a – a amazing community of thirty thousand people. So we look and act like a company with like maybe thirty – thirty or forty people –

JEFF: Yeah.

00:15:48

PAUL: That work there and I want to thank all the – the – the people that came out to help us. I mean, at this – at this event alone, we had you know, tens – like maybe ten or twenty people that contributed, volunteered in some way. Um, I mean, right over here now –

JEFF: Here, should we go over and say hello to ‘em?

PAUL: Yeah, let’s go over and thank – thank some of our volunteers. We got Dennis –

JEFF: Thank you!

PAUL: And Leesha.

JEFF: Thank you!

PAUL: Ramona. MeriJewel. Molly. I mean –

JEFF: Thank you, thank you!

PAUL: It’s been –

JEFF: Thank you, thank you!

PAUL: We – we – we literally could not do this without your support. And it’s – it’s so….

00:16:25

PAUL: It’s such a perfect example of the magic that Legion M has and the – the – how contagious it can be. I mean, the fact that you’re all here and helping to spread the word, it’s like – it’s what the company’s all about. And hopefully you had fun but you know we – we really deeply, deeply appreciate it, so thank you.

JEFF: And the fact that you are such a fun group just makes it so much better.

PAUL: Oh, yeah. It makes it a lot more fun. Otherwise I’d just be hanging around with this guy the whole time, and that gets old.

JEFF: No, that’s right, that’s right. So.

00:16:55

JEFF: All right.

PAUL: Anyway, for those that weren’t able to make it, we had a blast at Silicon Valley Comic Con. We’re counting down the hours now. We’ve got only about an hour left, uh, before we have to wrap up, but I would say it’s been one of our most successful shows, I mean –

JEFF: For sure, for sure.

PAUL: Yeah, it’s been a blast. Coming back two years later and –

JEFF: Happy birthday, two years.

PAUL: Yep, happy birthday Legion M.

JEFF: We’re officially like a toddler now. You know.

PAUL: Exactly. Are we out of diapers?

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JEFF: We’re still not potty trained.

00:17:21

PAUL: Yeah. That might never happen. All right well anyway, thank you guys.

JEFF: So. All right. Thank you guys.

PAUL: High fives all around.

PAUL: Whoo-hoo!

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16.       “Legion M at Silicon Valley Comic Con” by Miclpea (April 12, 2018), Friends of Comic Con, found at https://www.friendsofcc.com/2018/04/12/legion-m-at-silicon-valley-comic-con/

Legion M at Silicon Valley Comic Con

April 12, 2018 Miclpea

by Miclpea

Legion M is a company for fans and owned by fans. Their mission is to partner with creators to create content that fans want to see. The company is the brainchild of Paul Scanlan and Jeff Annison. Together, they started Legion M as the first company of its type that allowed regular fans to have an equity stake in a production company, unlike a Kickstarter campaign, where financial backing only entitles fans to non-equity rewards.

Jeff and Paul were able to create Legion M in 2016 as a result of a change in investment law under the Jumpstart Our Business Startups Act (JOBS Act), which allowed for equity crowdfunding. Paul states that Legion M was the first company to apply for the ability to raise money under these new rules once the Security and Exchange Commission published the final regulations.

Under Jeff and Paul’s leadership and after two rounds of fundraising, Legion M has raised more than $3.5 million. Recently, they released Colossal, a fan-favorite film starring Anne Hathaway, Jason Sudeikis, and Dan Stevens. Colossal is a film about a woman who has a strange connection to a kaiju!

Jeff and Paul debuted Legion M at Silicon Valley Comic Con (SVCC)  in SVCC’s inaugural year. Since their initial appearance, Jeff and Paul have made several Legion M appearances at other events such as Sundance (where they hosted the Legion M Lounge), Wonder Con 2018, and SXSW. They returned to Silicon Valley Comic Con this year with more news, an exhibit, and a panel.

Photograph by Dan Berry

At Silicon Valley Comic Con, Legion M presented a panel with Dean Devlin (Stargate, Independence Day, Leverage, The Librarians) to discuss the company and their new film, Bad Samaritan, which stars David Tennant (Doctor Who, Jessica Jones, Harry Potter and the Goblet of Fire) and Robert Sheehan (Misfits, Mortal Engines, The Mortal Instruments: City of Bones, The Umbrella Academy). Dean showed several clips from the film and he invited the audience to attend a free screening of the film at a local theater. The film is scheduled to be released in theaters on May 4. If the clips are any indication, this movie will be the thriller of the year.

Legion M has invested in several projects for the future:

Mandy (starring Nicolas Cage) – This is a movie set in 1983. Red Miller (Cage) hunts through the wilderness for the members of a religious sect who murdered the love of his life.

•      Airship Cowboys– Jeff and Paul described this animated series as “Archer meets Blazing Saddles.”

•      Icons: Face to Face– This is a virtual reality interview series where fans will appear to stand face-to-face with the movers and shakers of our time. One of the first virtual interviews will be with Stan Lee in his home.

•      Evermor– This is a one-hour sci-fi/fantasy steampunk series.

•      Field Guide to Evil– This project is a global anthology that will explore a series of global myths, lore, and folktales that have captivated and scared communities around the world.

•      Malice– This is a one-hour drama series set in a world where Romeo and Juliet did not die.

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If all of this content is not enough, Paul and Jeff promised that a major new project will be revealed soon! I was unable to convince them to disclose any information about the project, but they did say it will be big.

I felt a true sense of excitement from both Jeff and Paul as they talked about Legion M, their current projects, and future prospects. They explained that finally fans have a chance to actively invest in a company that partners with creators to create content that fans love and want to see. If anyone is interested in investing in Legion M, they will be announcing a third round of fundraising soon. Information about the next round can be found on their website, LegionM.com. Legion M makes it a great time to be a fan.

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17.       “Fans Decide Which Movies Get Made At This Groundbreaking Media Company” by Eric Pfeiffer (April 13, 2018), Good.is, found at https://www.good.is/articles/legion-m-fan-owned-film-production?utm_source=good&utm_medium=tw&utm_campaign=1

Fans Decide Which Movies Get Made At This Groundbreaking Media Company

by Eric Pfeiffer

Share 165 April 13, 2018

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http://www.good.is/articles/legion-m-fan-owned-film-production

Paul Scanlan and Jeff Annison. Photo courtesy of Legion M.

Nearly everyone has had a moment of being a couch-bound critic. Reclined — and maybe covered in Cheetos dust — we’ve watched a movie or TV show and thought “I could have done a better job.”

Yet most household critics will never get the chance to be part of a Hollywood production. Now Legion M, a startup film production company, is offering fans something tantalizingly close.

And it could change the culture — and business — of how content is made.

Paul Scanlan and Jeff Annison founded Legion M in 2016 with the idea of bringing the power of film production directly to fans. Their company is owned and funded directly by investors who contribute as little as $100 through a process called “equity crowdfunding.”

“Everybody has got a little bit of ownership,” says Annison, Legion M's president.

It may sound like a far-fetched idea, but the company has already produced a handful of critically-acclaimed titles, including the cult hit “Colossal” starring Anne Hathaway and Jason Sudeikis.

COLOSSAL Official Trailer #2 (2017) Anne Hathaway Sci-Fi Monster Movie HD

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Additionally, they have a number of projects in the works that are generating buzz, including “Bad Samaritan” starring David Tennant (“Doctor Who,” “Jessica Jones”) and the surprising Sundance Film Festival favorite “Mandy” starring Nicolas Cage.

Scanlan and Annison say demand is steadily growing from those who want to become investors in the company. After it launched, Legion M had an initial investment round of around $1 million. That number has grown to more than $3 million from 7,000 investors. Additionally, there are an estimated 30,000 members of the larger Legion M community, which includes those waiting on a list for the chance to become paid investors.

“The power of fandom has really yet to be tapped as much as it could be,” says Jeff Walker, a Legion M community member who is on the waiting list to become a future investor. “All the top shows and films are genre. For me, how can you have too much?”

Bad Samaritan - (2018) Official Trailer - Electric Entertainment

Part of that interest is financial; investing in a film that goes on to make a profit could prove to be a wise investment. But Legion M investors just as often are looking for what Scanlan, the company’s CEO, calls an “emotional ROI.”

“Our goal is to get you more than that $100 back but also an emotional return on investment,” he said.

Outside of films, the company is also putting together a TV show called “Pitch Elevator,” in which contestants would literally pitch their ideas for a movie or TV show on camera while riding an elevator on a studio set. On the show, Legion M investors would vote for their favorites pitches. The finalists would then take their ideas to a panel of experts. Finalists and winners would be awarded cash prizes and additional funding if their pitches go into production.

Despite the fan-driven nature of the company, Scanlan and Annison made it clear that Legion M investors won’t be micromanaging productions. Instead, the company’s leadership team presents potential projects and ideas that investors then vote on. The winning projects receive investor funding. “It’s not art by committee,” Annison says. “We’re not asking people to invest in our taste of movies.”

If the company continues to grow, it’s possible that in a few short years Legion M could be sitting on a roster of a million (or more) investors. If you do the math, it’s easy to see how this community-owned style of business could turn Legion M into a powerhouse.

“It’s like having a really big microphone,” said Samantha Sherman, a Legion M investor since 2016. “How often do you have an opportunity with people of varying degrees of backgrounds and interest to having their voice heard?”

But their goal isn’t to dismantle the Hollywood machine as we know it. “We’re not disrupting the studio system,” Scanlan says. “They’ve been receptive to what we’re doing. Increasingly, people are coming to us.”

For now, they’re focused on steady growth and carefully investing in quality projects. And like any Hollywood venture, it’s always possible the final result won’t be the huge success its members are hoping for. Except that this time, they won’t be the ones wondering how it could have been done better.

“It might be a nightmare, but it’s our nightmare,” Annison says with a laugh.

Share photo courtesy of Neon.

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18.       “Dean Devlin on Why Legion M is the future of film distribution” by Brad Gullickson (April 19, 2018) Film School Rejects found at https://filmschoolrejects.com/dean-devlin-on-why-legion-m-is-the-future-of-film-distribution/

DEAN DEVLIN ON WHY LEGION M IS THE FUTURE OF FILM DISTRIBUTION

BRAD GULLICKSON APRIL 19, 2018

FEATURESINTERVIEWS

The director of Bad Samaritan and producer of Independence Day finds hope in fan-owned entertainment company.

As we march closer to the Summer movie season, we begin to hear those familiar grumblings of superhero and sequel fatigue. We all love the MCU, but does every film studio in Hollywood have to fight and trip over each other to establish their own spandex franchise? What about the mid-budget film? What about the character-driven thriller? Where do we turn for those delights of yesteryear?

For Paul Scanlan and Jeff Annison, the answer to those blockbuster blues is found with the fans. They found their faith in the enthusiasts and obsessives who devote their passion and their income to the varied genres of cinema. In 2016, they founded Legion M, the first fan-owned entertainment company.

Sparked from the same spirit that produced Kickstarter and Indiegogo, Legion M allows fans to invest in the style of cinema that best represents them. They previously partnered with NEON on Colossal, as well as Kevin Smith and Stan Lee for their Face-to-Face VR interview series. Now, they’re preparing to launch Dean Devlin’s Bad Samaritan.

Bad Samaritan - (2018) Official Trailer - Electric Entertainment

Dean Devlin has spent decades in the trenches of blockbuster entertainment. Producing such films as Stargate, Independence Day, Godzilla, and The Patriot. Last year he directed the global disaster film, Geostorm. The man has a better understanding of the pros and cons of multi-million dollar Hollywood investments than most. The fact that he has formed Electric Entertainment and partnered with Legion M as a means of independently distributing his latest film should get all of us to take notice.

I had a long chat with Paul, Jeff, and Dean over the phone. During a break from hustling between pop culture conventions, these three creators were eager to share their excitement for this potential shift in industry thinking. We discuss the necessity of new modes of distribution, the skepticism they once faced, and why Bad Samaritan is a perfect film for the Legion M brand. Dean has encountered his fair share of frustration within the studios, but he remains hopeful for the industry as a whole.

Here is our conversation in full:

When you hear that Legion M is the first entertainment studio that allows the fans to be investors, and part of the creation of their film, what does that exactly entail? What does that mean to you?

Paul: Yeah, sure. So we started the company two years ago, and we are quite literally owned by fans. And I don’t mean like Jeff and I are fans. Of course we’re fans. But our whole thesis is that an entertainment company that’s owned by fans has a better chance of success than an entertainment company that’s owned by Wall Street.

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So two years ago there were new securities laws enacted as a result of the Jobs Act, which passed six years ago, but it took the SEC four years to write these rules and make them available. I don’t know if you’ve heard about this, but basically what it allows is equity crowdfunding. So a lot of people will hear about Legion M and think of Kickstarter and Indiegogo, and to a certain degree we’re following that path, but it’s next-level. Because historically, with Kickstarter for example, when you’re backing a project or backing a company, you’re typically getting some form of reward. It may be a coffee mug or a t-shirt or something like that. In our case, it’s actual equity. So it’s more like doing an IPO, but it’s a startup IPO. After announcing the company, we were one of the first ever to use these new securities laws.

Since the very beginning, we’ve always been owned by fans. And what that means for us is that we see the company first and foremost as a community. A community of passionate entertainment fans. We find the people that join our community are Comic-Con attendees or film festival attendees, and those are the people that we’re recruiting to join our movement. So we started it two years ago. We’ve had two record-breaking rounds of finance. We don’t require people to invest to join, so anyone can join. It’s free to join. But if they do decide to invest, the minimum investment is only $100.

That’s another big difference. Typically, startup entrepreneurs that are looking for investors are looking for a small number of investors to put a large amount of money in. And our goal is to unite one million fans. If you look at our logo, it’s a Legion M with the bar over the M, which is the Roman numeral for one million. We want to unite one million fans to create a really cool entertainment company. And if everyone just put $100 in, and we reach that goal, we’d have $100,000,000 to invest in projects and back amazing creators like Dean to create content that would have a million people emotionally and financially invested in them.

So that’s our plan. We announced it two years ago and it’s been amazing so far.

Hollywood has worked one specific way for a long time. How much resistance was there to this concept?

Jeff: I think that was one of the big questions coming into this. How receptive would Hollywood be to this kind of idea? And I think that, if you look at what we’ve done in the first two years, it’s shown that Hollywood’s been amazingly receptive. We bat way out of our league. I mean, if we were a small entertainment company with Paul and Jeff as the heads of it and we had a couple million dollars, which is the amount of money that we’ve raised, I don’t think that we would’ve gotten as far as we have. But we’ve had projects with Anne Hathaway and Jason Sudeikis and Stan Lee and Kevin Smith and Nicolas Cage.

And there’s no better example than Bad Samaritan. Here we are with a legendary creator. Dean’s a guy that’s creating pop culture and has been for 30 years. The opportunity for fans, just regular fans on the street, to be a part of Dean Devlin’s next project and David Tennant’s next project, we think, is amazing. And that’s what Legion M is all about.

So Dean, obviously you were part of a round of films that certainly shaped blockbuster cinema, and you’ve worked in that one environment for so long. Why now partner with Legion M? How does Bad Samaritan fit into their model?

Dean: Well, you know, the first film that I ever produced was a movie called Stargate.

Yeah.

Dean: And the money was raised entirely independently. There was no studio involved in the making of the picture. And when the film was finished, every studio in Hollywood basically said, “Science-fiction is dead. Nobody wants to see science-fiction.” It was the prevailing wisdom that science-fiction movies weren’t going to work anymore. So everybody turned us down. And we finally were able to find out that MGM had a hole in their distribution schedule. That they had nothing they could release in October. So they agreed to release the picture, but very half-heartedly. They didn’t believe in the movie at all. And we could tell, because they weren’t going to spend much money to promote it.

So I asked at the time, I said, “Well, can I have all the sci-fi conventions, and can I have the Internet?” And they said, “Sure, do whatever you want at the sci-fi conventions. We don’t care.” And they said, “And what’s this thing called the Internet?” And we literally invented the first movie website on the Internet. There had been fan sites before, but there had never been an official movie website before, and we invented it for Stargate. And then I spent a year going to every science-fiction convention in the country to talk about the picture. Well, when the movie finally came out, we were tracking to be a huge disaster. We weren’t showing up on any of the tracking whatsoever. And we ended up being the largest October opening in history. And it was really a completely grassroots level. We appealed to the fans who we knew like this type of entertainment, even if the studios didn’t see them.

So when I found out about what Legion M is doing, I thought, “This is the ultimate grassroots company.” Studios tend to tell the audience what’s going to be a big movie, but sometimes it’s much better if the audience gets to tell the studio what’s going to be the big movie. So what Legion M just inherently does is it speaks directly to them. And then if they embrace it, then you literally have an army of people to help support your movie.

So when I learned what they were doing, I felt very comfortable with their approach and I thought it was actually instinctually the way I believe the way we should be selling movies. So I approached them, they got excited about the movie, we started working together, and it’s really been a remarkable experience the way we’ve worked together. We’ve now hit several different science-fiction conventions together. We meet every week and brainstorm on ideas. And it’s very out-of-the-box thinking, but it is very much like a grassroots political campaign. It’s, “How do we appeal to people who are inclined to enjoy this type of entertainment? And can we get them to be part of our campaign to spread the word?”

I’ve been going to Comic-Con for almost a decade now, and Hollywood’s presence in the last few years has dwindled. The thought used to be, “If we capture Hall H, we’ll capture the box office,” until Scott Pilgrim came out. It did great at Hall H, but nothing at the box office. But you three still seem to have a lot of confidence in steering, or embracing fandom. You don’t have any anxiety around that?

Dean: Well, I think it’s not a plug-and-play. In other words, it’s not that just because you speak to them they’re going to support you. It’s have you made something they can embrace? And do you have effective ways of getting them to embrace it? Literally, it’s like every other business except the movie industry. It’s trying to create a one-on-one relationship with your customer. And for some reason, the movie industry is the only business that hasn’t nurtured that. Especially when we have these remarkable tools to do that today.

Paul: Yeah, I would agree with that. It’s not just about going out to cons. I mean, that’s an important component of it, and we spend a lot of time there, but we’re also much more than that. I mean, we now have a Legion community of over probably 35,000 people and, as we get closer to the film releasing, we’re already organizing the community into these fun events to go see the film when it opens on opening weekend. We call them Movie Meetups where Legion M community members, if they’re interested, can join up with other Legion M members and their friends and family, and it’s open to the public, and we’ll send out some cool merch related to the film. But it’s an amazing way to see a film. To get together with other like-minded people and other passionate fans and go see a film that you’ve been a part of and that you’re a part of, and then go grab a drink or a coffee or something afterwards.

So we have thousands of people already signed up to go do this, and hundreds of people signed up to help us organize those events. This is one thing we really love about the Legion model is it’s good for the film, right? That helps the film if we can have a good opening weekend. But it’s also really enjoyable and fun for the community. We’ve done this before with some of our other films, including a film called Colossal starring Anne Hathaway and Jason Sudeikis, and our community absolutely loved it. It was a total blast. It’s one thing to go see a film. It’s another thing to go see it with a group and talk about it. It just takes the whole experience up a notch.

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Jeff: Particularly for a film like this, because we saw the film and we liked it so much that we invested in it, right? So we know that there’s a great product here. But it’s also the sort of film that is so much more enjoyable to go see in a theater where you can get that kind of group energy. And the scares are just that much scarier and the laughs are that much funnier when you’re enjoying it with a crowd of people at a theater. It’s a great movie to watch on your couch six months from now, but it’s going to be 100 times better if you go out and see it opening weekend with a good crowd of fellow Comic-Con people and David Tennant fans and people that are passionate about films.

You’re preaching to the choir there. The theater experience is … that’s my church. That’s where I want to spend all my time. But that experience is also radically changing. And what I find interesting about Legion M and what you guys are doing by getting people invested, you’re also basically signing a contract of, “We’ll have a place for you to watch this in a communal environment.” You are bringing the community together.

Dean: Exactly. Exactly.

But why is Bad Samaritan specifically a perfect fit for this?

Dean: Well, I think the thing is, you think of the bulk of the audience that will show up to this movie are people who want to see movies that are scary. But what could make this movie do slightly better is the fact that it has some real fan favorite actors who are only really known within the fanboy world, like David Tennant and Robbie Sheehan. Now, Robbie Sheehan’s going to be a huge star after the Peter Jackson movie [Mortal Engines] comes out, but right now people know him mostly from doing Misfits, and people know David Tennant mostly from Dr. Who and from Jessica Jones. So that outreach to people who know them is creating an enormous amount of energy. Now, hopefully that energy can become infectious and get more people to come see the picture.

But again, this is an independently released movie, so there’s no studio behind it. There’s no big giant machine. There’s not a huge pot of money for P&A to just buy ads everywhere. So we knew we had to reach people who like genre entertainment and who would actually appreciate the people who are in our film, and Legion speaks exactly to that audience. They speak to people who are the least pretentious audience out there. They unabashedly like genre entertainment. They make no apologies for it. And they are actually aware of the people who are in this film, when maybe general audience may not be.

What exactly does success ultimately look like for Legion? When will you feel comfortable, and maybe you do already, that this model is working?

Paul: That’s a great question. I would say, for us, we really see it almost as a movement. We want to be a force for positive change in the industry. We want to back creative, really original ideas and things like what Dean was saying is … You know, Bad Samaritan’s not a big studio project, right? And we don’t have a problem with the big studios, but they’re doing their thing and they’ve got their machine and they’re cranking out what they do, but we feel like the industry deserves and needs to have more than just that.

Colossal was a great example because it was a wildly original idea and probably not something that a traditional studio would do. Same thing with Bad Samaritan. Backing Dean, who’s well-known and one of the most accomplished producers in Hollywood, but we’re backing an independent project and it’s kind of a personal project for Dean. And it’s got all those elements about it that we like. It’s David Tennant on the verge of breaking out, and Robbie Sheehan on the verge of breaking out. We love that aspect.

But one thing I’ll also add: We want to be that force of change and we feel like we have the power … when fans come together we have the power to support those things. But the other component is, when we started the company, obviously Jeff and I are entrepreneurs and we were very excited about what we were doing and very bullish on the opportunity, but you never know, right? When you put that idea out there, sometimes you might think you have a good idea, but the market or the industry doesn’t agree with you. And I would say two years after starting this, we’re more excited than ever. Two years ago I would’ve told you that’s not possible, but two years in we’re ecstatic. So many components of our business model have not only met our expectations, but exceeded them.

And the biggest one, because we had a lot of people early on that were … As an entrepreneur you always encounter skeptics. One of the most common skeptics was, “Having a million shareholders or having a large community of shareholders is going to be a nightmare for you.” That’s what people would tell us. And we’d always say, “Oh no, we don’t agree. We feel like that’s what we want. They’ll be helpful. We can nurture it and it’ll be an amazing thing to have,” but in the back of our mind, so many people were telling us it would be a nightmare that we’re a little bit like, “Oh. I hope it’s not going to be a nightmare.” And two years in I can tell you unequivocally, it is not a nightmare. It is amazing. And our community … it’s just phenomenal how supportive they are.

We did a screening and had a presence at Silicon Valley Comic Con this weekend, and we had volunteers come out, and they’re so helpful, and they’re so nice, and … Like Dean was saying, these aren’t Wall Street investors. Not to say that Wall Street investors aren’t nice, but these are people that go to Comic-Con. They’re as excited about what we’re doing as we are and they want to get involved. They want to be helpful. And so we’re really bullish on the opportunity. More so than ever now.

Living on film Twitter like I do, there is a lot of doom and gloom talk with the state of the industry. Do you feel like this is a necessary change? Like you had to go this route to get the project out there?

Dean: Oh, without a doubt. Without a doubt. I think we are in big trouble as an industry, and honestly, it’s why I started my own distribution company. I think the direction that Hollywood is moving is not healthy for the long-term existence of the theatrical experience. But I’m hoping that, through companies like ours, and interesting, innovative things like what Legion M is doing, I think what MoviePass is doing, what distributors like A24 are doing … I’m hoping that we’re going to find a way to reinvent the moviegoing experience and revitalize it. Because right now I think the patient is on life support.

Are you hopeful?

Dean: I feel very excited about it. To me, it reminds me of when all the small music labels in the 80s popped up and revitalized the music industry. I think there’s a lot of people who still love movies and they’re figuring out how to talk to other people who love movies and trying to figure out, “How do we get this to be an experience that’s unique?” Yes, it’s lovely to watch your show on Netflix, but there’s nothing like being in a movie theater with a bunch of strangers and having a communal experience.

When I was younger, you used to go to the movies and you’d go and see what was playing. And you’d say, “Oh yeah, let’s go see that one.” Nobody does that today. People go to the movies to see a movie. So therefore, every movie has to have some sort of sense of urgency to it. So, of course, if you’re a studio, a $200 million superhero movie immediately has urgency. It’s an easier bet. Things that have a preexisting life where everybody knows the book or everybody’s seen the TV show or played the video game, has a preexisting life, and it creates that own sense of urgency. But they’re much less likely now to do films that are my favorite films growing up because they don’t know if it will create any sense of urgency, so they don’t want to take that chance.

So we’re going to need other companies that look at it not from a corporate point of view, but look at it from a fan point of view. “What movies do I want to go see in a movie theater?” And I think when you change that perspective, we can revitalize filmmaking.

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Jeff: Yeah. I’ll just add, I completely agree with everything that Dean’s saying. And this is why it was love at first sight when we talked to Dean because he’s a fan himself, we love his work from a creative standpoint, but also just as an innovator. He put his finger right on it earlier in the call when he talked about the need to develop a relationship with your customer and the importance of that. And I think what’s really interesting is if you zoom out and take a 50,000 foot view of the industry, the technology and the business models have obviously changed and completely disrupted everything for the last 100 years, and they will for the next 1,000 years, because that stuff is constantly changing. But the two endpoints are the fans whose eyeballs and wallets drive the entire multi-trillion dollar industry, and the people like Dean, the creators that have the talent and the stories to get in front of people. And I think that that’s why we’re so excited about Legion M and that opportunity, because we think that if you can have that relationship, it’s extremely powerful. And that’s why we love working with innovative people like Dean that kind of get that and kind of understand the importance of that relationship.

In a lot of ways, all this technology disruption is wonderful for innovators like us and Dean, because it creates all this disruption. Trying to release your own independent film and distribute it independently probably wasn’t really possible 10 or 15 or 20 years ago and technology has made that all possible. There’s a lot of ills and there’s the way that the big studios are reacting to it, but I think ultimately, over time, there’s more opportunity than ever.

Bad Samaritan opens in theaters on May 4th. If you’re interested in joining an Opening Weekend meet-up, you can do so HERE.

You can also join Legion M HERE, and reserve a spot in their next public offering HERE.

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19.       Transcript of “Fanboy Planet Podcast #508: Superman and Chocolate” (April 20, 2018) found at http://fanboyplanet.com/fanboy-planet-podcast-508-superman-and-chocolate/

00:00 Speaker 1: Interview with... It was kind of a checking in. We've interviewed... This is kind of funny, because as I say, two years ago we interviewed Paul Scanlan and Jeff Annison, the founders of Legion M, the fan-owned movie studio, production company, I guess, is probably a better way to say it.

00:14 Speaker 2: In their pre-funding booth.

00:15 S1: Right. It was right where they launched at Silicon Valley Comic Con.

00:19 S2: They were on the opposite side of the wall from Madefire, weren't they?

00:22 S1: No, from the wax museum...

00:23 S2: Is it the wax museum?

00:24 S1: 'cause we walked over to the Madame Tussauds. We walked over to the wax figures. Madefire was on the other end of the... It is weird that I can totally see that... But they're at the other end of the exhibit hall. But it was big. They were... What was on the other side was Stoopid Buddy Studios, because they were doing live animations of the...

00:42 S2: They had the robots.

00:44 S1: They had the robot and they were doing live animations of like a Back To The Future Robot Chicken, like parody with figures of Jeff and Paul. And I believe it was two Comic Cons ago I sat down with Jeff. And so this year at Silicon Valley Comic Con, we got to talk to Paul Scanlan because they have a new movie coming out in just two weeks, if I'm doing my math right...

01:06 S2: Which sounds really cool.

01:07 S1: Yeah, Bad Samaritan starring David Tennant. And I feel bad, 'cause I think even in the interview, I blanked on this.

01:15 S2: That premise [01:16] ____...

01:16 S1: The young British actor who was in Misfits on the BBC or on British television. I'm not sure it was a BBC series, I think I saw it on Hulu. And I had actually seen him in a movie called Killing Bono about six or seven years ago, a little British film that was really... A good actor. So it does sound like a great premise. Sounds like a fun movie and they've got all kinds of projects in the hopper for Legion M, but why should I talk about it right now when we talked about it in our time travelling ways a week and a half ago with Paul Scanlan.

[music]

01:50 S1: We're at Silicon Valley Comic Con. This is nice. A return from two years ago with Paul Scanlan.

01:57 Paul Scanlan: Absolutely.

01:58 S1: One of the founders, like I said, the two co-founders of Legion M Studios, and it was, I guess, essentially launched at Silicon Valley Comic Con, two years ago. That's when we first met and talked.

02:12 PS: Yeah. This is where we presented Legion M for the very first time, so we're super-stoked to be back here two years later.

02:20 S1: And in that time, there's been some amazing growth of this. First for those listening who may not recall, and we've talked about Legion M a few times, but that it is a fan-invested, fan...

02:34 PS: Fan-owned.

02:34 S1: Fan-owned production company, development house, all things in projects. And what we've seen in the last year was you had Colossal from Neon. You and I were talking about that a little bit ago, that came out last year. There was also, wait, the other connections there that are kind of in the hopper that I know we can't really talk about, but Mandy with Nicholas Cage.

02:58 PS: Yeah. We can talk about it.

03:00 S1: Okay. So then let's talk a little bit about that and then we'll talk about the movie that you're actually here promoting.

03:03 PS: Perfect.

03:05 S1: So you were at Sundance with this...

03:09 PS: With Mandy.

03:09 S1: I know so little about it other than it's apparently a Nicholas Cage tour-de-force.

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03:12 PS: Mandy is gonna take over the world. [laughter] Well, yeah, we partnered with Elijah Wood's company SpectreVision on that film, and it's actually one of the projects where Legion M made an investment earlier than we did in Colossal. So in Colossal, we invested alongside with Neon in the distribution of the film, so that we saw a produced and finished film before we made the investment. And we're investing in essentially the P&A. It's more than that, but it's structured like a P&A investment. And by the way, we love Colossal and we're so excited about that movie. And if you haven't seen it yet, it's really...

03:50 S1: Which you can see on Hulu right now.

03:52 PS: Yeah, it's on Hulu and it's a phenomenal film. And for Legion M, it was actually one of the first big projects that we announced. And we're really proud of it because in a way it was like a statement to the world about what a fan-owned entertainment company wants to represent. And it's a very high quality film but it's not your traditional, typical Hollywood film. It's very unique and it's not a film that the traditional Hollywood studio system would make. But it deserves to have an audience. And now after releasing, it's made many of the top 10 films of 2017. So...

04:32 S1: And it was great. And then Mandy, let's see, when is that? When are you gonna release that?

04:35 PS: So, Mandy... We haven't announced the date, but it has been picked up for a theatrical release in the fall. The date will be coming soon but that film we invested early on, just when it was at script stage and we were working with SpectreVision and they produced the film. And we submitted to Sundance...

04:56 S1: So will we see the name Legion M in front of it?

05:01 PS: It'll be in the credits. Yeah. Not the front credits, but it'll be in the credits. And actually our production credit in Mandy is quite cool because it's... We are upfront. Not with our... It says Legion M. Yeah, we're like one of the producers on it. But then we have a photomosaic in the film itself in the end credits, which is really pretty cool. And that film took Sundance by storm this year. It ended up coming out of Sundance as one of the top reviewed films, and it's also quite a unique...

05:38 S1: Can you give us the log line?

05:39 PS: Yeah, sure. So it's starring Nic Cage. It's directed by Panos Cosmatos, who you may know from Beyond the Black Rainbow. And if you've ever seen that film, it's pretty out there, and Mandy is kind of... It's a revenge fantasy, Nic Cage is a lumberjack up in the North Woods and he's very much in love with a woman. And there's a cult nearby, a drug-fueled cult, that kidnaps her at some point, and I don't wanna give away too much.

06:23 S1: No, no I don't want too much. But you've...

06:23 PS: But he's fueled by his rage and love for her, and it's absolutely just an insane movie.

06:33 S1: I'm getting a sense of if people who love Nicolas Cage, one of my favorites of his, is Drive Angry, and it's almost like Drive Angry turned up to 11, which Drive Angry already was at 11, so it sounds like we're going...

06:45 PS: This is right in that realm. The way we describe this is, if you're into a Midnight-type film like this...

06:54 S1: And we are.

06:55 PS: You are gonna absolutely love it. It's 100% fresh or 100% critic reviews on Rotten Tomatoes, which is surprising, considering what a polarizing film it is, but it's a masterpiece, in a way. Panos did an amazing job putting it together. It's very creative and it's beautifully done. So it's a very aggressive film. It's got a heavy metal soundtrack, from Jóhann Jóhannsson, who did Theory of Everything and Sicario and Arrival and sadly recently passed away, just over the holidays. And so, but it's quite a film, and I'm really excited for that one to hit the mass market and see what the reaction is.

07:46 S1: To turn to the one you're here with at Silicon Valley Comic Con, I like that this is, you launched two years ago and you come back two years later with what is almost the ultimate convention package, really.

08:00 PS: It's a perfect project.

08:00 S1: You're doing a sneak peak, you're showing the film, you've got Dean Devlin, who's the director, I'll get to the title in a moment. You've got Dean Devlin who has produced Independence Day, and those kind of...

08:11 PS: Stargate.

08:11 S1: Stargate.

08:14 PS: The Librarians...

08:14 S1: That's right. I keep forgetting The Librarians. And starring David Tennant and you have David Tennant here, this is a Dr. Who weekend at Silicon Valley Comic Con.

08:25 PS: Yes. Exactly.

08:26 S1: And so it is... The film is Bad Samaritan, a kind of a thriller, and David after being the Doctor gets to be like, some of the most vicious villains in modern pop culture. It's an interesting turn.

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08:39 PS: It is. It's amazing, and I have to say, considering what a nice guy he is, and how he plays kind of a hero in a lot of cases, Dr. Who, he's so good as the villain in Bad Samaritan, and Bad Samaritan's like, it's Hitchcockian thriller. We're gonna show some clips at our panel today and then we have the preview tonight. And it's a fun movie. It's probably the biggest movie that we've invested in, meaning, it's gonna go out to the largest number of theaters and have the most P&A budget, and it's partnering with Dean Devlin, who is one of Hollywood's biggest producers. But what's unique about it is, this is independently produced and independently distributed, so this isn't Dean doing another big Hollywood project, this is Dean and together with Legion M partnering with fans to kind of rethink how this industry works. When we first met Dean, we just completely hit it off.

09:43 PS: It was like we just knew we needed to work together because Dean had, in creating Stargate they really kinda grew a fan base. That film, when it came out, the original film, wasn't expected to be a major blockbuster. But the way they did it, they actually built a website, this, for a film, it was one of the first film websites ever. And Dean was going around all the Cons and they built that up through a grassroots network into one of the biggest franchises, it's still a big popular brand, and spawned a television series and everything. But yeah, we're excited to work with Dean, because he gets us and we get him and his whole team has been fantastic to work with, and the film is awesome. We did a Long Beach, a screening in Long Beach where we had night vision cameras in the audience to capture, like watching people watch this film, and it's great, because it's the type of film that has you kind of crawling in your chair.

10:50 S1: Didn't I just see a viral video of David Tennant watching people watch this film?

10:53 PS: We also did that, yeah.

[overlapping conversation]

10:56 PS: That was like a snake eating itself.

[laughter]

10:57 S1: And the videos of us watching him watching them and it's just gonna go on and on.

11:02 PS: It's just created some paradox there.

11:05 S1: Yeah, and for those, again, listening who may not be familiar with it, it's a young man, who's...

11:14 PS: Two young valet drivers...

11:15 S1: Valets, that's right. So they take the car keys and they take the house keys and they go into the apartments and rob the apartments and then one gets into this apartment, and discovers that there is a woman bound and tortured in that apartment, which is owned by David Tennant.

11:31 PS: And he needs to make a choice, he needs to make a choice and he makes the wrong choice, protecting himself and not wanting to get caught. But he promises her that he'll come back and it turns out to be one of the biggest mistakes of his life, and he spends the rest of the movie trying to right it. And it's very, very suspenseful and it's very thoughtful, and it just completely delivers in the end, it's got a really climatic finish.

12:02 S1: And that's gonna get released May 4th. I can't wait. This is... It's one of those...

12:07 PS: Are you coming tonight? Oh...

[overlapping conversation]

12:08 S1: My son, I have my son.

12:10 PS: Yeah, yeah. That's true.

12:12 S1: I can't wait for it but it is rated R, so I have to wait for it.

12:13 PS: Yeah, exactly. Yes.

[laughter]

12:19 S1: And so along those lines, we just talked about three projects, but you say it's fan-owned, how do you choose to get involved in these things? Because I know sometimes things sort of go out to a vote a little bit?

12:31 PS: Yeah. Yeah, no. This is a great question. And what we tell our Legion community, and we're still in the growth phase, right? So we're two years in, we've got multiple projects, actually, probably a lot more projects that we've been a part of and invested in, or developed than we would have predicted in two years time. And the community that's come together, like a lot of people say, "Oh, that's great. But will the community really have a voice?" And the answer is an unequivocal yes from us. Because for Jeff and I, what we really fundamentally believe is that, that community is the source of our super power, and channeling that voice, and collecting it, and it's not... I don't mean like, they don't have a voice in Panos, everybody gets to give Panos their notes on the script or...

13:23 S1: We're all seeing [13:23] ____... [laughter]

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13:25 PS: Yeah. There's nothing like that. One thing that we fervently believe is that, you don't make great art by committee. So when we back a project, we wanna back someone like Nacho Vigalondo with Colossal, or Panos on Mandy, or Dean Devlin in Bad Samaritan. We're not trying to interfere or question what they're doing. But where the community can have a voice, is understanding what are people interested in. And so, when we go to film festivals, anyone in the Legion can register to be a scout on our behalf at a film festival. And so, before we go to Toronto or Sundance, in fact at Sundance, we had a big venue this year that we had set up before we knew we were gonna have a film there, 'cause we didn't know. You don't know that your film's gonna get accepted until pretty late, right before the event.

14:18 PS: So we we're having Mandy there. It was a really fun surprise. But we wanted to be there anyway, we wanted to be there the same way we are at a Con and have a presence, have a place for our Legion to come and meet and talk about films, but also to go out and watch films, and then tell us what they think about it. And so, anyone can register to be a scout for Legion M. So when we go to a film festival and we're looking for things that we wanna get behind, or even if we're reading scripts... We have a reading club, I'll get to in a minute. But we have this sort of larger collective conscious. When A24 and Neon, these are small, relatively small companies. They only have a handful of people that are out watching films. We could theoretically have hundreds of people that are all logged in. And it's one thing to go to a film festival, people go and do those things, and they pay their own way, 'cause people wanna do that. People like us, that's a fun thing to do it. That's how we spend our vacation time. But it's even more special if you can be doing that and actually giving input to a company that you're a co-owner of, and letting that information benefit the company.

15:31 PS: The other thing we do is we have a reading club. We don't call it a book club because oftentimes we're reading scripts. And we'll send out a script, and we'll all read it, and then we'll have... The last one we did was, we read the script for 10 Cloverfield Lane, originally called The Cellar, which was written by a friend of mine, Matt Stuecken, my college roommate. And so, we had Matt come on and talk to us afterwards about how that film went from just he and his writing partner writing an interesting thriller to being part of one of the largest franchises in Hollywood, it's a great story, and how the script adapted and everything else. And so, ultimately, we really want our Legion to have the ability to give input. We vote on things like Pitch Elevator, we put that out to vote, and we let people vote on the different pitches. We don't... We can't always make...

16:30 S1: [16:30] ____ Which happens at conventions. This is sort of, again, for people listening, Pitch Elevator is an event. I know it was held at Long Beach one year. And so, I don't know how...

[overlapping conversation]

16:39 PS: Well, yeah. It was at Stan Lee's LA Comic Con. Yep. And we're gonna do it again. So we built a prop elevator where people can come. The whole idea is that... Everyone knows what an elevator pitch is, right? You have to get your pitch down to... So you could give it as you're riding up an elevator. So we built the prop elevator that we bring to Cons. We don't have it here, but we'll bring it somewhere else again. And the whole idea is that anyone can have a great concept or idea for a TV show or a film, but most people don't have the connections or know the right people to even get it heard, let alone have it produced. And so, one of our promises at Legion M is that, we do want fans to have a voice because we believe that that voice is differentiating, but we also wanna open the gates to Hollywood. We want access to be more open.

17:36 PS: The industry has been very closed and exclusive. Like a great example is that, Sundance, our lounge was open to everybody, and it turned out it was one of the hottest, funnest, best lounges at Sundance, and it was packed all the time, and it was a total blast because we weren't trying to make it pretentious, or any of these things. So anyway, with pitch elevator, people can come to a Con and give their pitch. We have kids giving pitches. We have... I mean, it's amazing. And it's also a lot of fun, and then those pitches, we let the Legion vote on those pitches and then we're creating a television show out of it, like a Shark Tank for pitches for movie and tv show pitches.

18:19 S1: Oh, that's a fun idea, yeah.

18:20 PS: Yeah, so we're in the process of... We've culled down the original pitches and now we're gonna put them in front of a panel and we're gonna film it where we show the pitches and talk to the panelists and people like Leonard Maltin they'll be involved in it. And then ultimately, the winners get a cash award for their quality pitch, but they also get a development deal with Legion M where we'll go work to try to get it produced, because we have access. And we work with Neon and A24 and Electric and we have access to all these places where we could take something like that we could assign a... If it needs a script.

19:01 S1: Yeah and you did just say, just to catch up, you just casually tossed out Leonard Maltin's name, who's been a long-time Hollywood critic, a film historian, has joined the advisory board.

19:09 PS: One of my absolute favorite people in the industry and yeah, he... Leonard Maltin is a part of Legion M, we're very proud of that.

19:16 S1: So let's say... Let's talk about when we came two years ago one of the big almost like your research arm was associated with Meltdown Comics, so I wanna just... I won't end on this note, because I don't want it to get maudlin, but I have an uplifting afterwards.

19:28 PS: Yeah, no we gotta find something uplifting.

19:32 S1: But that is... But it is you know to comment, last month Meltdown closed its stores for... Not because business was bad, you know, so is there still... Of the people that were working with you from then do they still have a place with Legion M? Let's make that the positive.

19:48 PS: Absolutely, Meltdown as a brand, I think you know, and Gaston as a figure will always be relevant in this industry and Gaston will always be a part of Legion M and a shareholder and we're excited about... We're sad about the closing of the comic book, the retail presence, but we have faith that that brand will live on in some capacity.

20:23 S1: Okay, good.

20:23 PS: But we'll have to let Gaston speak to that.

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20:25 S1: Okay, then... But one you do have control over or that is coming soon is, and I talked to Jeff about this two summers ago, and I think it's almost ready, which is the VR almost, you are there hours with great men in nerd history. You've got Stan Lee coming.

20:43 PS: Yeah, so we shot the pilot episode of what we call ICONS: Face to Face. It's our virtual reality interview series, we have all the footage in the can. We shot it at Stan Lee's house with Kevin Smith doing the interview and Stan's wife, Joan, was also a part of that interview. So we did that last year.

21:03 S1: Oh, that's really nice.

21:04 PS: Right before she passed. And it was really... A couple things that I would say is we shot it with the absolute most cutting edge technology.

21:16 S1: Oh, you used 8i, right?

21:18 PS: No we used two Red Weapon 8K cameras in a nodal setup to capture it at the highest possible resolution, like four times the resolution of an IMAX. And doing the math on it for us it was important that we capture it at the threshold of what the human eye can perceive. And even though the VR headsets don't have that kind of resolution today, they will soon.

21:44 S1: But they will and you're thinking ahead, okay.

21:46 PS: Yeah so we want to have the interview with Stan Lee, intimate interview in his home that will stand the test of time and will for generations to come will allow people that maybe haven't had the chance to meet Stan Lee sit down and be in the room and experience this conversation across the table from him. And the interview was... I can't wait to release it, because it really was a special interview. But we're not in a hurry, right, so the idea with this project is that these are almost like legacy pieces. And so our goal is to develop a library of them. So we're in discussions now with multiple different partners about helping us... Legion M, we wouldn't single-handedly finance the whole library, because we wanna be diversified with our investments and we haven't raised enough money to do that. But there are a lot of investment partners that would want to back that project.

22:50 S1: Well, let me ask, because I think, as we alluded, I have my son with me. I'm trying to think of people that were iconic that you know. Like I do think generations from now people are gonna wanna know what Stan had to say. Who would be your next get? Who is that person that you think is worthy of... Not to put you on the spot, but yes, I'm putting you on the spot. Who would be next, because Stan is the only person I can think of right now off the cuff. Walt Disney back in time, maybe.

23:19 PS: Yeah, no, I think, well, as far as living today...

23:24 S1: Well. You know a cultural figure...

23:25 PS: Well, we have a list.

23:26 S1: You have a list?

23:26 PS: Yeah. We have a list, we'd like to, and it doesn't necessarily need to be pop culture icons. But we'd like to interview Spielberg and Lucas and there are all those, you know... Guillermo del Toro, for that matter. Even though he's not at any risk of not being with us in the near future, hopefully.

23:45 S1: Anymore than anybody, right?

23:46 PS: Knock on wood. Yeah, he's one of my heroes. But we're also not limiting it to pop culture icons. So I think it'd be an interesting... We've talked about trying to do this with the Queen. And I think that there's any number of candidates.

24:03 S1: That would be astounding, although I'd be fascinated to hear that happens.

24:08 PS: Well, you never know. Get the BBC involved and maybe it can happen.

24:11 S1: Maybe.

24:11 PS: Maybe.

24:12 S1: Alright, there we go, people listening, hey, write in with your wishlist on that, who would that be... Not that... Yeah. Exactly. It all depends on [24:19] ____ people.

24:20 PS: But this is another area where the Legion does have a voice. We've already polled our community to... And we have a list and it's come from the community. It's not just ideas that Jeff and I have had.

24:34 S1: Yeah. So that's it, you find that at legionm.com.

24:36 PS: Yep. Yep.

24:36 S1: It's that straightforward.

24:38 PS: Yep.

24:38 S1: May 4th is Bad Samaritan and Mandy, some time in the future?

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24:43 PS: Mandy this fall. Yep.

24:45 S1: And more to come. And it's great.

24:46 PS: A lot more to come. And we at WonderCon, we announced three development projects, television projects that we have in development. We've got a truckload of stuff that we're working on. And one other thing, just to point out is, it's free to join Legion M. You don't need to make an investment to be a part of Legion M. And the reason we do that is, that we want people to have the opportunity to get to know us and see what we're all about, look at our projects and maybe go see Colossal and see if it fits. But then, they're also, by joining they're the first to be notified when we are raising around the finance. Right now you can't invest in Legion M because we don't have a round open. We're not always open and selling shares. But we will be open again hopefully late April or early May. We should be opening up another round. If people are interested, they can make a reservation today, which guarantees them a spot in the round. Because in the past our rounds have sold out.

25:47 S1: Yeah. Alright. Well, thank you. We look forward to talking with you...

25:50 PS: Awesome. Thank you.

25:51 S1: About the next projects you've yet to talk about.

25:53 PS: Perfect.

25:54 S1: And we'll see you at the next Con.

25:54 PS: Alright.

25:54 S1: Thanks so much.

25:54 PS: Thank you so much. Thank you, guys.

[music]

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20.       Transcript of “Geek to Me Radio #86: Legion M’s Jeff Annison” on Geeks WorldWide (April 22, 2018) found at https://thegww.com/geek-to-me-radio-86-legion-ms-jeff-annison/

00:00 Speaker 1: We're gonna go right to the phone lines right now. Our first guest is the co-founder of Legion M, Mr. Jeff Annison thank you very much for joining us on air.

00:09 Jeff Annison: Oh, thank you for having me on the show.

00:11 S1: So last time I saw you, physically saw you and the first time I met you actually we were at a big Hollywood party up in the Hollywood Hills, celebrating Stan Lee's imprint. That was an amazing event that you guys put together.

00:21 JA: Oh thank you, gosh. Just even hearing you talk about it brings back so many warm memories, it was a truly eventful and memorable evening.

00:32 S1: And that's just one of the things you guys do. Obviously, it's a fan-owned movie company. Which I immediately jumped in as soon as I saw this thing come up. I was one of the first round investors I said yes, I've got to be a part of this, and I think you've just opened up a third round correct?

00:48 JA: Well, we're just about to open up a third round, it's not open yet. Everything that we do as a company. Like you said, we're the first fan-owned entertainment company. Nobody's ever done this before but it's all regulated by the SEC. There's some new laws that changed a couple of years ago that enabled this sort of proposition. Because everything we do is regulated by the SEC, there's a lot of process. So right now, we're taking reservations, non-binding reservations for our next round. You can come in, you can reserve a spot like I said, it's not binding, so you can always change your mind if you decide, but it at least locks in your place and we expect to be launching the new round once we get the SEC approval, which I'm guessing is probably on the order of about a month away.

01:39 S1: And the first round that I was able to get in on it was still impressive because a lot of people weren't sure what to make of it, but it came off well. You guys did it, you opened up a second round which blew the first round away. And what are you guys kind of softly anticipating from this third round?

01:55 JA: You know, it's a great question. It's funny, because like I said, nobody's ever done this before and when we did the first round we literally had no idea how it was gonna be received. We thought this was an amazing opportunity, I mean we do, we think it's a once in a lifetime opportunity to take advantage of this disruptive change, which is the changes in securities law, and create what we think could become one of the most influential companies in Hollywood. The whole idea that having a movie studio and entertainment company that is owned by a large group of passionate fans, it just makes sense. When our movies come out, we've got a legion of fans that we can activate to support them. And they're gonna... They're invested in the movie, they've got a financial stake and more importantly they've got an emotional stake, because they've been following along in the development.

02:45 JA: So we know that those people are gonna come out opening night, which is the most important time in the life cycle of a film. We know that they're gonna bring all their friends and they're gonna talk about it on social media. So we think it's a truly, it's a truly once in a lifetime opportunity. But it's never been done before. So, like you said, our first round, we put it out there, it blew out, it sold out, it was oversubscribed. We actually had to return people's money because we were legally limited as to how many we were allowed to accept.

03:18 JA: The second round was even more successful. And this third round, one thing that's different is it's gonna be a very short round. One of the things that we've learned having gone through this twice now, is that it takes a lot of time to be in that fundraising mode and there's a lot of just like issues that you have to deal with. We've got over 7000 investors. And so as you can imagine, there's like that 1% that there's issues with, like a check wasn't received, or the bank didn't clear, there's miscommunication. And so what we've decided to do going forward for this next round is the round is only gonna be open probably for like... It could be as short as a couple of weeks or even shorter frankly, if it sells out quick. And so that's why it's so important to just make a reservation. When you make a reservation, we guarantee that you will get a chance to invest even if the round sells out. But like I said, it's all new territory so we're excited and a little bit, a little bit nervous, which I think is always a good place to be in life.

04:23 S1: And unfortunately I missed out on the second round, but I locked in my reservation, and as soon as you guys open up the reserve spots for the third round 'cause I wanna double down on this. And for people who are listening right now thinking well, that sounds kind of odd. But you guys have Stan Lee is in this, Seth Green is in this, who are some of the others because you've got some big name backers behind you guys too who are invested because they know this is such a cool thing.

04:42 JA: Yeah, absolutely, well, it's really interesting because Paul and I have a background in the entertainment space. This is our third start-up company together. The first one was hugely successful. We were the first ones to launch live television on your cell phone back in 2003. And we won an Emmy award for that.

05:01 S1: Wow.

05:02 JA: And raised $140 million in venture capital and turned what started out as three guys working out of a spare room into the worldwide leader in television delivery outside of the home. And so we've got a background in the space, but the fact is we've raised total as a company $3 million or $4 million, which is nothing in Hollywood standards. But the fact that we're owned by fans opens up so many doors for us, and we got way out of our league. We did a project with Kevin Smith and Stan Lee, a virtual reality project and that as well as that, the Stan Lee party that you mentioned to... You mentioned earlier, that was an amazing event in and of itself. We, earlier in the day, awarded him, his hand prints, and footprints at the TCL Chinese Theatre in Hollywood.

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05:56 JA: And that night, we rented out a 9000 square foot mansion in the Hollywood Hills, and invited 500 of Stan Lee's closest, and most enthusiastic fans. We had world class Cos players, we had celebrities, we had bands, and DJs, and sponsors, and it was incredible, it was an absolutely unforgettable evening to come have a house party with Stan Lee. And at the end the event actually made us money. It wasn't like some high price boondoggle where we spent all of our investors' money having a big party, we actually made money for our investors by doing this. But it's the sort of thing that you can't do... Nobody can do that, you can't just go ask Stan. And if we, Paul and I going to ask Stan, we wouldn't have gotten very far.

06:47 JA: But we got Stan Lee, Kevin Smith, Seth Green and the team behind Robot Chicken, Tim League, the founder of Alamo Drafthouse and Tom Quinn, those guys created Neon, which is a hot young distribution company. We've got... I mean it's really incredible. Leonard Maltin has joined our advisory board. I mean honestly, there's so many names, both kind of like the celebrity names that people know as well as a lot of the behind the scenes people that understand the business of Hollywood. We talk all the time, there's the art of Hollywood and the celebrity side of it, and the movies, and that's something that everybody understands, but it's also one of the most complex and most competitive industries on the planet. And just as important for our long-term success is having, the Stan Lee's is having the people that know how to navigate the business of Hollywood and how to build a company that will stand the test of time.

07:56 S1: Absolutely. And like I said, that event was one of a kind. That's one of those ones... I'm here in St. Louis but I'm like, "there's no way I'm missing this." I flew out, great event from start to finish, from the ceremony, there was... James Gunn showed up, Chadwick Bosman spoke at Stan Lee's imprint ceremony, it was fantastic, and then the party afterwards. So if you're interested at all in seeing more about this, legionm.com, go to the website, check that out, it'll give you all the extra information. We're gonna take our first break, we're gonna come back talking more with Jeff about their upcoming film. Bad Samaritan. You will not want to miss this episode, hang on one second.

[music]

08:47 S?: This is Paul McGann, the eighth doctor, you're listening to Geek To Me Radio.

[music]

08:56 S1: We're back. Geek To Me Radio, live every Sunday. This segment brought to you by Marcus Theatres. If you are looking for a good place to see a movie, Marcus Theatres is the website you wanna check out, marcustheatres.com. If you're looking forward to Avengers, which comes out in just about a little less than two weeks now, you wanna make sure you go to marcustheatres.com, get your tickets now. You can do all sorts of things at Marcus, you can check out what location's closest to you and if you're listening outside the State of Missouri, maybe you're thinking "Oh, well gosh, I don't have a Marcus Theatre", you probably do, they are in 11 different states.

09:29 S1: You can check out their locations, you can check out the menus from all the different Bistro's and eateries they have inside the theatre, so you don't have to sit there and make up your mind when you get to the movie theatre, you already know what you want going in, you can place your order, you kick back in those big five star lounge chairs, click the little heated button, it's kinda cold out right now, those heated seats are very nice to watch a theatre. And as my wife said after we went to see Star Wars: The Last Jedi, the screening they had at the Marcus Theatre Ronnie's in South County. My wife said, "I'm never seeing another movie in Coach ever again."

09:57 S1: And if you're gonna see Bad Samaritan then you definitely wanna see it at a Marcus Theatres. We will be talking about... More about the meetup coming up. We've got Jeff Annison, co-founder of Legion M, and was it last year, they did Colossal with Anne Hathaway which was very well received. They had a lot of meetups. This movie Bad Samaritan starring David Tennant and Robert Sheehan and directed by Dean Devlin comes out on May the 4th and they've already got over a 100 meetups, so I think he had scheduled currently for that coming out. Is that correct Jeff?

10:28 JA: Yeah, yeah, yeah. We did our first meetups, like you said, for Colossal last year and we were pretty excited about it and had such an amazing time that we decided that this year, we really wanted to double down on it. And so when this movie comes out, we've already had, I think, close to 2000 people sign up to go to a meetup. The meetups are absolutely free. When you come to a meetup, you get a free Bad Samaritan gift bag. So we're working with Dean Devlin, he's the creator of Stargate and Independence Day and The Librarians, and like a true Hollywood legend. And we're literally working directly with him to come up with a cool gift bag that's got a bunch of fun stuff from the movie in it. And so, when you come to one of these meetups while supplies last, we have a limited number, but if you come to meetup, you get one of the gift bags. More importantly, it's a great way to come see a movie opening weekend with an enthusiastic crowd of other fans, because we talk all the time about how... When I was growing up, going to the movie was like an event.

11:39 S1: Yeah, yeah.

11:40 JA: Something that was really fun. And now I've got kids and to be honest they're probably more likely to watch a movie on their cell phone, than they are to go to the theatre. And in some ways, that's great. We've got so much more access to media now, but it's also... It can be so isolating and I think that if you're just going to a lame theatre and sitting in a seat, it's not that big of a difference, but when you're going to a wonderful theatre, like you're talking about and when you're going there with the community of people that have shared interest and passions, there's nothing like it. It's a difference between listening to music on your phone and going to a concert.

12:22 S1: Exactly.

12:22 JA: The energy that you get, especially for a movie like Bad Samaritan, which is a scary movie, it's a fun movie. It's a great popcorn... It's the perfect movie that bring a date to go see it in a crowded theatre. And then after the meetups, a lot of times those that are interested, they'll go off and grab some ice cream or get drinks at a local bar. And again it's creating that community, which is so important and so lacking I think in media today.

12:53 S1: And next week we're gonna have Dean Devlin and Robert Sheehan on air. They've already sent me a notification. We're just waiting to find out what time they're gonna have them join us. But talking about this film, and I saw Dean was doing his Periscope Toronto, I'm sorry, Portland Wizard World earlier yesterday and he's promoting the film there. You guys are showing it at Wizard World, and it's getting such good, good press. There's a lot of buzz about the movie already.

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13:20 JA: Oh yeah, yeah. No, we've been working with Electric and we've done screenings at a number of different Comic Cons and Wizard Worlds. And the great thing about Dean is, and I don't know that if a lot of people realize this, but Stargate was his first breakout film, and that was actually an independent movie. And I don't wanna... You should ask him about it when you interview him. He's a great interview, by the way. But he started off promoting that at Comic Cons. He was going to Comic Cons as a fan back in the '70s.

[laughter]

13:56 JA: And so he gets Fandom, and he gets Comic-Con, and he is tireless. He will go to any Comic-Con any time. He truly loves the fans. They made his career. Stargate didn't get picked up by a studio when they first did it 'cause... And then eventually went on to spawn an entire franchise with multiple TV series and all that sort of stuff. And so he's been a wonderful partner. As a fan-owned company, I can't imagine somebody better for us to be working with than somebody like Dean Devlin that really gets it.

14:36 S1: So talking about Bad Samaritan. Electric Entertainment sent me a screener, so thank you to them if they're listening. My wife and I watched it Friday night, and it was intense. It was such a great film. Not like a lot of us... I saw little nods to certain other genres, I got a little bit of a Cape Fear vibe when I was watching part of it, which I loved that movie. And so, tell a little bit about the process of how did Dean get attached? How did David Tennant get attached? Kind of give us a little backstory, if you would.

15:04 JA: Yeah, absolutely. So this is Dean's movie. He's been working in the studios for decades now and been responsible for some of the biggest studio movies ever.

15:18 S1: Yeah.

15:19 JA: And as he would say, he just got off of doing two studio films, that he wasn't happy with the process, and again, he can talk with a lot more authority about that. But this is a 100% independent film. So, he financed it, he produced it. He didn't write it, he got the story from Brandon Boyce who's a very talented screenwriter. And he managed to get David Tennant attached to it. He's got a hilarious story about that.

[laughter]

15:50 JA: And kind of is pushing the whole thing forward. And it's really remarkable in this day and age, because he not only produced it independently, he's also distributing it independently. So this isn't a film that's got a massive studio budget behind it. The formula for Hollywood studios today is really pretty simple. You make a $200 million movie, you spend $100 million to promote it, you buy bus billboards all over the world, you clobber people over the head, and they'll go see it. [chuckle] And so, I think for Dean, he's really an out-of-the-box thinker in trying to find fun engaging ways to get the story out and to let people know about this, that it's a passion project.

16:38 JA: He's taking a risk. This is the first time... He talked about this in a Q&A, which I thought was fascinating. You think Dean Devlin, a guy who is made and done in Hollywood, but he talked about how scary it is for him to take a risk to go and direct something that's kind of outside of his comfort zone. He had never done a dark, a thriller like this before. Most of his stuff is kind of in the lighter, even campier, fun in the vein of The Librarians. So anyway, it's like you said, it's a great movie to go see with the crowd and we're super excited. To answer your question, we got hooked up with them and it was just love at first sight. [laughter] And since then we've just been moving forward.

17:26 S1: And with Dean Devlin, there's a lot to love and just the energy he puts into his projects. I was a huge fan of Leverage, which I know he shot in Portland as well, which is where Bad Samaritan was filmed, so he was kind of pointing out, he was like, "Yeah, there's a lot of places I knew about this part, so we filmed it here 'cause I used this in Leverage." Talk about a guy who knows his stuff when it comes to movies. You know you couldn't have gotten in bed with anyone better as far as this movie goes.

17:50 JA: Yeah, absolutely.

17:51 S1: We are gonna take one more. Are you okay to stick with us for just a little longer, Jeff?

17:55 JA: Yeah, of course.

17:56 S1: Okay, we're gonna come back. We're gonna finish up with Jeff Annison talking all about Bad Samaritan. You can follow the film on Twitter by the way, @BadSamFilm, to get updates. You can check out where it's screening. Also, legionm.com, check out that website. We'll be right back talking with Jeff Annison after this. Stand by.

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18:37 S?: Hey, hi listeners. This is Gregg Berger.

[video playback]

18:44 S?: And guess what, you're listening to Geek To Me Radio.

[music]

18:52 S1: We are back. This segment brought to by Popcorn Buddha; popcornbuddhausa is the website where you can get over 85 different flavors of popcorn and there's not a bad flavor in the bunch of 85. They've got homemade fudge. They'll ship it anywhere. In fact, if you have a friend or a family member serving our country, he will send it to an AFP or OFP, the foreign post office boxes that they use for military, free of charge. Give them a call at one of the numbers on their website. Tell them you're shipping it to an FPO or an APO, and they will take care of the shipping for you. Also, if you're listening right now and you're thinking, "Well, I'd like to try that but sometimes I just... " Here's an incentive, if you go on there right now, go to the website popcornbuddhausa, get your order ready, add it to your shopping cart, enter the coupon code GEEK, GEEK during checkout and you get 15% off your order. That's something that Craig over there at Popcorn Buddha is doing just for my listeners.

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19:49 S1: So thank you, Craig. Thank you Popcorn Buddha. And listeners, you're welcome, 'cause once you try it, you're not gonna get popcorn anywhere else. Popcornbuddhausa.com. And I was very fortunate to come across Popcorn Buddha from the meetup that we did with the big party for Stan Lee 'cause he was giving out samples of his stuff in the gift bags you guys had for the Stan Lee party, Jeff.

20:09 JA: I know. I was gonna mention that. I think that's fantastic. Is that how you guys met?

20:13 S1: It is, yeah. I loved the stuff we had and I ate that entire bag. I was like, "Well, there's got to be more." So I went to the website and I was like, "How many flavors?" So I contact him and I say, "I do a radio show." And he'd kind of heard some of the past episodes. Loved what we do, 'cause he's a huge geek. So we kind of made an arrangement. Yeah.

20:31 JA: Yeah. Craig is [20:32] ____. We love Popcorn Buddha. Can't say enough good stuff about it.

20:36 S1: Absolutely. Cajun bacon ranch. I'll just leave it at that. That's...

[laughter]

20:39 S1: No more needs to be said. I must've plowed through at least 12 bags of that since I've had him as a show sponsor, so good stuff.

20:46 JA: That's great.

20:46 S1: So I wanna mention.

20:47 JA: Well, it's a lot healthier than the fudge.

20:49 S1: Exactly. That is true. That is good a point. So it kind of balances out, get a smaller amount of fudge and a larger amount of popcorn, you'll be fine.

[chuckle]

20:56 JA: That's right.

20:56 S1: I wanna mention... I wanna touch back on something that you mentioned in the last segment we were talking with Jeff Annison from Legion M, one of the co-founders of this fan-owned movie company. You've mentioned how, to produce movies nowadays, Dean Devlin's taking all this risk. He's producing it. He's doing all the promoting and everything. A lot of the big movie companies, we saw a kind of, I hate to say spectacular fail 'cause there's no such thing with Justice League where it's supposed to be this big movie. Do you think, in terms of Bad Samaritan which is such a well-written, well-acted, tense, tight, thriller, do you think maybe the trend in movies is heading more towards the independent? 'Cause I'm seeing a lot better quality come out from the independent studios than I am from the big Warner Brothers type of franchises?

21:40 JA: Well, it's a great question and I think that the answer is, is that the disruption that we've seen in technology and viewing habits over the past, say five or 10 years, and I'm talking about the rise of Netflix and Amazon and the ability. It's amazing. If you think back 10 or 20 years ago, all the cool stuff was happening in movies and TV was very formulaic. And it's really kind of switched. All the original stories are being told on television. And the movie industry, the studios, have kind of evolved into this pattern like I talked about where what you find is that studio executives and the studios are very risk-averse. And if you wanna produce an original story, that's a tough thing for a studio to get behind because there's no guarantee that it's gonna be successful. If you produce Justice League, then you know that, even if the movie is a stinker, a lot of people are gonna come see it because there are so many established fans.

22:47 JA: And so for a studio, actually investing say, 15 million in a movie like Bad Samaritan is actually a much riskier bet than putting 100 million or 200 million into a Justice League movie. Because they know for a fact that they can make the movie. They can spend the money to market it and even if it's critically not successful, they're gonna make money on it worldwide because that brand is so strong. And so what it's done is it's created kind of this empty space for original storytelling. If you look back 10 years ago, 15 years ago, eight or 10 of the top films of that year were original stories.

23:32 S1: Right.

23:32 JA: Today, eight or 10 of the films every year that come out are either reboots or sequels...

23:38 S1: Yes.

23:39 JA: Or something like that. And so it's just kind of created this gap. And the studios are very reticent to tell original stories. And it's the same thing with actors. It's kind of funny. David Tennant is amazing and he has such a rabid fan base, but this'll be his first role, his first leading role, in a major motion picture. And to Hollywood. He doesn't have enough Twitter followers or enough Facebook likes or whatever metric they have. When they run him through their system, they're like, "Oh no, he's not a bankable star." So it's really... I think that we're in a golden age in a lot of ways because the technological disruption creates opportunities. And people like Dean Devlin... It's never been more economical to produce a movie. It's never been more possible to distribute a movie yourself. What he's trying to do, to self-distribute this movie is unthinkable 10 years ago.

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24:39 JA: And so it's really... What you're seeing, I think is creating opportunities for films like "Colossal", for things like "Bad Samaritan", and for all of the space that the studios have vacated is creating space for independent storytellers. And that, as Legion M, we think that that's wonderful. Because our whole belief is that if we can establish our company as a... We've got a built-in audience. And it's not a built-in audience because we're making "Fast and furious 14", it's a built-in audience because these are people that are invested in the product and invested in the company itself.

25:17 S1: And if you're listening right now, and if you're a huge film fan like me, and you like good movies like me, you're gonna wanna make sure you automatically get on there. Start following @BadSamFilm on Twitter. Get the word out there. Make sure May 4th when this movie comes out, you get out there and you see it, if you're supporting people like Dean Devlin and David Tennant and Robert Sheehan and Legion M. These small companies are trying to do good film projects, worth while film projects. This is what you as a listener need to be doing is getting out there and supporting this kind of project. You can do more at legionm.com. Where else can I send people Jeff, if they wanna learn more and support Legion M?

25:53 JA: You got the website, legionm.com is kind of the source of everything. Our social media is Legion M Official, so Twitter, Facebook, and Instagram. If you just go find a Legion M Official, that's our official Facebook page or official social media. One of the things to mention is that, when you join Legion M, you can join Legion M for free. So like we talked about earlier, we don't even have a round open, you can make a reservation for the next round. But even if you don't want to invest or you don't have the money to invest or maybe you're not sure and you just wanna kind of check it out, you can join Legion M, it's absolutely free. Our power comes from our size. We wanna open the doors and be as open and accommodating to everybody, even those that for whatever reason can't invest. You can join for free. If you want to stay as a free member for the rest of your life, that's fine too, but you just come to legionm.com, join as a free member, you get invited to things like a Hollywood house party with Stan Lee, and all of these opening weekend meetups. And we have a lot of really cool activities. We have a lot of stuff that happens online as well for people that can't make it out to Hollywood or can't make it to an opening week and meet up.

27:06 JA: We'll do online video chats with people like Dean Devlin, and all sorts of creators, the screenwriter that wrote "10 Cloverfield Lane". We did one with the guy that created Eureka, which was a show a few years ago. And it's a really great opportunity just to network and connect with other fans as well as creators.

27:35 S1: Perfect. Jeff Annison from Legion M. Thank you very much for joining us on air this afternoon, and we will talk soon.

27:41 JA: Thank you so much, James. Take care.

27:44 S1: You as well. There he goes. Legionm.com is that website, check it out. We're gonna take our next break. We'll be right back talking with Stephanie Cooke from Toronto comics about "Osgoode as gold". So stand by.

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21.       Transcript of excerpt of “Get You Geek On: Season 2 Episode 46” (April 28, 2018) found at https://www.facebook.com/GYGOradio/videos/1929413950466490/UzpfSTE3OTY2ODUyMjQwNzY5MTo1ODYxNzgxOTUwOTAwNTM/

00:11:43

HOST: And we have a guest already on the line, so let’s just kick it off. Let’s go ahead and bring on the man himself, the co-founder and Chief Executive Officer of Legion M, he is Paul Scanlan. Paul, how you doing, sir?

PAUL: Hey, good, how are you guys? Thanks for having me on.

HOST: I’m very –

PAUL: And you make me sound so important when you introduce me. Man.

HOST: [LAUGHS] All right, good. It sounds to me like we’ve been hired on as his publicist.

PAUL: Yeah. Yeah, I think so. I gotta take you guys with me everywhere I go.

00:12:15

MAN: Done.

HOST: Okay, offer – offer accepted.

MAN: All right, we’re going.

HOST: No problem. Now Legion – Legion M is described as the world’s first fan-owned entertainment company. Uh, what exactly does that mean?

00:12:30

PAUL: Hah. No well you know it means exactly that. I mean, we are owned by fans. And uh, from day one. And I don’t mean you know, me and my co-founder and our executive team. Of course we’re fans. But we’re owned by a legion, a community, of passionate entertainment fans. And our whole idea with Legion M is that we think an entertainment company owned by fans is fundamentally better than an entertainment company that’s owned by Wall Street.

HOST: Yeah.

00:13:00

PAUL: And today, most of our entertainment uh, you know, through consolidation uh they’re – they’re owned by consolidated corporations that are ultimately owned by Wall Street. And um, so we started two years ago, and with the goal to unite fans together to – to take over Hollywood.

HOST: So you guys make movies, then?

00:13:23

PAUL: Yeah, well we – yeah, we uh – we’re in the entertainment business, so we – you know, we’re investing in and producing and backing entertainment projects. That includes movies, uh TV shows, we even have a virtual reality interview series project that uh – that we’ve developed so uh, yeah we’re across the board.

HOST: Now Dean Devlin, who is the producer of Stargate and Independence Day and so on, he recently called Legion M “the ultimate grassroots company.” And what I love about that is that he’s not referring to these – these hedge fund managers and these investment bankers. Uh he’s talking about the everyday common person that is listening to our show right now, isn’t that correct?

00:14:08

PAUL: Yeah no absolutely. I mean Legion M, so we’re – we’re open to everyone. Um, you can join for free. So you don’t even need to invest if you want to participate. Um, but if you join our computer- or our community, you do have the option to own shares and so periodically, we’ll open a round of finance, um, and then people can invest and once you become an owner – I mean, this is – it’s – it’s – it’s crowdfunding, but it’s like next level crowdfunding because a lot of people don’t realize you know with Kickstarter and IndieGoGo and all these things that have been fantastic, um, up until two years ago, they weren’t allowed to sell you shares.

00:14:47

PAUL: So you could invest or back a project and get a coffee mug or a t-shirt or some type of rewards or get the DVD, but you weren’t allowed to own equity in it. And so what Legion M is doing is we’re allowing fans from day one to own equity in the company. And the company is – is producing um, ultimately like a wide slate of projects that we’re – that we’re backing. Um, and we’re also you know, we think of the – the company as a community first. So we – we put on a lot of events and we bring people together. We’re – we’re um – we have a movie with Dean Devlin that’s coming out uh next week and to support the – the film, we are organizing meetups all across the country.

00:15:35

PAUL: Actually, I – I just looked and there’s one in San Antonio. Uh, for the film opening where Legion M community members come together, meet up, bring friends and family, go see the movie that we’re all a part of and have an investment in, and then go grab a drink or a coffee afterwards, and what we found is that’s really fun to do and like seeing our movie together with you know, our – our co-owners is really fun. But it’s also good business. It’s good for the project that we’re backing so –

HOST: In fact I’m –

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PAUL: It’s been great, and we love working with Dean.

00:16:08

HOST: Now I believe the – the San Antonio meetup, there may even be free goodie bags for people that attend, so it’s really great that you can walk in, hang out with – with people and see this movie and then walk out with something as well.

PAUL: Yeah. Yeah, that’s exactly right. I mean you know when we – like when people make an investment, you know, we take that really seriously, and our – like we’re – we’re growing um a company that we think can have massive value in the future.

00:16:36

PAUL: But we’re – we – what we also pay attention to is the emotional ROI that people that are joining can be a part of a community and link up and connect with other likeminded people and have these great experiences. We – we did a really fun activation at Sundance this year where we had one of our films uh not only got into Sundance this year, which we were really excited about, but it ended up being um one of the most talked about films at Sundance uh and is currently the best reviewed film from Sundance.

HOST: Wow.

PAUL: That’s our – our project Mandy.

00:17:13

HOST: Very c- that’s really cool. And that’s the one with Nicolas Cage in it, if I recall. That’s – that’s wonderful, now –

PAUL: Yeah.

HOST: Now it still sounds like I need – by common person – it still sounds like I need five hundred or a thousand dollars to invest. I mean if I have ten or twenty bucks, I mean surely that – is that gonna be part of the target aud- can I invest ten or twenty bucks?

00:17:34

PAUL: Well so we – we set the minimum – so remember you can join for free.

HOST: Mm-hmm.

PAUL: You can – if you want to invest, and again we’re really transparent and you know not high pressure about this, so if people want to invest, it’s completely up to them. Uh the minimum investment right now is a hundred dollars, and the reason we made it that number is that’s about the right number to – because there’s a lot of paperwork and documentation on our side that goes in and management. Because these are real shares, its’ not like you know… um, you know you – you own shares in the company and we have obligations to provide information to you and it’s all SEC regulated. But one thing I want to point out…

00:18:14

PAUL: So our goal like if you look at our – our name is Legion M. And our M in our logo has a bar over it. Which represents the Roman numeral for one million. Our goal is to unite one million fans together. And if – if everyone put in a hundred dollars, we’d have a hundred million dollars to invest in projects that have a million people emotionally and financially invested in them.

00:18:38

PAUL: And we think that could literally make us one of the most influential entertainment companies on the planet. And right now, two years after starting the company, the average investor is – puts about five hundred dollars in. So remember, the minimum’s a hundred. That’s what most people put in, um, but the average is five hundred. So when we reach our goal and I’m convinced we’ll get there, we’ll have five hundred million dollars to invest in projects that have a million people emotionally and financially invested. That’s insane.

00:19:06

HOST: Now y’all have invested in Colossal, which had – was starring Anne Hathaway. And then Mandy, that was previously mentioned, with Nicolas Cage.

PAUL: Yep.

HOST: And now you have Bad Samaritan coming out right around the corner on May the 4th, and that stars David Tennant and Kerry Condon –

PAUL: Yep.

HOST: Which is the voice of Friday in Age of Ultron and Captain America: Civil War. Tell me about Bad Samaritan and just how excited y’all are for this one.

00:19:30

PAUL: Okay, perfect. Yeah, so we – we met up with Dean Devlin – I mean we’re fans of his anyway and we know that a lot of our community uh, are Stargate fans, or Independence Day fans, and you know Librarians, The Librarians, which is one of Dean’s shows, um, so we hooked up with Dean and uh – and we really just hit it off. I mean Legion M and Dean were made for each other. I mean he’s – he’s – you know he’s one of Hollywood’s biggest producers, but he – he’s moving in a different direction now, and realizing that these big studio films aren’t the best – or isn’t the best model anymore and it’s not the best outlook for his creativity and so…

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00:20:12

PAUL: Bad Samaritan is this amazing project um. It’s independently produced by Dean’s company, Electric Entertainment, and independently distributed. So this is one of Hollywood’s biggest producers, independently producing and – and distribing his own project. And so we got involved um, it’s uh – the way I always describe it, it’s like a modern Hitchcock uh film. It’s a thriller in the horror genre, but it’s not like a gory horror genre. Or horror picture. It’s a – more of a thriller.

00:20:46

PAUL: David Tennant is beyond amazing in this film. Super scary. Uh, even better than you know, his Kilgrave character.

HOST: [SHUDDERS]

PAUL: Um and the cast, Robbie Sheehan and Carlito and Kerry and Jackie – it’s just, it’s an amazing project and um, yeah we’re excited because we’re – you know we’re working directly with Dean, and it’s um – you know what’s nice about it is Dean’s been – Dean totally gets our company. And he’s been very um… uh accommodating. You know we’ve done a lot of like free screenings where we invite our community to come out and they can bring their friends out, um…

00:21:24

PAUL: He’s really uh supportive of like you know, you mentioned we’re doing all these meetups and putting this cool swag uh bag together for people that come out to a meetup, and we’re gonna do a – have a special surprise uh for everyone after the opening weekend uh with Dean, so yeah it’s been really amazing.

HOST: Well I – I have to ask, I mean, all of these projects now that y’all have come out with, and just the last couple of years that y’all have – have helped to – to bring to life, but if you could put together a dream team, a director, an actor, and an actress, and y’all are in the driver’s seat, it’s a Legion M funded project but y’all get to make this – this dream team come true, which three people would you want to bring together?

00:22:08

PAUL: Well I’m gonna – I’m gonna answer that question a little bit differently. So what I’m going to say because one – one thing that we really uh, take is important to us is that you know, Jeff and I and our executive team, we all have our opinions. Um, but the way we drive our company is based on the opinions and the voices that we get from our community. So before I would answer that question, I would want to – I would literally put it out to vote, and I would – I mean I could speculate on who I think you know would – would come through. I think Guillermo Del Toro might be up there.

00:22:42

PAUL: As a director and we were actually inches away from investing in Shape of Water. Guillermo’s a big fan of Legion M. And we’re obviously big fans of his. But – but truly like my dream project is a project that with the community we – we discover and we produce together, and you know not just with the financial backing, but you know, it’s a – it’s a project that comes up organically through the Legion, maybe one of our members or one of our uh community um, and we all rally behind it and – and make it happen.

00:23:18

HOST: So where – where can people learn more about Legion M and more importantly, what’s the next big project? What’s on the horizon?

PAUL: Yeah yeah sure so uh yeah. They can go to legionm.com, um, and that’s just how it’s – how it sounds. L-E-G-I-O-N-M as in million dot com, and you know what we do on our website, you can – you can sign up there, you can – also if you’re interested, you can join one of our meetups. As I mentioned we have on in San Antonion. I mean we have ‘em all over the country, I mean literally there’s over a hundred organized.

00:23:51

PAUL: Uh thousands of people have already signed up to go. Um, so it’s – you know it’s a – it’s a great way to like meet other co-owners and learn more about it. And you know what we tell people is look, if you’re – you know, you can join for free and then you know meetup with other people and find out what they think of it and uh… you know and – and get their opinion before um – before you make the uh – the investment.

00:24:15

PAUL: Um if people do want to invest, they can make a reservation. We’re not open for investment right now, but we’re going to open another round, uh in the near future and so you – if you want to guarantee your spot, you can make a reservation. It’s – it’s not binding. Um, but it’s there. And then uh – I would say new projects, we have a couple of uh TV series that we’re developing. And some new announcements that we’ll be making there. We also uh – our film Mandy that we discussed earlier uh will have a theatrical release in the fall. And that’s a uh – that’s a really, really great movie. It’s – I mean it’s –

00:24:50

PAUL: It’s a very intense movie. Uh and it’s – it’s the exact type of movie to go see with a group of people that are excited and energized about it. But we don’t have a release date – yeah.

HOST: Man intense movie with Nicolas Cage. I mean that – that goes together really well.

PAUL: This movie was made for Nicolas Cage. I mean honestly, I think it – it’ll go down in history as probably his best – one of his best performances, and Panos Cosmatos, the director, he did Beyond The Black Rainbow, and this film is uh – it’s really a masterpiece. And uh…

00:25:24

PAUL: One of the things that’s really special about it and uh sadly, um unfortunately, it’s got a Jóhann Jóhannsson uh soundtrack. It’s a Jóhann Jóhannsson heavy metal soundtrack, and as you may know, Jóhann recently passed away um. You know, this is one of his last projects, and uh…

00:25:45

100

PAUL: Anyway we’re – we’re excited to share it with the world because um not only is it an amazing uh piece of uh creative, um, but I think it’s – it’s really unique, too. I mean one of the things that Legion M wants to represent is we want –

00:26:01

PAUL: You know, because we’re owned by fans, and not Wall Street, we want to be able to take chances, and we want to be able to like back really creative projects like we talked about Colossal. I mean Colossal is – it’s an amazing movie, but it’s not a movie that the studios would have made. Uh because it doesn’t have a – it’s not a proven franchise, it doesn’t have a fanbase already. But it’s – it’s a very worthwhile project and you know, it made many of the top ten films in 2017.

00:26:29

PAUL: And so we’re proud of it. And the same thing uh with Mandy. You know it’s like this isn’t a film that probably the studios would have made, but you know, the fans will. And now it’s the number one best reviewed film at Sundance, go figure.

00:26:42

HOST: Awesome. Well Paul, we want to thank you for taking time out of your day to talk to us here. We’ve been talking with Legion M co-founder and CEO Paul Scanlan here on 930 AM the Answer and Get Your Geek On. Thir- Sir, thanks for calling in, you have a good rest of the day.

00:26:55

PAUL: All right, thank you guys. We appreciate your support. Onward and upward!

HOST: Awesome. Thank you, sir.

101

22. Campaign page on Wefunder

WEFUNDER Startups Funds Discuss FAQ START RAISING FUNDS Login

SUMMARY QUOTES STORY TEAM INVESTORS INTERVIEW $100 min RESERVE

LEGION M

The World's First FAN-OWNED Entertainment Company.

"Legion M is using disruptive new equity crowdfunding laws to build an entertainment company owned by FANS. We believe an entertainment company owned by an audience has a fundamental competitive advantage over those owned by Wall Street.

Fans are the ones who buy the tickets, pay the subscriptions, and fuel the multi-trillion dollar global entertainment industry. Individually, each of us is just a consumer, but together we have the power to shape the future of Hollywood.

Paul Scanlan
CEO, LEGION M

Legion M's 3rd round has SOLD OUT, but a new round will be opening soon.

Be first on the list by making a non-binding reservation for Round 4, or learn how you can join Legion M for free!

OUR AMBITION

Our long-term goal is to unite 1 million fans as shareholders of our company. In fact our logo -- the M with a bar over it -- is the Roman numeral for 1 million. If we can achieve this goal, we'll have hundreds of millions of dollars to develop film, television, and entertainment projects that have one million fans standing behind them.

We believe this could make us one of the most influential companies in Hollywood!

KEY FACTS

- Founded by Emmy-winning digital media pioneers.
- One of the most successful companies in JOBS Act History, with over 7,000 investors and a worldwide community of over 30,000.
- Initial slate of projects includes feature films starring David Tennant, Anne Hathaway, Nicolas Cage, Jason Sudeikis, and a groundbreaking virtual reality series with Stan Lee and Kevin Smith.
- Advisory board full of Hollywood heavyweights, including executives from Sony, Legendary/Nerdist/Geek & Sundry, Neon, Alamo Drafthouse, Meltdown, 42 Entertainment, Starlog/Fangoria and more.
- Raised more than $4M since incorporating in 2016.
- Want to see first-hand what Legion M is all about? Join as a free member at: www.legionm.com.

DOCUMENTS

Video Transcripts

TWEET
37 UPDATES
2047 FOLLOWERS

legionm.com

from Emeryville CA

ENTERTAINMENT MEDIA VIRTUAL REALITY MEDIA FINANCE

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reservations

$35,400+

reserved

RESE

Why I Like Legion M

Entertainment doesn't exist without fans, so whether you are an established Hollywood player or an up-and-coming creator, your fans are your most important asset.

That's why a fan-owned company is such a revolutionary idea. By allowing people to be a part of the process, Legion M is building a community and fanbase that is invested in projects even before they are released. That has the potential to create huge value for everyone--from the biggest studios to the smallest independents.

Also, Paul and Jeff are two of the nicest, smartest, and hardest working guys I've met in a long time. It's a bold plan, and I'm rooting for them to pull it off!

Scott Landsman

SENIOR VICE PRESIDENT COMEDY DEVELOPMENT, SONY PICTURES TELEVISION

This exciting company is a bridge between the fans and the creators and, I truly believe, has the potential to one day even overtake Disney as Hollywood's most influential entertainment force.

Sandro Monetti

Talk Radio, UK

Companies like Nerdist and Geek & Sundry have demonstrated that community is one of the most powerful forces in Entertainment. By tapping into the power of the community, Legion M has the opportunity to revolutionize the industry.

Adam Rymer

President at Legendary Digital Networks

VIEW ALL PRESS & QUOTES

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.

AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT FROM HERE.

INVEST IN THE FUTURE OF ENTERTAINMENT

Legion M is a new type of company built from the ground up to be owned by fans. For the first time in history, you can get in on the ground floor of a pre-IPO entertainment startup with a slate of projects that include Stan Lee, Kevin Smith, Anne Hathaway, David Tennant, Nicolas Cage, Jason Sudeikis, and much, much more.

One Million Fans

Read our plan to unite one million fans and create one of the most influential companies in Hollywood.

RISK
REWARD

Why Now?

Learn how the JOBS Act has created a disruptive new opportunity by allowing everyone to invest like the 1%.

Watch Before Investing

We invite you to join Legion M and help shape the future of entertainment!

"Legion M is the only company of its kind in the world that doesn't have to answer to Wall Street; they have to answer to the fans. Their model will only work with a one-on-one relationship with their customers because their customers are their investors. I just think it's exactly what our business needs right now."

Dean Devlin

ACADEMY AWARD NOMINATED SCREENWRITER, DIRECTOR, AND PRODUCER
(STARGATE, INDEPENDENCE DAY, "LEVERAGE," "THE LIBRARIANS")

Read the entire Forbes article

How Does Legion M Make Money?

We partner with creators - from independent filmmakers to big Hollywood studios - to produce, distribute and market movies, television shows, digital content, and events. We provide development, financial backing, marketing muscle and, most importantly, fan engagement and monetization.

For some projects, we develop the content ourselves (e.g. Icons, Pitch Elevator, Celebrating Stan Lee). In other cases, we invest our money, time, and effort in somebody else's project (e.g. Colossal, Bad Samaritan, Mandy). In every case, we look to leverage our superpower -- a legion of engaged shareholders -- to increase project ROI and improve chances of success.

We've only been in business for two years,

What Sort of Return Can I Expect?

As with any investment, it's impossible to say what will happen in the future. But we can tell you what we hope to achieve. Entertainment is a massive multi-trillion dollar global industry. We believe Legion M is the sort of idea that can transform it.

When you invest in Legion M you are buying stock in the company. It's like investing in Disney back when it was just Walt and Roy. As a pre-IPO startup, we are an inherently risky investment. The fact is, most startups fail, and if we fail, you will likely lose all your money.

But startups that succeed can change the world, and provide staggering returns for investors. Our current valuation (the price you are buying stock at) is about $20 million. If we're successful, we believe but we've already witnessed the power the Legion. The fact that we're owned by fans has allowed us to get involved with luminaries like Stan Lee, Kevin Smith, Dean Devlin, and Nicolas Cage. Our fan-owners have organized over 120 opening weekend meetups for the release of Bad Samaritan. Our community cast tens of thousands of votes to select the finalists for "Pitch Elevator." They even help us scout new projects at film festivals via our SCOUT program.

Our community is like a snowball rolling down a hill--the larger it gets, the more powerful it becomes. We've seen amazing things so far, but we're just getting started. If we can continue on our current path, soon we'll be unstoppable!

Legion M could someday be worth billions. We believe there's a LOT of upside.

The stock you are buying has the EXACT same financial terms as the stock owned by the founders, employees, and other investors big and small (our smallest investors have put in $100 -- our largest over $200,000). Everybody is in the same boat -- we don't succeed unless you succeed. We're swinging for the fences, and while no one can guarantee success, we're doing everything in our power to make this the best investment you've ever made.

OUR CURRENT PROJECTS

When you invest in Legion M you're not just backing a single project -- you're investing in an entire slate. By diversifying across different genres (e.g. comedy vs. horror), mediums (e.g. TV vs. Movies), and risk profiles (e.g. high risk early-stage projects vs. low risk late-stage projects), we're building a company designed to stand the test of time. Below are some of the projects we have in active development.

MANDY

DAVID TENNANT
ROBERT SHEEHAN

THE FIELD GUIDE TO EVIL

COLOSSAL
BAD SAMARITAN
AIRSHIP COWBOYS
LEGION PRESENTS
PITCH ELEVATOR
icons
EVERMOR
MALICE

Click right to see details on each project

"The idea of setting up a company that will be owned by the fans — I think that is a wonderful idea. So good, I wish I thought of it myself!"

Stan Lee

FORMER PRESIDENT, MARVEL COMICS

CO-CREATOR OF THE MARVEL UNIVERSE

Fans of the World Unite!

Hollywood Houseparty with Stan Lee

On July 18, 2017, 500+ Legion M shareholders and Stan Lee fans united for an epic "Hollywood Houseparty with Stan Lee." We used the proceeds to help pay for the historic Stan Lee imprint ceremony at the TCL Chinese Theater.

Legion M Sundance 2018 Wrap Up

In January 2018, Legion M shareholders were invited to Park City, UT for 3 days of celebrity interviews and free pizza at the Legion M Live Lounge at Sundance Film Festival, sponsored by Cinemark Movie Club and Evolution Fresh Juices.

For most companies, investors are simply a source of funding. For Legion M, they are the source of our power. The bigger we get, the more powerful we become. Our goal is 1 million investors. In fact our logo is built around the Roman numeral for 1 million. If we meet that goal, our company will have hundreds of millions to invest in projects and, more importantly, one million people invested in their success. That could make us one of the most influential companies in Hollywood.

Every great company -- from Walt Disney to Facebook -- started with entrepreneurs and investors who were crazy enough to try something no one else had done before. We believe fan-owned entertainment is an idea that's time has come. We're investing our time, money, blood, sweat, and tears to build something truly revolutionary. If you share our vision, please join the legion and help make it a reality!

Not sure if you want to invest? Join as a free member to get access members-only benefits and see for yourself what Legion M is all about.

JOIN THE LEGION FOR FREE!

6,500+ Investors	**30,000+** Total Members	**$4+ Million** Raised

CALIFORNIA
LEGIONM
LEGION M

Timeline: 2016 - 2018

Legion M launched in 2016 with one of the most successful crowdfunding rounds in JOBS Act history. Today, we have an amazing community of over 30,000 people, a proven team, and a slate of projects featuring names like David Tennant, Stan Lee, Kevin Smith, Anne Hathaway, Nicolas Cage, Jason Sudeikis, and much, much more! And we're just getting started...

March 7, 2016

Launch!

Paul Scanlan and Jeff Annison found Legion M, and publicly launch it two weeks later at Silicon Valley Comic Con.

May 16, 2016

FANS OF THE WORLD
UNITE!

Historic first round

Legion M becomes the first company in history to launch an equity crowdfunding round under Title III of the JOBS Act. Three months later, the round ends oversubscribed with over $1MM raised from over 3,000 investors.

September 17th, 2016

Making a Mark

Legion M investor Pete Yagmin gets the first ever Legion M tattoo!

January 26, 2017

ICONS Shoot

Legion M shoots the pilot for a groundbreaking Virtual Reality series with Kevin Smith and Stan Lee in Stan's "party room". Six months later, Legion M unites fans around the world to immortalize Stan Lee with an imprint ceremony at the TCL Chinese Theatre in Hollywood.

February 7, 2017

Field Guide Investment

Legion M joins as executive producer for Field Guid to Evil. It premiers at the SXSW Film Festival in MArch 2018 and is planned to be released later in 2018.

April 7, 2017

Colossal Opens

Legion M partners with NEON to release Colossal.Lucky Legion M investors attend premier parties with Anne Hathaway and Jason Sudeikis.

September 2nd, 2017

Round 2

Legion M closes 2nd round of equity crowfunding with over $2MM in new investments from over 4K investors.

January 10, 2018

Leonard Maltin Joins advisory board

Announced involvement in Field Guide to Evil Horror Anthology with partners at Drafthouse Films.

nuary 19, 2018

Mandy Premier

Two months after we announce a partnership with Elijah Wood's Spectrevision, Umedia, and XYZ Films to fund production of Nicolas Cage's Mandy and the film's score by Johann Johannsson, Mandy premiers as one of the best reviewed movies at Sundance Film Fesitival.

January 20, 2018

Legion M Live Lounge at Sundance Film Festival

All Legion M members/investors are invited for 3 days of celebrity interviews and free pizza at the Legion M live lounge sponsored by Cinemark Movie Club and Evolution Fresh Juices.

March 23, 2018

POSSIBLY TRUE ADVENTURES
OF THE OLD WEST...
AIRSHIP COWBOYS

New TV Development Projects

Legion M announces 3 new TV projects ("Airship Cowboys", "Malice", and "Evermor") at Wondercon in Los Angeles.

April 1, 2018

Future of Hollywood

Legendary filmmaker Dean Devlin (Stargate, Independence Day, "Leverage", "The Librarians") calls Legion M "The Future of Hollywood".

May 4, 2018

Bad Samaritan Opens

Bad Samaritan opens nationwide. Legion M fan-owners around the country organize over 120 meet-ups for opening weekend.

A LETTER FROM THE FOUNDERS TO PROSPECTIVE INVESTORS

Thank you for considering an investment in Legion M! We couldn't be more excited about the opportunity in front of us, and are thrilled that you are considering joining us. Before you get into the offering circular, there are a couple things we want to mention.

Legion M is not a conventional company. We don't intend to become one.

Most of this offering circular describes Legion M in conventional business terms. In fact, the whole purpose of this document is to provide a convention for you to evaluate our

Meet the Founders

Together, the Legion M cofounders have founded 3 startups, created over 400 jobs, raised 140 Million in venture capital, made Forbes list of "Names

You Should Know," and won an Emmy Award for Innovation in Television. We're taking a moonshot, but we've got the team to make it happen.

Paul Scanlan

CEO

Emmy Winner, Founder/President MobiTV, Founder/Board Member New York Rock Exchange, Passionate Digital Media Entrepreneur, 2011 Forbes "Names You Need to Know"

Jeff Annison

President

Emmy Winner, Founder/CEO New York Rock Exchange, Cofounder and VP Product Development MobiTV, toy designer, theme park engineer, amateur auto racer

AND THE REST OF THE TEAM

Terri Lubaroff

COO

25+ year Film/TV development, Sr. VP Humble Journey Films-Paramount/CBS, talent/lit management, entertainment

David Baxter

Content Development

20+ years film/TV development, marketing master, WGA and comics writer, Larger than Life

Eric Lam

Operations

15+ years Professional DJ, King of Operations, Logistics, Customer Happiness at New York Rock Exchange, Product Manager,

lawyer, COO Meltdown Entertainment, Co-Founder Meltdown Tech Incubator, Ice Cream Lover.

cosplay celebrity, champion fencer (swords, not watches)

Mobile Web Producer at MobiTV, Three Time Fantasy Football League Champion

Damian Beurer

Community Manager & Video Content Director

Director/Producer/Host WIZARD WORLD'S "The Con is On" & Producer/Co-Host/Actor 'Super Power Beat Down', Owner of The Comic Book Nerd

Mike Arrieta

Strategy & Distribution

25 years film/TV distribution, EVP of Sony's digital division, transformative services that have reshaped our industry (iTunes, Tivo, others)

Jeff Bartee

Finance

VP Content, Business Development, Finance at MobiTV, VP finance at Excite@Home, CFO, Business Development, and Chief Content Officer at Tada Innovations, enjoys photography

Raised $4,557,010 From 7000+ Investors

HISTORY

Paul Scanlan

Emmy Winning Tech and Media Entrepreneur, Investor, Advisor

Kifle Bantayehu

Jeff Annison

Amanda Carlson

Cofounder of Legion M, New York Rock Exchange and the Emmy winning MobiTV.

Tyler Sakosits

Searching for compelling investment opportunities that I fervently believe will be disruptive forces in shaping our future for the better.

Burton L Warner

Joshua Michael Mohundro

Teresita Pinon

Sajad Zalzala

I am a Physician and Entrepreneur looking to make a difference anyway I can. Plus, I think startup investing is cool.

Jeff Stoll

Photographer,writer,director,producer on micro budget films.

Leslie Cole

living life.

James Greening

Artist of all types, with some projects on the light side and others on the dark.

Derek McCaw

Todd Mulder

A Bay Area actor, writer, improviser, and drama teacher for business executives. Derek runs FanboyPlanet.com, wrote The Greatest American Hero comic book, and is a father of 2.

Nicole Shattuck

John Komala

Rich Hansell

Martine Spaans

Jim Ramsey

James Harbal

Beau Buck

Dakota Frandsen

Keith Strunk

Edmund Fong

Sherri Schladen

Jimmy Thompson

Naomi June George-Harrison

Rem Darbinyan

Co-founder of ProDiagnose, first of its kind on-demand ultrasound service.

Coyle Dean Cofer Jr

Edward Laranang Penano

Born and raised in the Bay Area and looking to fund companies who are rooted in the Bay Area, as well.

Matthew Springer

Randy A. Mazin

Feng XU

Byron T Byrd

Summer Krecke

Kristopher Federico

I am someone who hopes to change the world through art, laughter and discovery.

MORE INVESTORS

Interview

WF: Can I make money from this?

– COLLAPSE ALL

LM: That's the whole point! This is completely different than the traditional crowdfunding you get on Kickstarter and others, where you donate in exchange for a reward, perk or pre-sale of the product. When you invest in Legion M, you are buying stock in the company. Our job is to make the value of that stock go up!

WF: How does Legion M make money?

LM: We're taking a proven business model (content production) and adding a twist that gives us a competitive advantage: fan ownership! Hollywood is fiercely competitive, but there is money to be made if you are successful... especially if you are working with people that have a track record of success.

WF: Will Legion M pay dividends?

LM: Not in the foreseeable future. As an early stage company, all revenue from projects will go back into the business, allowing us to invest in more projects and to continue growing the value of the company overall.

WF: Do you offer perks?

LM: Absolutely yes! Being a Legion M investor means you get...

- VIP invites and access to exclusive Legion M events, screenings, premieres, etc. (Note: if/when capacity is limited, we raffle off tickets to applicants).
- Your photo included in Legion M's official photomosaic production logo in the credits of our projects.
- Membership to an inclusive community of like-minded entertainment lovers to network with.
- Input and voice in the type of content we produce.

WF: Are there other benefits to investing? ^

LM: Absolutely! As a Legion M shareholder, you get to come along for the ride as we work with top Hollywood creators to release exciting new projects. You'll get invites to shareholder-only online hangouts with the cast and crew, live-streamed tours of the set, invites to exclusive shareholder meetings, screenings, VIP events, and all sorts of stuff like that.

WF: Aren't you afraid of having too many cooks in the kitchen? ^

LM: Just because we bring you behind the scenes doesn't mean you get to call the shots. Great art isn't made by committee--it's made by empowering great artists (and then getting out of their way!). A lot of creators gets excited about working with us to find fun ways to engage with fans, but ultimately, we leave all the creative decisions to the creators.

WF: Why hasn't anyone done this before? ^

LM: Recent changes to securities law (the JOBS Act) have opened the door for the public to invest in early stage ventures like Legion M. Before then, only "accredited investors" (i.e. the wealthiest 3% of the population) were legally allowed to invest in companies like Legion M. Now, we'reopening the gates of Hollywood for the rest of us!

WF: Do I get to pick the projects my investment goes toward? ^

LM: No, and there is good reason for that. Hollywood is a hit-driven business, which means that it's very risky to back any single project. Legion M is working with our creative allies to build a diversified slate of projects. Some may fail, but others will likely succeed, and the money we make from the hits will allow us to fund a new batch. In that way, we're really no different from how Hollywood studios operate because we'll spread the risk around to ensure Legion M can keep doing this for a long time.

WF: What is Legion M's competitive advantage? ^

LM: Our competitive advantage is our community. As of this writing, we have over 6,500 investors and 30,000 members! By allowing people to own equity and come along for the ride, we're building a legion of fans that are financially and emotionally invested in our projects' success. That's a huge advantage when it comes to things like marketing, monetization, distribution, etc.

If you think about it, fans hold all the power in the entertainment industry. We buy the tickets, pay the subscriptions, and decide what to watch. Individually we're just consumers, but when we band together we have the power to change Hollywood for good!

WF: I want to invest, is next month going to be too late?

LM: All we can guarantee is that this Reg. CF round will be open until it sells out, but that may happen quickly as we had significant demand for reservations and our previous Reg CF round was oversubscribed.

WF: The minimum investment is $100, but shares are $8.32 each. Will I own a fraction of a share if I invest the minimum?

LM: We don't sell fractional shares, so if you invested $100 you would get 12 shares ($99.84) and that is hopefully what would be withdrawn. If by chance Wefunder does withdraw $100, then you could get a $0.16 refund to your account when the transaction closes.

WF: As an investor, will I get a credit in our projects?

LM: As you probably know, movie and TV credits can be quite tricky--especially when you are working with lots of other partners. We love the idea of investor credits! To that end, we created the Legion M photo mosaic which has pictures of our awesome investors and is part of our production company card... if you submit your photos to our mosaic project, you will be in pictures! Legion members who work or volunteer on our projects get credits for doing the actual work, and when we produce our own projects, we'll work hard to find a way to include Legion investors as part of the credits – we just can't guarantee it!

WF: What do I do if I want to increase the amount of my initial investment?

LM: It's easy peasy lemon squeezy! If you invested in this Reg. CF round, you can change your investment anytime as long as this Reg. CF round is open. To do so, log in to Wefunder with your account details and go back to our page at www.wefunder.com/legionm, on that page, the invest button should now be replaced with an "Edit Investment" button near the top of the page over the photo. From there, I think you can just follow the steps.

WF: What is a "subscription agreement?" Will the same amount invested be withdrawn from my bank account every month or something like that?

A subscription agreement is the legal contract between you and Legion M to buy the shares. We don't know why it's called that, but this is the legal term for it -- rest assured, this is a one-time purchase, and no recurring payments will be withdrawn from your account.

WF: What's the Exit Plan?

LM: Legion M is focused on creating shareholder value, and because we raised funds through a previous Title III and Reg A+ round, we have, in a sense, already had a mini-IPO because the Reg CF stock will be tradable one year from purchase. As we create value in the company, our share price should increase, and shareholders will be able to sell their stock and exit as they please. Our goal is to keep growing Legion M long into the future.

WF: How are you able to offer liquidity without being publicly listed on a stock exchange?

Since the JOBS Act is so new, some of this is still being worked out, but there are exchanges being set up as we speak to enable the buying and selling of JOBS Act securities. Once our first round of Reg. A+ stock closes, it becomes liquid so it can legally be sold, traded and transferred. So, while the shares won't be on the NASDAQ or NYSE, they will be tradable and there will be trading platforms supporting it soon!

WF: Are we subject to Insider trading rules?

You betcha! That's why we can't have any private "shareholder only" groups. We have to include investors who have bought stock in the company and members who have joined for free in all of our communications and activities.

WF: What does the "M" stand for in Legion M?

We like Legion because it represents a broad and strong community with a call to action. We are a Legion of fans reshaping the entertainment industry. The M in our logo has a bar over it which is the Roman numeral for 1 million and represents our long-term goal to have 1 million fans as our shareholders. With a Legion of 1 million fans, we can be one of the most influential companies in Hollywood!

WF: How do I connect with the Legion M community?

LM: Lots of ways... We have an amazing, private, member-only Facebook group and robust, active forums! You can connect with us on social media at Facebook at

https://www.facebook.com/groups/iamlegionm/, on Twitter @LegionMOfficial or via our forums (sign up at http://legionm.us/forum/).

And, once you invest, you will receive an e-mail with all the details from us! If you want to join as a free member, sign up at https://thelegionm.com/join-legion-m/. If you don't receive a welcome e-mail, please e-mail us at support@thelegionm.com and we will get back to you right away. Thanks again for joining our team!

WF: Who else is doing this in Hollywood?

LM: As far as we know, no one is competing head to head with Legion M. There are other entertainment companies out there doing Reg. CF raises under Title III of the JOBS Act, or with an ICO, but none have the same business model and emphasis on the community that Legion M has. We're pretty unique and the first to market with the idea that fans have the power!

WF: Wow, Hollywood must really dislike Legion M because it's such a disruptor!

Hardly! To our delight, this couldn't be further from the truth. Hollywood NEEDS Legion M, and we've had a fantastic response from every meeting and introduction, starting with the creative allies that we have in place and evidenced by the fact that we have four high-profile projects officially on our slate, with more to come! Hollywood studios and creatives see Legion M as a valuable partner, and we believe the best is yet to come with future partnerships and opportunities!

WF: How do you select projects?

LM: The criteria we use to select projects boils down to three questions:

(1) Can we make money from it? This isn't kickstarter - we are only interested in projects we feel can provide a financial return for our shareholders. And does it help us grow the Legion.

(2) Is it fun? In addition to financial return, we aim to provide is an emotional return--we want projects where we can engage our shareholders and bring the power of the legion to bear.

(3) Are we making the world a better place? We believe in using the power of the Legion to do good in the world.

WF: How can fans help make projects successful?

LM: There is an old saying that "content is king." That saying is true, but before it can become king, it needs to rise above the noise. There is an amazing amount content out there and a lot of it is really good. The difference between financial success and failure often comes down to one simple element: marketing.

That's where The Legion comes in. When you have a group of fans that are invested in content--especially emotionally and financially invested like we are at Legion M-- they are willing to get behind it, tell their friends about it, talk about it online, see it on opening day, etc. This is exactly the sort of "word of mouth" advertising that brands are looking for. If our fans show up when we have a new release, we'll be unstoppable.

WF: Film, TV and VR are very different areas. Does being so diverse harm your ability to focus?

The buzz word is "transmedia." That means projects can be developed across formats. Legion M plans to develop, partner and produce strong stories with great characters no matter the format, and we'll partner with experts in their respective fields to help us produce it. Because we're building a slate of projects, diversification across mediums allows us to stay nimble and chase after the very best projects. Our ultimate task is to find ways to monetize our content no matter the format – whether film, TV, VR, merch, games or otherwise. By partnering with experts in all these respective fields, we are in a great position to build trans-media properties that span multiple categories.

WF: How can a legion of fans help you find new projects?

Everyone in Hollywood is always looking for the next great property--whether it's a book, comic book or a creator on YouTube. Having a legion of fans who can help scout and identify up-and-coming voices and storytellers is a huge asset. Most production companies pay staffers to stay on top of all the current trends, but in our case, we have a legion of people excited and incented to tell us about a terrific new book or a funny video we need to watch!

WF: How can a legion of fans help in the creative process?

LM: The creators we work with LOVE the idea of fan engagement as long as it's done in the right way. A lot of people think that engaging fans is about democratizing the creative process, but that is completely wrong. You don't make great art by committee, and no creator wants to review arbitrary notes from tens of thousands of people.

That said, there are plenty of ways for fans to get involved and for creators to use the legion as a resource. We have seen several amazing examples of this over the past year. The first was our initial company trailer. We had two different cuts from two different voice-over artists. Internally, we were split: half of us preferred one, half preferred the other. The solution? We put it out to the Legion. Within 12 hours we had a clear winner, and a huge amount of insight into which version resonated best with different demographics. Ultimately, we ended up ordering both versions of the trailer and now use targeting to get each version in front of the demographics that liked it best! Other examples include using legion volunteers to staff our booth at Stan Lee's Los Angeles Comic Con, help shoot and produce our Pitch Elevator TV pilot, and photograph and video the on-set background during our ICONS shoot with Stan Lee and Kevin Smith. All of these were 100% brought to you by Legion M volunteers and staffers!

We've had discussions with our creative allies about how to involve the Legion, and before we take on any project, that has to be a consideration. Luckily, our allies have dozens of concepts,and the opportunity to get in front of a friendly audience for feedback is hugely powerful. The ability to have fans play a role in what projects we greenlight is also powerful. And the best part is that by making it fun, it becomes a real benefit for all our shareholders!

WF: What are some examples of Legion M community initiatives?

LM: Legion M is all about the community. We hold frequent events both online and in person to bring our community together. We also offer many ways for our Legion Members and Investors to get involved and participate in our success.

For example, our Legion M Forums were 100% built by volunteer Legion members. We put the word out and said, "Hey, does anybody know anything about setting up forums, or is anybody interested in volunteering?" We had 150 volunteers, and we picked a team leader, and she picked the team, so now we have a robust and healthy forum solution that was completely built by volunteers. With months of effort and now they manage it and maintain it! They are amazing!

We had an amazing presence at Sundance Film Festival in 2018 where our members came together and there were several volunteers that went above and beyond to help make that entire experience fantastic. We had one of the liveliest and most fun venues at Sundance thanks for our spectacular community coming together to support.

We have frequent events at Comic Cons and film festivals. Volunteers help organize meet ups around the world when our films release. We had a HUGE presence at the 2016 Stan Lee Los Angeles Comic Con where we staffed an awesome booth, shot a digital TV series and premiered our Pitch Elevator competition – all of which was staffed and run by Legion M member volunteers! We had a blast meeting our members, working with them and hearing their ideas. We were the most successful vendor at the Con due to the dedication and enthusiasm of our volunteers and we loved working with all of them!!!

WF: How can I let my Legion M flag shine for the world to see? ^

LM: Lots of ways! Several members across the country have received personalized Legion M license plates and one even got a tattoo! At your request, we will mail you a welcome packet with some Legion M Swag like stickers and marketing cards, and of course you can buy Legion M t-shirts, hockey jerseys, name badges and pins in our online store: https://legionm.com/store/. We encourage creativity and are always open to hearing from merchandising partners. Let us know if you have any ideas!

WF: Will Legion M produce my script or hire me as an actor or director? ^

LM: Whenever possible, we'll give priority to the legion community when it comes to sourcing and staffing projects. We have a submission page on our website at (www.legionm.com/submissions) if you want to be added to the list when we open our doors for script submissions. There are thousands of people on that list already, so there is a LOT of competition! We also have a job board in our forums for members to post staffing/casting needs as our projects (or even other people's projects) ramp up. We obviously can't promise every investor a job or that we will back their projects, but when we can, our ideal will be to work within our community.

We also periodically have events and contests which give you the opportunity to submit your ideas! Pitch Elevator was one opportunity we launched Fall of 2016, where the winner's idea will get a development deal with Legion M, and we'll have an open call for narrative prose stories for the short story collection book "Tales From the Legion" spring 2017.

WF: How much do we need to raise to be successful? ^

LM: It's really less about the money we raise and more about the number of people and shareholders we can get on board. Our first goal is to establish Legion M as a credible player in the space and to prove the value of a community of fan-owners. We are 2 years in so far and we have already seen the power of having a community of shareholders. Our goal is to keep growing toward our goal to unite 1 Million fans together.

WF: What was MobiTV? ^

LM: We (co-founders Paul Scanlan and Jeff Annison) along with another friend of ours
(Phillip Alvelda), cofounded MobiTV. In 2003 we were the first company in the US (and pretty much the entire world) to launch live television on your cellphone.

At the time, we were almost laughed out of Hollywood. People told us--and we are not exaggerating here--that it was the dumbest idea they had ever heard...
"Nobody is ever going to watch television on their cell phone."

Now in fairness to them, this was 2003. The screens were really small, and the video quality was very poor by today's standards. It was years before the iPhone--even before the Razr. We were working on some of the very first phones with color screens.

Also, at the time, the ONLY place people watched TV was in the living room. It seems crazy to think about it now, but most people thought there wasn't any demand for television outside the living room.

Yet when we launched, it took off like wildfire. Over the last 13 years, it has been the fastest-growing part of the entertainment industry. In fact, we had such an impact, we were awarded a Primetime Emmy Award for our contributions to the television industry. We grew those services to over 20 million paying subscribers around the world, and the company is still going strong today. Chances are, if you have watched TV on your AT&T, Sprint or T-Mobile device, it was powered by MobiTV. We pioneered that whole space. We were even the first to do live TV on the iPhone, not to mention the first to do March Madness, World Cup, NFL, NBA, Olympics and more.

WF: What is pre-money valuation, and how does Legion M calculate it? ^

LM: The pre-money valuation is effectively the price at which you are buying into the company. Over time, if we're successful, this value will grow.

If you take the company's valuation and divide it by the number of outstanding shares, it gives you the value of each share. Conversely, if you take the number of outstanding shares and multiply it by the share price, you end up with valuation-- the same way you'd calculate market cap for a public company.

Legion M is different than most early stage companies in that we don't have any financial preferences amongst our shareholders. Our two classes of stock have different voting rights, but financially they are equivalent. That means all of us -- the founders, insiders, and every single one of our investors -- have the EXACT SAME TERMS. We're all in the same boat; none of us wins unless all of us win.

When we calculate our pre-money valuation, we include all issued shares, options and warrants - even those that have not yet vested or been exercised. However, unlike most VC deals, we do NOT include stock options that have not yet been issued (i.e. the option pool). That's because when we issue stock options, the strike price is the current market price. This is very different than VC deals, where options are typically issued for pennies on the dollar due to the price difference between common and preferred. In a VC deal the option pool represents pure dilution for investors. In our case, it simply represents a potential future sale at the current market price.

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Avrom Honig INVESTOR Jun 3 2016

What are you planning to do to prevent unnecessary expenditures ie Dropbox with thier $100,000 panda of shame?

Jeff Annison President FOUNDER Jun 5 2016

First off, thank you for introducing us to the term "Panda of Shame". Second of all, I don't think you need to worry about unnecessary lavish expenditures from Legion M.

Paul and I founded our first company in 1999, just before the dot com bubble burst. We were very conservative with our money--we had to be because we didn't have much. We had a front row seat as all dozens lavish, high flying dot coms came crashing down around us. We used to joke that we gained market share every day simply by staying in business.

We spent the next 4 years working on extremely tight budgets, with never more than a few months worth of run in the bank. It really taught us the importance of cash for a startup, and ingrained in us a deep sense of fiscal conservatism when it comes to running a company.

That's not to say we'll never buy a chrome plated panda. Only that we won't pay full price. We'll pick it up cheap when somebody else goes out of business.

Rose Fox May 17 2016

What's your position on hiring diverse content creators, actors, and staff?

Jeff Annison President FOUNDER May 18 2016

Fans come in every size, shape, and color, and as a fan-owned company we strive to be as diverse as possible, representing as many different viewpoints as possible. Hollywood can seem like an "old boys club", but there are a lot of people within the industry pushing for change. We believe that as a fan-owned company we can be a real force for that change.

Don Santana INVESTOR May 26 2016

Hi, I believe having another board member to represent the small and local investor in which you you crowd fund investment from would benefit the company. It will show you really are for the small guy and not just in it to raise money. I wanted to know is there any possible way someone like me can be on that board?

Jeff Annison President FOUNDER edited Mar 15 2017

We couldn't agree more, Don. In fact, we have already started talking to our lawyers about the best way to do this. We are totally committed to being transparent, and love the idea of having a fan/shareholder representative in our board meetings. That said, corporate governance is not something to be taken lightly, as it is a great deal of responsibility for both the company and the individual - especially as an SEC regulated company.

We plan to go through the legal process to add another director, and determine a fair and effective way to select that director. I don't know what that process will look like yet, but we are committed to making it happen sooner rather than later.

Cecil Battiste Jul 11 2016

If I invest now, are the shares I am buying publicly traded in case I want to sell? Under what ticker symbol?

Paul Scanlan CEO FOUNDER Jul 11 2016

Thanks Cecil for your question. The shares will eventually be publicly tradable. They don't have a ticker symbol just yet and they won't be on the NASDAQ or NYSE. There will be other trading platforms that are setting up for the buying and selling of JOBS Act securities. After we close the Title III round (the current round), the SEC rules mandate a 1 year lock up from selling publicly. During that time, you can sell your shares to accredited investors, but not until the end would be it be considered freely publicly tradable. With all that said, we plan to open a Reg A+ round soon after we close the title III. When we do, all of the shares will convert into that round and be publicly tradable. So, the short answer to your question is yes, the shares will be tradable, but with a few more steps. Hope that helps!

Michael Graf INVESTOR Jul 18 2016

This isn't a serious question but what does the name mean and more importantly what does the "M" stand for? I really hope it's not menopause.

Paul Scanlan CEO FOUNDER Jul 18 2016

LOL, that is hilarious Michael. We like Legion because it represents a broad and strong community with a call to action. We are a Legion of fans reshaping the entertainment industry. The M in our logo has a bar over it which is the Roman numeral for 1 million and represents our longterm goal to have 1 million fans as our shareholders. With a Legion of 1 Million fans we can be one of the most influential companies in Hollywood. Hope that helps, thank you for your investment!

Nathan Aaron May 16 2016

If I'm a content creator, how would Legion M help my project see the light of day?

Jeff Annison President FOUNDER edited Mar 15 2017

Thanks for the question, Nathan! We're not taking submissions at the moment, but if you go to our site, there is a place where you can sign up to get an alert whenever we do (*www.thelegionm.com/submissions*).

Teresa Sargeant INVESTOR Jul 12 2016

Is there a deadline for purchasing seed stock or will the initial investor period run until all of them are bought?

Jeff Annison President FOUNDER Jul 12 2016

Hi Teresa--This founding round will be open until April 14 (unless it sells out early).

Lux Karpov-Kinrade Jul 3 2016

My husband and I are USA TODAY Bestselling authors, musicians and upcoming film makers (writing and directing.) We are very interested in investing, and had a question about how much to invest. Aside from the obvious potential benefit of making more money on the investment, are there any other benefits to investing more than $100 at this time? Are there, or will there be, any additional perks awarded investors at different tiers of investing? If there aren't yet, but might be, would that be retroactively applied to current investors and/or would we have a chance to increase our investment to take advantage of those perks? Like many here, we are content creators hoping to also participate (or at least submit for consideration) our projects under this umbrella of awesome as well! :) Thanks so much for your creative collaborative concept and making this open to the legions.

Paul Scanlan CEO FOUNDER Jul 4 2016

Alex, first of all, thank you for your kind note and interest in the Legion and congrats to you guys on all your successes. We would be thrilled to have your participation in our community. We are right now tossing around some reward ideas that we just need to finalize. When and if we do implement them, we will absolutely ensure that our existing investors know about them in advance in case they want to change their investments. After that, we would open them up publicly to new investors. We are first and foremost loyal to the people who have already made their commitment, so we would also make the rewards retroactive for those who are already at the levels. Hope that helps!

Nelson Diaz Jun 19 2016

This seems like an amazing idea and opportunity. Just have a few questions: 1. Will our shares, as founders, be diluted once you move towards the Reg A+ round? 2. I co-own and run a pretty successful content studio and management house, with Fortune 100 clients... will there be an opportunity where we could submit work samples in the instance where Legion M will grow so large (fingers crossed), to where there will be a need for a larger workforce?

Jeff Annison President FOUNDER Jun 22 2016

Great questions, Nelson. Answers below:

1) Each successive round of financing will likely mean dilution for all of us. This is usually a good thing--it means that we own a smaller piece of a larger pie, and, assuming we're successful, that our share price is going up! It's important to note that all of us (the founders, accredited investors, and public investors) have the EXACT SAME financial terms for our stock (i.e. there are no preferences). So if we are getting diluted, we're getting diluted together because the board thinks its in all of our best interest.

2) Whenever possible, we want to give preference to members of the Legion when it comes to hiring, sourcing projects, etc. In addition, we're also planning to set up job boards where members of the legion can cross collaborate. We believe everybody in the legion has something to offer -- whether it's a special skill or just moral support -- and we want to find ways to leverage that for the benefit of all of us! We'd love to learn more about your business, and also help you share it with other members of the legion.

Jacob Patrick STOCKHOLDER Jun 22

Can you remind me how this is different than owning stock in a different production company such as Disney etc? I loved the concept, I'm an investor, but so far, it feels no different to me. I don't feel the involvement of the fans. I expected much more inclusion than I have seen. Maybe there are aspects of it I'm not aware of?... Options ... Having the loglines and the fans can vote on which they want to see made. Show the behind the scenes progress as it's being created. Maybe also on votes on other parts of the film, if either option will work is there is a question of which direction to go. (character name, costume design, audition tapes) Events for fans/owners only (that you don't pay additional for) in person or streaming. All I've seen is, we're releasing this random movie, give us more money, you have a chance to hang out together after purchasing your ticket for it. I think, I'm not a fan of that movie(doesn't feel fan owned), I don't feel a part of it, part of what it took to make it. As of now, I don't feel part of anything special, I feel mislead. Legion M, can and should be more.Utilize fans for more than just their money. That's like any other studio, even less so, since they're creating properties with established fans, for them. We have more to give than just our money. You should maximize on that. Give us a reason to be fans of the movies and the company. That's what the other studios aren't doing. We expect more. It's not a fan owned company, it's money given to a couple fans, for those few fans to run a studio. "No taxation(investment) without representation" Please course correct. The question again was, how are is Legion M different? Thank you.

Paul Scanlan CEO FOUNDER Jun 24

Hey Patrick, first of all, thank you for your support. I can tell you that we are working VERY hard to differentiate the company via our Fan-Owned model and it's a lot more than just lip service. We are engineering the company from day one to operate and differentiate this way and to provide our community with access, experiences and a voice. Our goal is to create amazing experiences and access for our community, but we also hold a genuine belief that we truly can be better, smarter and more informed company by engaging and listening to the Legion.

Have you been getting our email updates and invites to these programs? You may not be aware, but we have already implemented several initiatives along these lines, including our Legion M Scout Program (Film Festivals), The Pitch Elevator (collecting and voting on pitches), Legion M Live Lounge at Sundance (free member lounge with celebrity interviews), Online Live Q&A with people like writer/director/producer Dean Devlin (Stargate, Independence Day, Bad Samaritan, "Leverage", "The Librarians") Andrew Cosby (writer of new Hellboy movie and creator of "Eureka"), Mathew Stuecken (writer of 10 Cloverfield Lane), Behind the Scenes from the set of our ICONS shoot with Stan Lee, the historic Stan Lee Handprint Ceremony, Legion M Forums (where everyone can connect and discuss), Reading Club, Shape of Water Screening and Q&A with Guillermo Del Toro, Facebook Live Updates with the founders, and tons more. Also, if you are not already, I'd encourage you to join our members-only Facebook group, where you can engage with the Legion M executive team on a regular basis.

With that said, we are never satisfied and as we move forward, we are also leveling up our role in the productions we get involved with (ultimately taking on the role of producer). As a result, we will have even more opportunities to get the community involved. Please remember that we are still very early stage with Legion M and while we have come a long way in the last two years, our goals are 100% aligned with what you're asking for and we are making great progress. My suggestion is for you to get involved, keep in touch and continue to help guide us.

Martin Adamo Jun 15 2016

Hi and thank you for this exiting opportunity. I have been following the jobs act for years and did not realize they finally got this section out there. This is where the action is. the small guy, kickstarters size with a little bonus (vip pass). Perfect. Quick question, I want to do this for myself but was thinking of giving some gifts to others (daughters, art friends etc) Is there a way to do this through this site if I am the one paying can I designate someone else? (other than just giving money to do it. thank you and best wishes!!!!

Jeff Annison President FOUNDER Jun 16 2016

Good question, Martin. As of this writing (June 15), Wefunder is working on a gift solution, but is waiting for it to be approved by the government. So there's no clear way for you to do this yet--you'll need to check back later.

Kee Saik Meng May 25 2016

What's the Exit Plan?

Paul Scanlan CEO FOUNDER Jun 10 2016

Thanks for the question. Most private companies spend their entire lives thinking about and striving for an exit. With Legion M, we're focused on creating shareholder value and because our plans include this title III and a Reg A round soon after, we will have already, in a sense, IPO'd and the stock will be tradable once beyond the lock up period. As we create value in the company with new movies, TV shows and more, shareholder can sell their stock and exit as they please. Our goal is to keep growing Legion M long into the future and while doing so we will be accumulating IP and credibility in the industry. We know that having fans as shareholders can create tremendous strength in the entertainment business where we have already seen the power of our model. Since announcing our company and creating the initial buzz, we have been getting very positive response from the industry as a whole which includes invitations from some very established players to partner on projects together. There are a lot of ways to fund entertainment projects, but very few of those funding options come with an activated fan base. Honestly, if we are successful, I find it hard to imagine any projects in Hollywood that wouldn't want us at the table. Legion M has fans as investors and that is the source of our super power.

Lin Tzung Aug 4 2016

Paul, will you and Jeff be taking a salary from the money fundraised? And if so, how much?

Paul Scanlan CEO FOUNDER Aug 5 2016

Thanks for your inquiry Lin. It's a completely fair question and one that we are happy to answer. Yes, the team will be taking a modest salary but far they will be far below the market rate and a fraction of what each of us could make anywhere else. Our upside is absolutely not in our salary, quite the opposite. All of us are making huge sacrifices to make Legion M a success and our upside is in the stock so we are perfectly aligned with the shareholders. To give you some background, I've personally been working for almost a year now and not only have I not taken any salary, I've put a massive amount of my own money to work to get us this far. Hope that helps.

Barnaby Zelman Mar 21 2017

I noticed on the disclosure for the Reg A offering that Paul and Jeff may take salaries of $175,000 each. I would like to know whether you are presently drawing those salaries? They may be below market rate in your industry (as claimed) but they are very high in my opinion for a start-up with zero revenue. Usually founders only take subsistence salaries during the pre-revenue stage of new business ventures. Thanks again!

Jeff Annison President FOUNDER edited May 5 2017

Hey Barnaby! Thanks so much for taking the time to review the offering circular. We spent a LOT of time on it, so it's nice to see somebody actually reading it.

To answer your question, yes, Paul and I are currently drawing salaries. We've done everything we can to minimize those salaries, as preserving run rate is always of paramount importance in a startup. Our upside with Legion M is the value of the stock, so we are heavily motivated to keep burn as low as humanly possible and give us as much runway as possible to get this baby off the ground.

FWIW, Paul went over 9 months without any salary at all, and financed a lot of early company expenditures on his credit cards. All of the team is working substantially below market rates, and none of us even had basic company benefits like health insurance until a couple months ago. All of us are willing to sacrifice what we can because we believe in the company and what we are doing. Speaking personally, the only way that I've been able to "afford" working for Legion M for the past year (after taking a significant pay cut from my previous job) is by liquidating college funds I had set aside for my children's education. That's how much I believe in what we're doing.

The salaries may seem high to you, but we're not college grads working out of our parent's basement. The Bay Area is one of the most expensive places in the world to live, and both Paul and I are 40-something guys with wives, kids, car payments and mortgages just like anybody else.

What matters most is what the company is getting out of the deal. Right now you've got two guys working twice as hard for half the pay they'd get someplace else. I think Legion M is getting a helluva deal. :)

Michael Crall Sep 1

I'm extremely interested in investing but have to ask a question first. Most of Hollywood tends to lean Left and push a Liberal agenda. Will Legion M keep politics and opinions out of business, only concentrating on good movies, or will your content lean one side or the other? This might not be important to some people but because of the current division in our great nation I need to know.

Jeff Annison President FOUNDER Sep 1

Michael--Legion M is officially a politics free zone. We've made a conscious decision to focus on the common interests that bring us together rather than the issues that divide us.

John Arrasjid Aug 4 2016

Are founding investors protected from dilution when future funding rounds occur?

Paul Scanlan CEO FOUNDER Aug 4 2016

Thanks John for your inquiry. There is no anti-dilution protection for any of the shares at Legion M. It's important to note that all of us (the founders, accredited investors, and public investors) have the EXACT SAME financial terms for our stock (i.e. there are no preferences or protections). So if we are getting diluted, we're getting diluted together because the board thinks its in all of our best interest.

Also, we know there will be dilution ahead as our goal is to continue to raise more capital. Each successive round of financing will mean dilution for everyone. This is the trade off for growth and our objective is to make it a worthwhile trade every time. With each round of finance, we will each own a smaller piece of a larger pie, but, assuming we're successful, our share price will be going up!

Remember, our long term goal is to have 1 Million fans as shareholders. If we are successful, and the average investment stays around $400 per investor, we will have $400M to invest in projects that have 1 Million fans that are both emotionally and financially invested in them.

As a reference, one of the companies we examine and track with regard to our strategy is Thomas Tull's Legendary Pictures which grew to a value of over $4B in less than 10 years. We believe that we can be even more successful by having a Legion of Fans as our investors. Hope that helps!

Angelito Gonzal Aug 1 2016

Just wanted to clarify something. If I invest a $100, is that a one time investment? I mean will I only put down a $100 to become a shareholder or will it be an ongoing thing like for example a $100 monthly or a $100 yearly thing?

Paul Scanlan CEO FOUNDER Aug 3 2016

Thanks Angelito for your question. An investment in this round is a one time thing with no future obligations. There will be future opportunities to invest more if you like what you see and want to add to your investment, but it would be in a separate round (terms) and you would need to initiate it yourself. Hope that helps!

Steven Beltzer Jun 14 2016

I am considering investing but want to know if I will get statements as to how this investment is doing? Also, if this doesn't reach it's goal in funding do I get my investment start up, $100, back?

Jeff Annison President FOUNDER Jun 15 2016

Great question, Steven. You'll get plenty of updates from us (engaging the Legion and keeping you up to date is a huge part of our business plan), but I'm not sure if I'd characterize them as "statements". We are required by law to provide annual SEC disclosures that will give you visibility into the finances of the company.

As far as your second question--yes, if we fell short of the goal your money will be returned from escrow. We don't get any of the money until we reach the goal.

Lisa Davies Henderson May 3 2017

Where are you listed in IMDB for the film Colossal? I did not see LegionM listed at all.

Paul Scanlan CEO FOUNDER Jun 10 2017

Here you go...*http://www.imdb.com/company/co0625380/*

Chuck Jackson edited Jun 24 2016

I am the owner of a small practical special effects company in Ohio, I see the list of partners, how does a company become a partner? The company is Bright Waters FX, website is www.brightwatersfx.com

Also, as an investor would I be able to submit my own projects for consideration? I have worked special fx on several indie films and am branching out into producing my own indie films

Paul Scanlan CEO FOUNDER Jun 27 2016

Absolutely, Chuck. Whenever possible we'll give priority to the legion community when it comes to sourcing and staffing projects. Additionally, we plan to have a job board for members where we will post staffing needs as projects ramp up (and other members can post as well). That said, we obviously can't promise every investor a job or that we will back their projects, but when we can our ideal will be to work within the community. Keep in mind that we will also be working with some established Hollywood players, so while we are a fan-owned company, that doesn't necessarily mean that fans will be making all the content too. Hope that helps.

Elizabeth Hammack Jun 12 2016

Will you be fundraising at ComicCon in SD this July? Seems a natural place to do so; lots of fans gathered in one place.

Jeff Annison President FOUNDER Jun 15 2016

We will be at ComicCon for sure, (and hope to have a very cool announcement coming soon!). We should be fundraising -- unless the round sells out before then.

George Schafer May 19 2016

I think this is a great idea. Which media platforms do you have existing relationships with? I have ideas of my own (I actually majored in advertising) and would like to contribute with ideas as well as money as I think there is some low hanging fruit the big players refuse to acknowledge. How can I present my ideas as an investor?

Jeff Annison President FOUNDER May 20 2016

Thanks so much, George! We'd love to hear your ideas--we'll have some more formal mechanisms in place soon for all of our new shareholders, but for the time being feel free to send mail to *support@thelegionm.com*. As far as media platforms--stay tuned for an announcement next week about a very cool new distribution partner...

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23. Transcripts of Videos on Campaign Page

A: Legion M's Hollywood Houseparty with Stan Lee found at https://www.youtube.com/watch?v=0VhyfXJkkWM

00:00:00

[TEXT ON SCREEN] In 2016, Legion M launched the world’s first fan-owned entertainment company

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[TEXT ON SCREEN] In year one

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[TEXT ON SCREEN] We produced the TV series PITCH ELEVATOR

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[TEXT ON SCREEN] Produced the VR interview series ICONS: FACE TO FACE

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[TEXT ON SCREEN] Released the feature film COLOSSAL

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[TEXT ON SCREEN] Began production on the feature film THE FIELD GUIDE TO EVIL

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[TEXT ON SCREEN] At the beginning of year two, we made history… again.

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[TEXT ON SCREEN] United fans for the world’s first fan-hosted hand and footprint ceremony at the Chinese Theatre.

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[TEXT ON SCREEN] Followed by an epic afterparty at the Stark Mansion

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Paul: We are celebrating Stan Lee, so this is an event that Legion M is hosting and putting on. We’re banding together with fans from around the world, thousands of fans, lost of companies, lots of celebrities. The whole industry has really come to support it.

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Jeff: We’re a fan-owned entertainment company, and our long-term goal is to have one million shareholders in the company. And it’s an amazingly fun process to open the gates of Hollywood and allow people to come in.

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Man: I think it’s a great thing for people to finally come together and for fans to finally like really have a place and a voice.

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Man: The fans are always the best thing. I mean Stan Lee has created the best fans.

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Man: I mean without the fans, we wouldn’t be doing all the amazing movies we get to work on.

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Bernie: The industry wouldn’t be here without the fans, and sometimes I think they forget.

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Woman: I just think it’s so great that Legion M helps fans actually be able to tell these studios what we want and show people what we want.

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Stan Lee: I was told to have a few words because there’d be a few people here tonight. I – obviously, I love you all. You’re all fans.

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Paul: One of the things that Stan’s been known to say is with great power –

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Jeff: Comes great responsibility. And that’s – that’s something like literally we think about it with the Legion, the fact that we are a collective, we’re a group, we’re over fifteen thousand people and we’ve got this amazing power but there’s also this amazing responsibility that comes with it.

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Paul: And if you can coalesce that power together, and unite it into one entity, an entertainment company, uh, we feel like that could be one of the most influential entertainment companies on the planet.

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(Various people say “Join the legion!”)

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Crowd: I am Legion M!

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Stan Lee: Excelsior!

B Fans of the World Unite! Join Legion M! found at https://www.youtube.com/watch?v=hIRTpo_L5Lw

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Paul: Legion M is the world’s first fan-owned entertainment company.

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Jeff: What we’re doing with Legion M has never been possible before.

Paul: Yep.

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Jeff: We think that an entertainment company owned by fans is better than one owned by Wall Street.

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Paul: And so we’re funding films and TV shows and VR projects.

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[TEXT ON SCREEN] Produced the VR Interview Series ICONS: FACE TO FACE

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Paul: Collectively, as a community. And when we’re successful, share in the reward. You know being a part of Legion M, whether you invest or not, is being a part of a community that is making a difference in the entertainment industry, supporting and representing original and breakthrough content –

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Jeff: Our first project was Colossal –

Paul: Yeah.

Jeff: Which was an Anne Hathaway/Jason Sudeikis movie.

Paul: Yeah.

Oscar: “Holy sh—“

Gloria: “[GASPS]”

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Jeff: Our second project was Mandy, which is a Nicolas Cage movie.

Paul: Yep.

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Nicolas Cage: So my whole thing was just about how can I service this vision?

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Jeff: Then we did Bad Samaritan with David Tennant and Dean Devlin.

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Paul: Dean is known for Stargate and Independence Day. You know, he hasn’t done films like this.

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Dean Devlin: Legion is going to change Hollywood.

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Oscar: “Get that tingle? When you know you’re watching something that’s going to change the course of history?”

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Dean Devlin: Legion M is an amazing company. It’s owned one hundred percent by the fans.

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Paul: We see fans as having immeasurable power.

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Elijah Wood: What it is that you guys do that’s so special is you connect with fans. And that - that’s meaningful for filmmakers and for films to be able to find an audience.

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Paul: Our goal is one million fans united to take over Hollywood.

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Jeff: If we’re able to achieve that, that would give us literally hundreds of millions of dollars to produce movies and television shows that have a million fans standing behind them.

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Paul: That’s not a small company in Hollywood. That is one of the most influential companies on the planet.

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Jeff: It’s an amazingly fun process to open the gates of Hollywood and allow people to come in. And if you believe in the power of fans and a fan-owned company –

Paul: Yeah.

Jeff: We want you to come join the Legion.

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Kevin Smith: That’s why I like these Legion M cats.

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Bill Duke: I am Legion M.

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Leonard Maltin: I am Legion M.

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(Various people say “Join the legion!”)

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Crowd: I am Legion M!

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[TEXT ON SCREEN] Legion M

Join LegionM.com

C. Legion M: Please Watch Before Investing found at https://www.youtube.com/watch?v=eG61tbcsgow

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Jeff: Hey everybody, it’s Jeff and Paul, cofounders of Legion M coming at you from the Legion M Caddy. We just want to take a second to tell you how excited we are about what we’re doing, and how excited that for the first time in history, people like you have a chance to be a part of it.

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Paul: But we also want to point out that there’s risk involved. And so before you make the investment, we just want to make sure you understand what you’re getting into.

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Jeff: Early stage investing is all about risk versus reward. You’re getting in on the very ground floor with Legion M which means that there’s a ton of potential upside. We like to think that it’s like investing in Walt Disney Studios back when it was just Walt and Roy.

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Paul: But there’s also some downside, right? So it could end up being more like an investment in Pets.com, or Webvan, or Jellycloud.

Jeff: Jellycloud? What is Jellycloud?

Paul: You don’t know Jellycloud?

Jeff: I’m not on Jellycloud.

Paul: Ah.

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Jeff: The point is, statistically, most startup companies fail. And so it’s not a place to put your retirement savings or your college funds.

Paul: I mean—we want your kids to go to college!

Jeff: We definitely want your kids to go to college!

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Jeff: Our advice to anyone considering investing in Legion M, or any startup company for that matter, is that if you can’t afford to lose your entire investment, don’t write the check.

Paul: Or write a smaller check.

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Jeff: Exactly, because if you are willing to bear some risk and you do want to swing for the fences, we’re investing our money, our jobs, and our careers on the fact that we can make this a successful company.

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Paul: And we can promise you that we’re going to do everything we can to make this the best investment you ever made, and also to hopefully have some fun with it.

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Jeff: So, if after listening to all this, you’re all in and you’re still interested… join us, come on in, it’s going to be a hell of a ride!

Paul: Let’s do this!

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Jeff: Oh, hi. I didn’t see you there.

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Jeff: It’s like investing in Disney back when –

Paul: [LAUGHS]

Jeff: What?

Paul: Look at this place. We are driving through a nuclear wasteland.

Jeff: We –

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Jeff: There’s plenty of room in the caddy. Back with the Emmy award. Which we neglected to mention.

Paul: That’s right.

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[TEXT ON SCREEN] JoinLegionM.com

D. Legion M Sundance 2018 Wrap Up found at

https://www.youtube.com/watch?v=bZ7aTSU4yNg

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[TEXT ON SCREEN] Jeff Annison Paul Scanlan

Cofounders – Legion M

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Paul: Hey everybody, we’re live here in Park City Utah.

Jeff: Right in the middle of Sundance Film Festival.

Paul: We’re literally an arm’s length away from the Egyptian theatre, which is the epicenter of the entire festival.

Jeff: It’s true. And we’re a snowball’s throw away from Slamdance right there and Sundance headquarters right down Main Street.

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Paul: This is Legion M Lounge 2018 at Sundance.

Jeff: We took over Red Banjo Pizza and turned it into the hottest venue in all of Park City.

Paul: It’s been absolutely amazing. We’ve had four full days of amazing programming. And at night we closed down and had some of the best parties at Sundance, I think.

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Jeff: It’s true; we had thousands of people come through our venue. We were streaming live on Facebook and Twitch.

Paul: We had hundreds of our members come and join us, yes.

Jeff: It was incredible. People from all around the country came here and got a chance to hang out, get free pizza –

Paul: Yep.

Jeff: Meet celebrities, watch Leonard Maltin, it was awesome.

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Paul: It was pretty amazing. So we want to show you what went down at Sundance 2018.

[CLIPS OF VARIOUS PANELS AT THE LOUNGE, and SUNDANCE B-ROLL]

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Terri: It is freezing out here.

Jeff: Guys, we’re live.

Terri: Oh! Ha ha ha!

[CLIPS FROM PANELS]

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Joel McHale: First of all I want to say, I can’t believe I’m speaking to legend Leonard Maltin over a film that I’m in. Uh, this is history right here, guys.

[APPLAUSE]

McHale: Yes. Even though he busted his ankle snowboarding.

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Leonard Maltin: All right, we’ve run out of time! But thank you very much. That was great.

Colman Domingo: He’s’ got you.

[B-ROLL OF LEGION M LOUNGE]

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Elijah Wood: What it is that you guys do that’s so special is you connect with fans. And that - that’s meaningful to us and for filmmakers and for films to be able to find an audience and – and the fact that you have people that “join the Legion” as this sort of community around content is so cool. So I mean I don’t know, it sort of made so much sense to us immediately.

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[TEXT ON SCREEN] Legion M

World’s first fan-owned entertainment company

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